UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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THE FIRST AMERICAN CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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April 12, 2010

Dear Fellow Shareholder:

You are cordially invited to attend our annual meeting of shareholders at 2:00 p.m., Pacific time, on May 18, 2010, at the executive offices of The First American Corporation, located at 1 First American Way, Santa Ana, California 92707.

With this letter, we are including the notice for the annual meeting, the proxy statement and the proxy card. We are also including a copy of our 2009 annual report. A map and directions to our executive offices can be found on the inside back cover of the proxy statement.

We have made arrangements for you to vote your proxy over the Internet or by telephone, as well as by mail with the traditional proxy card. The proxy card contains instructions on these methods of voting.

Your vote is important. Whether or not you plan on attending the annual meeting on May 18, 2010, we hope you will vote as soon as possible.

Thank you for your ongoing support of and continued interest in The First American Corporation.

Parker S. Kennedy

Chairman of the Board and

Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be Held on May 18, 2010

The annual meeting of shareholders of The First American Corporation, a California corporation (our “Company”), will be held at 2:00 p.m., Pacific time, on May 18, 2010, at the executive offices of the Company, located at 1 First American Way, Santa Ana, California 92707, for the following purposes:

1.	To elect the 17 persons named in the accompanying proxy statement to serve on our board of directors until the next annual meeting or as soon as their successors are duly elected and qualified.

2.	To approve the reincorporation of the Company under the laws of Delaware.

3.	If the proposal to approve the reincorporation of the Company is not approved by shareholders at the annual meeting, to approve amendments to our Company’s Restated Articles of Incorporation and Bylaws decreasing the range in the number of directors that may serve on the board from a range of 10 to 18 to a range of 7 to 13.

4.	If the proposal to approve the reincorporation of the Company is not approved by shareholders at the annual meeting, to amend our Company’s Restated Articles of Incorporation to change the name of the Company to [ ].

5.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

6.	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Only shareholders of record at the close of business on March 22, 2010, are entitled to notice of the meeting and an opportunity to vote.

The First American Corporation’s Notice of Annual Meeting and Proxy Statement, Annual Report and other proxy materials are available at www.firstam.com/proxymaterials.

We hope you will attend the meeting to vote in person. However, if you are unable to attend the meeting and vote in person, please submit a proxy as soon as possible, so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy (1) over the Internet, (2) by telephone, or (3) by mail. For specific instructions, please refer to the questions and answers commencing on page 2 of the proxy statement and the instructions on the proxy card.

Kenneth D. DeGiorgio

Senior Vice President, General Counsel

and Secretary

Santa Ana, California

April 12, 2010

PROXY STATEMENT

Solicitation of Proxies by the Board of Directors

The First American Corporation’s Notice of Annual Meeting and Proxy Statement,

Annual Report and other proxy materials are available at

www.firstam.com/proxymaterials

Our board of directors (our “Board”) is soliciting proxies from holders of our common shares for use at the annual meeting of our shareholders to be held on May 18, 2010, at 2:00 p.m., Pacific time. The meeting will be held at the executive offices of The First American Corporation, a California corporation (our “Company” or “First American”), located at 1 First American Way, Santa Ana, California 92707. We have included a map and directions to our executive offices on the inside back cover of the proxy statement for your convenience.

We are mailing this proxy statement and the enclosed proxy card, notice of annual meeting, chairman’s letter and 2009 annual report to our shareholders on or about April 12, 2010. In lieu of a proxy card, holders of shares held in street name through a bank, broker or other nominee are receiving a voting instruction form from their bank, broker or other nominee. As used herein, references to “proxy” or “proxy card” also refer to the voting instruction form provided to street name holders.

The remainder of this proxy statement has been divided into three sections. You should read all three sections.

I.	Questions and answers: This section provides answers to a number of frequently asked questions.

II.	Proposals to be voted on: This section provides information relating to the proposals to be voted on at the shareholders’ meeting.

III.	Required information: This section contains information that is required by law to be included in this proxy statement and which has not been included in Sections I or II.

I.    QUESTIONS AND ANSWERS

Why have I been sent these proxy materials?

Our Board has sent you this proxy statement and the accompanying proxy card to ask for your vote, as a shareholder of our Company, on certain matters that will be voted on at the annual meeting.

What matters will be voted on at the meeting?

•	the election of 17 persons to serve on the Board until the next annual meeting or as soon as their successors are duly elected and qualified;

•	the reincorporation of the Company under the laws of Delaware;

•

if the reincorporation proposal is not approved by shareholders at the annual meeting, amendments to our Company’s Restated Articles of Incorporation and Bylaws decreasing the range in the number of directors that may serve on the Board from a range of 10 to 18 to a range of 7 to 13;

•	if the reincorporation proposal is not approved by shareholders at the annual meeting, an amendment to our Company’s Restated Articles of Incorporation to change the name of the Company to [ ];

•	the ratification of the Company’s selection of PricewaterhouseCoopers LLP (“PwC”) as its independent registered public accounting firm for the 2010 fiscal year; and

•	any other business properly raised at the meeting or any postponement or adjournment thereof.

At the time this proxy statement was mailed, our Board was not aware of any other matters to be voted on at the annual meeting.

Who may attend the annual meeting?

All shareholders of First American.

Who is entitled to vote?

Shareholders of record as of the close of business on March 22, 2010, the record date, or those with a valid proxy from a bank, brokerage firm or similar organization that held our shares on the record date are entitled to vote on the matters to be considered at the annual meeting.

Who is a shareholder of record?

A shareholder of record is a person or entity whose name appears as an owner of one or more shares of our common stock on the records of our transfer agent as of its close of business on the record date.

How many shares are entitled to vote at the meeting?

As of the record date, 103,702,956 of our common shares, par value $1.00 per share, were issued, outstanding and entitled to vote at the meeting.

How many votes do I have?

Each common share is entitled to one vote on each proposal. However, if cumulative voting applies for the election of directors, you will be entitled to cast more than one vote for each nominee. See “What does it mean to cumulate a vote?” below on this page.

How many votes are needed to elect each director?

Those candidates receiving the highest number of affirmative votes, up to the number of directors to be elected, will be elected directors.

What does it mean to cumulate a vote?

In elections for directors, California law provides that a shareholder, or his or her proxy, may cumulate votes. That is, each shareholder has a number of votes equal to the number of shares owned, multiplied by the number of directors to be elected, and the shareholder may cumulate such votes for a single candidate, or distribute such votes among as many candidates as he or she deems appropriate. However, a shareholder may cumulate votes only for a candidate or candidates whose names have been properly placed in nomination prior to the voting, and only if the shareholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes for the candidates in nomination. If one shareholder provides such notice, all shareholders may then vote cumulatively. Unless you give different instructions, your proxy gives discretionary authority to the appointees to vote your shares cumulatively. Cumulative voting does not apply to any proposal other than the election of directors.

Who are the director nominees?

The 17 nominees are:

Hon. George L. Argyros	Hon. William G. Davis	Thomas C. O’Brien	Virginia M. Ueberroth
Bruce S. Bennett	James L. Doti	Frank E. O’Bryan	Mary Lee Widener
Matthew B. Botein	Lewis W. Douglas, Jr.	John W. Peace
J. David Chatham	Christopher V. Greetham	D. Van Skilling
Glenn C. Christenson	Parker S. Kennedy	Herbert B. Tasker

See pages 9 through 12 for biographical information regarding the nominees.

Why does the Board believe the Company should reincorporate in Delaware?

Our Board believes that it is in the best interests of the Company and its shareholders to change the Company’s state of incorporation from California to Delaware. Our Board believes Delaware’s corporate laws will better meet the business needs of the Company. Because of Delaware’s prominence as the state of incorporation for many major corporations, both the legislature and courts in Delaware have demonstrated the ability and a willingness to act quickly and effectively to meet changing business needs. The Delaware courts have developed considerable expertise in dealing with corporate issues, and a substantial body of case law has developed construing Delaware law and establishing public policies relating to corporate legal matters. Thus, our Board believes that the Company would benefit from greater predictability and certainty in its legal affairs as a result of the proposed reincorporation.

How many votes are needed to approve the reincorporation?

The affirmative vote of a majority of the outstanding common shares of the Company is required to approve the reincorporation.

What will happen if the reincorporation is not approved?

If the shareholders do not approve the reincorporation, our Company will remain a California corporation; however, our Board may further consider the possibility of our Company reincorporating in Delaware and may advance a similar proposal in the future.

Why is the Board asking shareholders to approve the two proposals to decrease the range in the number of directors serving on the Board and to change our Company’s name?

On January 15, 2008, the Company announced that the Board had approved a plan to effect a separation (the “Separation”) of the Company into two independent, publicly traded companies; one comprised of the Company’s financial services businesses and one comprised of its information solutions businesses. Under the terms of the Separation, the Company is expected to retain its information solutions businesses and distribute to its shareholders all of the common stock of its subsidiary, First American Financial Corporation, that will own, directly or indirectly, the Company’s financial services businesses. The Company is proceeding with preparations for the Separation and currently expects the separation to occur during the first half of 2010, with a target date of June 1, 2010. In connection with the Separation, the current members of the Company’s Board will be divided between the Company and the Company’s subsidiary, First American Financial Corporation, except that the Company’s Chairman and Chief Executive Officer, Parker S. Kennedy, will serve as Chairman of both boards. The Company is expected to have fewer than 12 directors immediately following the Separation.

If the Separation is completed but shareholders do not approve the reincorporation proposal, the Board believes it is in the best interests of the Company and its shareholders to decrease the specified range of directors that may serve on the Company’s Board to a range that would allow for a smaller Board that the current range permits. The Board believes that a smaller Board will allow for more effective and efficient governance of the post-separation Company.

In addition, in connection with the Separation, the Company has also agreed to change its corporate name as the rights to the “First American” name will be transferred to First American Financial Corporation. The Board also believes the new corporate name will better align our company name with our business operations and expected branding strategy following completion of the Separation.

How many votes are needed to approve the two additional proposals to decrease the range in the number of directors serving on the Board and to change our Company’s name?

The affirmative vote of a majority of the outstanding common shares of the Company is required to approve the two additional proposals to decrease the range in the number of directors serving on the Board and to change our Company’s name.

How many votes are needed to ratify PwC as the Company’s independent registered public accounting firm?

The affirmative vote of a majority of the shares represented and voting at the annual meeting are needed to ratify PwC as the Company’s independent registered public accounting firm, provided that the shares voting affirmatively on the proposal also constitute at least a majority of the shares required to constitute a quorum at the meeting.

What happens if the Company’s choice of PwC as its independent registered public accounting firm is not ratified by the shareholders?

If the shareholders do not ratify PwC as the Company’s independent registered public accounting firm for the 2010 fiscal year, the audit committee of the Board (the “Audit Committee”) will reconsider its choice of PwC as the Company’s independent registered public accounting firm and may retain a different independent registered public accounting firm; however, the Audit Committee may nonetheless determine that it is in the Company’s, and its shareholders’, best interests to retain PwC as the Company’s independent registered public accounting firm. Additionally, even if shareholders ratify the Audit Committee’s selection of PwC as the Company’s independent registered public accounting firm, the Audit Committee may at any time determine that it is in the Company’s, and its shareholders’, best interests to retain a different firm.

How do I vote?

You can vote on matters that properly come before the meeting in one of four ways:

You may vote by mail.

You do this by signing and dating the proxy card and mailing it in the enclosed, prepaid and addressed envelope within the required time. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

You may vote by telephone.

You do this by following the instructions accompanying the proxy card. If you submit your proxy by telephone, your shares will be voted as you instruct. You do not have to separately mail in your proxy card. Some shareholders may not be able to submit their proxy by telephone.

You may vote on the Internet.

You do this by following the instructions accompanying the proxy card. If you submit your proxy on the Internet, your shares will be voted as you instruct. You do not have to separately mail in your proxy card. Some shareholders may not be able to submit their proxy on the Internet.

You may vote in person at the meeting.

You can vote in person at the meeting. However, if you hold your shares in street name (in the name of a bank, broker or other nominee), you must request and receive, prior to the meeting, a legal proxy from the record owner of your shares giving you the right to vote your shares at the meeting and you must present the legal proxy at the meeting in order to vote your shares.

What happens if I sign and return my proxy card, but don’t mark my votes?

Parker S. Kennedy or Kenneth D. DeGiorgio, chairman of the board of directors and general counsel, respectively, will vote your shares in their discretion as proxies.

Can I revoke my proxy?

You have the power to change or revoke your proxy at any time before the polls close at the meeting. You may do this by:

•	signing and returning another proxy card with a later date;

•	if you are a shareholder of record, submitting written notice of your revocation to our general counsel at our mailing address on the cover page of this proxy statement;

•	submitting your proxy by telephone or on the Internet (only your latest proxy is counted); or

•

voting in person at the meeting, provided that if your shares are held in street name (in the name of a bank, broker or other nominee), you have obtained a legal proxy from your bank, broker or nominee giving you the right to vote your shares at the meeting. Attendance at the meeting will not by itself constitute revocation of a proxy.

Please note that any change to your proxy that is provided by telephone or the Internet must be submitted by 12:00 p.m. Central time on May 17, 2010.

What happens if my shares are held under the name of a brokerage firm?

If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares. Brokerage firms have authority under New York Stock Exchange, or NYSE, rules to vote customers’

unvoted shares on certain “routine” matters. We believe that the proposals to change our Company’s name and to ratify the selection of the Company’s independent registered public accounting firm are routine matters under NYSE rules. If you do not submit your proxy, your brokerage firm has discretion to either:

•	vote your shares on routine matters; or

•	leave your shares unvoted.

Beginning this year, pursuant to recent amendments to the NYSE rules, the election to the Board of the 17 nominees named in this proxy statement is considered a non-routine matter. The proposals to approve the reincorporation of the Company under the laws of Delaware and to decrease the range in the number of directors serving on the Board are also considered non-routine matters under NYSE rules. Accordingly, if you are a street name holder and do not submit your proxy to your broker, your broker will not have discretion to vote your shares with respect to the election of directors, reincorporation proposal or the Board size range proposal.

We encourage you to provide instructions to your brokerage firm by submitting your proxy. This ensures that your shares will be voted at the meeting. You may have granted to your stockbroker discretionary voting authority over your account. Your stockbroker may be able to vote your shares depending on the terms of the agreement you have with your stockbroker.

Who will count the votes?

An employee of the Company’s transfer agent will serve as the inspector of elections and count the votes.

What does it mean if I get more than one proxy card?

It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all your shares are voted.

What constitutes a “quorum?”

A “quorum” refers to the number of shares that must be represented at a meeting in order to lawfully conduct business. A majority of the outstanding common shares entitled to vote at the annual meeting, present in person or represented by proxy, will constitute a quorum at the meeting. Without a quorum, no business may be transacted at the annual meeting. However, whether or not a quorum exists, a majority of the shares represented at the annual meeting, either in person or by proxy, may adjourn the annual meeting to another date, time and place. Abstentions and broker non-votes (defined below) will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business.

What is a “broker non-vote” and how is it treated?

A “broker non-vote” occurs with respect to a proposal if the proposal is considered non-routine under applicable NYSE rules (as described above) and the broker has not received voting instructions from a beneficial owner and therefore does not have the discretionary authority to vote shares held by the beneficial owner with respect to such proposal. Broker non-votes are treated as present for purposes of establishing the presence or absence of a quorum. A broker non-vote on the election of directors will not affect the results of the election, since no absolute number of affirmative votes is required to elect the nominees. A broker non-vote on the reincorporation proposal or on the proposal to decrease the range in the number of directors on the Board will act like a vote “against” those proposals, since the affirmative vote of the majority of all outstanding shares is required to approve those two proposals. We do not anticipate broker non-votes occurring with respect to any of the other proposals at the annual meeting.

How are abstentions treated?

Because directors are elected by a plurality of the votes cast, abstentions have no effect on the election of directors. For purposes of the other four proposals, abstentions are treated as present and entitled to vote, but are not treated as votes cast on a proposal. Therefore, with respect to the proposal to ratify the selection of the Company’s independent public registered accounting firm, abstentions will have no effect on determining whether the affirmative vote constitutes a majority of the shares present or represented and voting at the meeting. However, because approval of this proposal also requires the affirmative vote of a majority of the shares required to constitute a quorum, abstentions could prevent approval of this proposal because they do not count as affirmative votes. For the reincorporation proposal, the proposal to decrease the range in the number of directors serving on the Board and the proposal to change our Company’s name, abstentions with respect to each such proposal will act like a vote “against” the proposal since the affirmative vote of the majority of all outstanding shares is required to approve the proposal.

What percentage of stock do the directors and executive officers own?

Together, they owned approximately 5.8% of our common shares as of the record date. See pages 27 through 28 for more details.

When are shareholder proposals for our next annual meeting due in order to be included in the proxy statement?

We will consider proposals submitted by shareholders for inclusion in the proxy statement for the annual meeting to be held in 2011 if they are received no later than December 14, 2010. This date assumes that the date of our next annual meeting will not be advanced or delayed by more than 30 calendar days from the one year anniversary of the date of the current annual meeting. See page 80 for more details.

Who is paying the cost of preparing, assembling and mailing the notice of the annual meeting of shareholders, proxy statement and form of proxy, and the solicitation of the proxies?

The Company. We will also pay brokers and other nominees for the reasonable expenses of forwarding solicitation materials to their customers who own our common shares.

Who may solicit proxies?

In addition to this proxy statement, our directors, officers and other regular administrative employees may solicit proxies. None of them will receive any additional compensation for such solicitation. MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016, has been engaged by the Company to solicit proxies at an estimated cost of $12,500 plus reimbursement of reasonable expenses.

How will solicitors contact me?

People soliciting proxies may contact you in person, by mail, by telephone, by e-mail or by facsimile.

Does our Board have any recommendations with respect to the listed proposals?

Our Board recommends you vote “FOR”: (1) all of its nominees for director; (2) reincorporation of the Company as a Delaware corporation; (3) approval of amendments to our Company’s Restated Articles of Incorporation and Bylaws to decrease the range in the number of directors that may serve on the Board; (4) approval of amendments to our Company’s Restated Articles of Incorporation to change the name of the Company to [                    ]; and (5) the ratification of PwC as our Company’s independent registered public accounting firm for the 2010 fiscal year.

Who are the largest principal shareholders outside of management?

The following table lists as of the record date the persons or groups of shareholders who are known to us to be the beneficial owners of 5% or more of our common shares. The information regarding beneficial owners of 5% or more of our common shares was gathered by us from the filings made by such owners with the Securities and Exchange Commission (the “SEC”) or from informal sources. Shares that may be acquired within 60 days are treated as outstanding for purposes of determining the amount and percentage beneficially owned. This table does not include shares beneficially owned by our directors and officers and entities controlled by them. See the table headed “Security Ownership of Management” on pages 27 through 28 for that information.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock Inc.(1)	5,602,073	5.4%
Capital Research Global Investors(2)	5,135,130	5.0%
Fidelity Management Trust Company(3)	6,684,218	6.5%
Highfields Capital Management LP(4)	8,098,653	7.8%

(1)

According to a Schedule 13G filed on January 29, 2010, on December 1, 2009, BlackRock Inc. (“BlackRock”) completed its acquisition of Barclays Global Investors, NA and certain of its affiliates (collectively, the “BGI Entities”), and, as a result, substantially all of the BGI Entities are now included as subsidiaries of BlackRock for purposes of Schedule 13G filings. The Schedule 13G states that Blackrock had sole voting and dispositive power over 5,602,073 shares, or 6.0%, of our common stock as of December 31, 2009. The Schedule 13G also states that various persons have the right to receive or the power to direct the receipt of dividends from or the proceeds from the sale of our common stock but that no one person’s interest in our common stock is more than 5% of the total outstanding common shares. The address for BlackRock is 40 East 52nd Street, New York, NY 10022.

(2)	According to a Schedule 13G filed on February 11, 2010, Capital Research Global Investors (“CRGI”), a division of Capital Research and Management Company (“CRMC”), had sole voting and dispositive power over 5,135,130 shares, or 5.1%, of our common stock as of December 31, 2009 as a result of CRMC acting as investment adviser to various investment companies. The Schedule 13G also states that one or more clients of CRGI have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, our common stock. CRGI disclaims beneficial ownership of these shares pursuant to Rule 13d-4. The address for CRGI is 333 South Hope Street, Los Angeles, CA 90071.

(3)	The shares set forth in the table are held as of March 22, 2010 by Fidelity Management Trust Company as trustee pursuant to The First American Corporation 401(k) Savings Plan and The First American Information Solutions Company 401(k) Savings Plan. The investment options available to participants in the plan include a “Company Stock Fund,” which invests in Company common shares, as well as amounts previously held under the Company’s Employee Profit Sharing and Stock Ownership Plan (“ESOP”), which has been merged into The First American Corporation 401(k) Savings Plan. Thus, the table reflects the ESOP accounts as well as accounts in the Company Stock Fund. The governing documents require the trustee to vote the shares as directed by the plan participants for whose benefit the shares are held. The transfer agent will tabulate the voting directions of all participants who wish to provide such directions to Fidelity. Neither the transfer agent nor Fidelity will provide the individual or aggregate participant voting directions to the Company, unless otherwise required by law. Shares for which no direction is received by the trustee from the participants are voted in the same proportion as are the shares for which directions are received. The trustee’s address is 82 Devonshire Street, Boston, Massachusetts 02109.

(4)

According to a Schedule 13D/A filed on January 11, 2010, as of January 1, 2010 , each of Highfields Capital Management LP, Highfields GP LLC, Highfields Associates LLC, Jonathon S. Jacobson, and Richard L. Grubman, through the respective capacities in which they directly or indirectly control Highfields Capital I LP, Highfields Capital II LP and Highfields Capital III L.P. (collectively, the “Funds”), have sole voting and dispositive power over all 8,098,653 shares of our common stock owned beneficially by the Funds. Highfields Capital I LP, Highfields Capital II LP and Highfields Capital III L.P. own beneficially 751,891, 1,693,311, and 5,653,451 shares, respectively, of our common stock, representing approximately 0.8%, 1.8% and 6.0%, respectively, of our shares outstanding. The address of the principal business office of each of the reporting entities and individuals is John Hancock Tower, 200 Clarendon Street, 59th Floor, Boston, Massachusetts 02116.

II.    PROPOSALS

Item 1. Election of Directors

The Company’s articles of incorporation and bylaws require that directors be elected annually, and currently fix the range of directors between 10 and 18. The bylaws permit the Board of Directors to specify the exact number of directors within the range provided in the articles of incorporation and bylaws. The Board has specified the exact number at 17 directors. The Board has nominated the 17 individuals below for election at the meeting. The 17 nominees receiving the highest number of votes will be elected to the Board, to serve until the next annual meeting or as soon thereafter as their successors are duly elected and qualified.

Votes by the Company’s proxy holders will be cast in such a way as to effect the election of all nominees listed below or as many as possible under the rules of cumulative voting. Unless otherwise specified by you in your proxy card, the proxies solicited by our Board will be voted “FOR” the election of these nominees. If any nominee should become unable or unwilling to serve as a director, the proxies will be voted for such substitute nominee(s) as shall be designated by our Board. Our Board presently has no knowledge that any of the nominees will be unable or unwilling to serve.

The following list provides information with respect to each person nominated and recommended to be elected by our Board. Each of the nominees is currently serving as a director of the Company and was previously elected to the present term of office by shareholders of the Company.

See the section entitled “Security Ownership of Management,” which begins on page 27, for information pertaining to stock ownership of the nominees. There are no family relationships among any of the nominees or any of the executive officers of the Company. The Company originally appointed Messrs. Bruce S. Bennett, Matthew B. Botein, Glenn C. Christenson, Christopher V. Greetham and Thomas C. O’Brien for election to the Board pursuant to an agreement with Highfields Capital Management LP (“Highfields”) dated April 10, 2008, as discussed in the Company’s Current Report on Form 8-K dated April 10, 2008. Mr. Skilling was originally appointed to the Company’s Board pursuant to an earlier contract that previously required the Company to recommend one nominee of Experian Information Solutions, Inc. to the nominating committee as a candidate for election to the Board. There are no other arrangements or understandings between any director and any other person pursuant to which any director was or is to be selected as a director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING NOMINEES:

Hon. George L. Argyros	Mr. Argyros, 73, serves as Chairman and Chief Executive Officer of Arnel & Affiliates, a diversified investment company. He served as a director of the Company from 1988 to 2001, was the U.S. Ambassador to Spain and Andorra from 2001 to 2004, and returned to our Board in 2005. He currently serves as a director of DST Systems, Inc. and Pacific Mercantile Bancorp. Through his experience as a real estate investor, Mr. Argyros provides the Company with insight into the importance of our services to our customers as well as an important perspective on how we can improve those services.

Bruce S. Bennett	Mr. Bennett, 51, is the founding partner of the law firm Hennigan, Bennett & Dorman, LLP. He has served on our Board since 2008. As an experienced bankruptcy attorney, Mr. Bennett brings to our Company a unique perspective on commercial title risk and the general financial risks we face. Mr. Bennett originally joined the Board pursuant to an agreement with Highfields.

Matthew B. Botein	Mr. Botein, 37, has served as Managing Director and Head of the Special Situations Group of BlackRock, Inc., an asset management firm, since November 2009. Earlier in 2009 he was chairman of his own private investment firm, Botein & Company, LLC. He served as Managing Director of Highfields Capital Management LP from

2006 to 2009 and as Analyst at Highfields from 2003 to 2006. He has served on our Board since 2009 and also serves as a director of PennyMac Mortgage Investment Trust and Aspen Insurance Holdings Ltd. As a result of his experience in investment management and as a managing director of Highfields, one of our largest shareholders, Mr. Botein provides feedback on how we can improve our product offerings to the investment community as well as a unique perspective on the concerns of our shareholders. Mr. Botein originally joined the Board pursuant to an agreement with Highfields.

J. David Chatham	Mr. Chatham, 59, is President and Chief Executive Officer of Chatham Holdings Corporation, a real estate development firm. He has served as a director of the Company since 1989 and served on the Board of First Advantage Corporation from 2003 until late 2009. Through his experience as a real estate developer, Mr. Chatham enhances our understanding of the needs and condition of this important customer segment.

Glenn C. Christenson	Mr. Christenson, 60, has been Managing Director of Velstand Investments, LLC since 2007. Previously he served as Executive Vice President and Chief Financial Officer of Station Casinos, Inc. from 1989 to 2007. He has been a director of the Company since 2008 and also serves on the board of NV Energy, Inc. and Tropicana Entertainment Inc. As a former chief financial officer a public company, Mr. Christenson provides guidance on the financial reporting and risk management issues we face as a public company. Mr. Christenson originally joined the Board pursuant to an agreement with Highfields.

Hon. William G. Davis	Mr. Davis, 80, is Counsel to Davis Webb LLP, a Canadian law firm. Prior to that he was Counsel at Torys LLP, an international law firm. He has served on our Board since 1992. As the former premier of Ontario, Canada, Mr. Davis provides advice and direction with respect to our relationship with governmental entities and with respect to our extensive business in Canada and our other international operations.

James L. Doti	Mr. Doti, 63, is the President and Donald Bren Distinguished Chair of Business and Economics at Chapman University. He has served on the Company’s Board since 1993. He is also a director of Standard Pacific Corp. and served on the board of Fleetwood Enterprises, Inc. until 2009. As President of Chapman University and with a doctorate in economics from the University of Chicago, Dr. Doti gives our Company insight into the organizational challenges that large companies face and the impact of the economic environment on our Company.

Lewis W. Douglas, Jr.	Mr. Douglas, 85, is Chairman of Stanley Energy, Inc., an oil exploration company. He has served on our Board since 1971 and also from 1961 to 1967. With a background in oil and gas exploration, Mr. Douglas brings to our Company, particularly in his role as chairman of our Compensation Committee, an awareness of the relationship between risk and reward, which has manifested itself through increased rigor in our compensation programs.

Christopher V. Greetham	Mr. Greetham, 65, served as Executive Vice President and Chief Investment Officer of XL Capital Ltd., a property and casualty insurer, from 1996 to 2006. He joined the Company’s Board in 2008 and also serves as a director of Axis Capital Holding Limited. Mr. Greetham, through his experience as the chief investment officer of a leading insurance company, brings to our Company insight into capital deployment strategies. Mr. Greetham originally joined the Board pursuant to an agreement with Highfields.

Parker S. Kennedy	Mr. Kennedy, 62, is the Company’s Chairman and Chief Executive Officer, a position he has held since 2003. Previously he also served as the Company’s President from 1993 to 2004. He has been a Director since 1987 and also served on the First Advantage Corporation board until 2009. We believe that Mr. Kennedy, who has worked in our company in various capacities for over 30 years, has unparalleled executive experience in our industry. He also brings to our Company an incomparable understanding of our history and culture.

Thomas C. O’Brien	Mr. O’Brien, 56, is Chief Executive Officer and President of Insurance Auto Auctions Inc., a provider of specialized services for automobile insurance. He has been on our Board since 2008 and also serves as a director of KAR Auction Services, Inc. As a result of his experience as a chief executive officer, Mr. O’Brien brings to our Company insight into our management practices, in particular with respect to the relationship between compensation and performance. Mr. O’Brien originally joined the Board pursuant to an agreement with Highfields.

Frank E. O’Bryan	Mr. O’Bryan, 76, is a private investor. From 1997 to 2003 he served as Chairman of the Board of WMC Mortgage Corporation. He has been a Director since 1994. Mr. O’Bryan is also a director of Ares Capital Corporation and previously served on the board of Standard Pacific Corp. With decades of experience in the mortgage industry, Mr. O’Bryan enhances our Company’s understanding of the needs of its customers and how those needs change in response to the economic environment.

John W. Peace	Mr. Peace, 61, is Chairman of Standard Chartered PLC a banking and financial services firm. He was Deputy Chairman from 2007 to 2009. He has also served as Chairman of Experian plc (information, analytical and marketing services) since 2006 and Burberry Group plc (apparel and accessories) since 2002. He was Chief Executive Officer of GUS plc, a retail and business services company, from 2000 to 2006. Mr. Peace has been a Director since 2009. As chairman of Experian plc Mr. Peace brings to the Company the perspective of a company that has been our partner in our First American Real Estate Solutions joint venture as well as his extensive experience in managing a large, worldwide information and analytics company.

D. Van Skilling	Mr. Skilling, 76, has been President of Skilling Enterprises, a private investment firm, since 1999. He has been a Director since 1998. He serves on the board of ONVIA, Inc. and American Business Bank. Previously he has served as a director of First Advantage Corporation, The Lamson & Sessions Co. and McData Corporation. Mr. Skilling originally joined the Board as part of the agreements entered into with Experian Information Solutions, Inc. to form our First American Real Estate Solutions joint venture. Mr. Skilling, who was ultimately responsible for the businesses Experian contributed to the joint venture, provides our Company with insight into the development of these businesses as well as strategies for managing them.

Herbert B. Tasker	Mr. Tasker, 73, has served as Chairman and Chief Executive Officer of Mason McDuffie Mortgage Corporation since 2005. He was a mortgage industry consultant from 2004 to 2005 and was Vice Chairman and Managing Director of Center Capital Group, Inc., a mortgage conduit, from 1999 to 2004. He has been a Director since 2002 and has also previously served on the board of AmNet Mortgage, Inc. Our Company has availed itself of Mr. Tasker’s experience as an executive at various mortgage companies and service as president of the Mortgage Bankers Association of America to better understand and anticipate trends in the mortgage industry.

Virginia M. Ueberroth	Ms. Ueberroth, 70, is Chairman of the Ueberroth Family Foundation, a philanthropic organization. She has served as a Director since 1988. Through Ms. Ueberroth’s experience in philanthropic causes, our Company derives an appreciation for its stakeholders in the community.

Mary Lee Widener	Ms. Widener, 71, is a community investment consultant. From 1974 until her retirement in 2009, Ms. Widener was President and Chief Executive Officer of Neighborhood Housing Services of America, Inc., a nonprofit housing agency. She has served as a Director since 2006 and is also on the board of The PMI Group, Inc. Given her extensive experience with organizations dedicated to revitalizing neighborhoods and increasing homeownership opportunities, Ms. Widener brings to our Company an understanding of the opportunities we have to improve homeownership in underserved communities and the difficulties people in those communities face in purchasing a home.

Item 2. Reincorporation Under the laws of Delaware

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE REINCORPORATION PROPOSAL, WHICH IS DESCRIBED BELOW.

Our Board believes that the best interests of the Company and its shareholders would be served by the Company’s reincorporating under the laws of the State of Delaware (the “Reincorporation”). For purposes of the discussion of the Reincorporation, the term “First American California” refers to our Company, as it is currently incorporated, and the term “First American Delaware” refers to                     , the new Delaware corporation that will be the successor to First American California if our shareholders approve the Reincorporation, the conditions to the Reincorporation are satisfied or waived and the Reincorporation is not abandoned.

In order to change the Company’s state of incorporation from California to Delaware, First American California and First American Delaware plan to enter into an Agreement and Plan of Merger, a copy of which is attached hereto as Appendix A (the “Merger Agreement”). The Merger Agreement was approved by the boards of directors of both First American California and First American Delaware. Pursuant to the Merger Agreement, subject to the conditions in the Merger Agreement, First American California will merge with and into First American Delaware, and First American Delaware will continue as the surviving corporation. Generally, if the Reincorporation is completed, the assets and liabilities of First American California will become the assets and liabilities of First American Delaware. Each outstanding share of the common stock of First American California will automatically be converted into one share of common stock of First American Delaware, par value $0.00001 per share, upon the effective date of the merger.

Each certificate representing shares of First American California common stock will continue to represent the same number of shares of First American Delaware’s common stock. It will not be necessary for shareholders to exchange their existing share certificates for share certificates of First American Delaware, but shareholders may exchange their certificates if they so choose. New certificates for shares of First American Delaware’s common stock may be obtained by surrendering certificates representing shares of presently outstanding common stock to the Company’s transfer agent, Wells Fargo Shareowner Services, a division of Wells Fargo Bank, N.A., together with any documentation required to permit the exchange. Once the merger is consummated, Wells Fargo Shareowner Services will also be the transfer agent for First American Delaware.

The Reincorporation has been approved by our Board (the board of directors of First American California). California law does not grant shareholders appraisal rights in connection with mergers where the pre-merger shareholders of the corporation retain their same ownership interest in the surviving corporation. Accordingly, shareholders of First American California will have no dissenters’ rights of appraisal with respect to the Reincorporation. See also “Comparison Between the Corporation Laws of California and Delaware—Appraisal or Dissenters’ Rights.”

CONDITIONS TO THE REINCORPORATION

The Reincorporation will not be completed unless, among other requirements, each of the following conditions are satisfied or, if allowed by law, waived:

•

The shareholders of the Company approve the Reincorporation by the requisite vote. Under California law, the affirmative vote of a majority of the outstanding shares of First American California is required for approval of the Reincorporation, the Merger Agreement and the other terms of the Reincorporation.

•

The Company completes its Separation into two independent, publicly traded companies. On January 15, 2008, the Company announced that its Board had approved a plan to effect a separation (the “Separation”) of the Company into two independent, publicly traded companies: one comprised of the Company’s financial services businesses and one comprised of its information solutions businesses. Under the terms of the Separation, the Company is expected to retain its information solutions businesses and distribute to its shareholders all of the common stock of a subsidiary that will own, directly or indirectly, the Company’s financial services businesses. The Company is proceeding with preparations for the Separation and currently expects the separation to occur during the first half of 2010, with a target date of June 1.

•	Consents Received. The Company receives all necessary third-party consents to the Reincorporation.

The Company’s Board may waive the preceding conditions, other than the shareholder approval condition, in whole or in part at any time and from time to time in its sole discretion. The Company’s Board also may abandon the Reincorporation for any reason at any time.

EFFECTIVENESS OF THE REINCORPORATION

If all conditions to the Reincorporation are satisfied or waived and the Reincorporation is not abandoned, the Reincorporation will be effective upon the filing of Certificates of Merger with the Secretaries of State of Delaware and California on or after June 1, 2010 (the “Effective Date”). The Reincorporation may, however, be abandoned or delayed pursuant to the Merger Agreement at any time prior to the Reincorporation becoming effective, even though the Reincorporation may have been approved by the Company’s shareholders and all conditions to the Reincorporation may have been satisfied or waived. The Merger Agreement may also be amended by our Board and the board of directors of First American Delaware at any time before the Effective Date, provided that the principal terms of the Merger Agreement may not be amended without shareholder approval. If the Reincorporation is not approved by shareholders or is otherwise abandoned, the Company will remain a California corporation. In addition, if the Reincorporation is not completed on or before May 18, 2011, the Board will not proceed with the Reincorporation without again seeking the approval of the Company’s shareholders.

The discussion below is qualified in its entirety by reference to the Merger Agreement, the restated certificate of incorporation of First American Delaware and the bylaws of First American Delaware, copies of which are attached hereto as Appendices A, B and C, respectively.

PRINCIPAL REASONS FOR THE REINCORPORATION

Our Board believes that it is in the best interests of the Company and its shareholders to change the Company’s state of incorporation from California to Delaware. Our Board believes Delaware’s corporate laws will meet the business needs of the Company. Because of Delaware’s prominence as the state of incorporation for many major corporations, both the legislature and courts in Delaware have demonstrated the ability and a willingness to act quickly and effectively to meet changing business needs. The Delaware courts have developed considerable expertise in dealing with corporate issues, and a substantial body of case law has developed construing Delaware law and establishing public policies relating to corporate legal matters. Thus, the Board believes that the Company would benefit from greater predictability and certainty in its legal affairs as a result of the Reincorporation.

In addition, because many companies are incorporated in Delaware, many potential director candidates are familiar with Delaware law. The Board believes that greater familiarity of potential candidates with the laws of the Company’s state of incorporation may help in recruiting new directors in the future.

ANTI-TAKEOVER IMPLICATIONS

In performing its fiduciary obligations to its shareholders, our Board has evaluated the Company’s vulnerability to potential unsolicited bidders. In the course of such evaluation, our Board has considered, and may consider in the future, defensive strategies designed to enhance the Board’s ability to negotiate with an unsolicited bidder. In consideration of the potential for a coercive bid for our Company, First American California has, over the years, entered into severance agreements with key members of its management. The Board anticipates that such severance agreements that are in effect immediately prior to the Reincorporation will remain in place immediately following the Reincorporation, with appropriate modifications owing to the Reincorporation.

Delaware, like many other states, permits a domestic corporation to adopt various measures designed to reduce a corporation’s vulnerability to unsolicited takeover attempts through provisions in the corporate charter or bylaws or otherwise, and provides default legal provisions in the Delaware General Corporation Law (the “DGCL”) that apply to certain publicly held corporations that have not affirmatively opted out, which further limits such vulnerability. Although our Board believes it to be in the best interests of the Company to avail itself of the default legal provisions of the DGCL for at least a short period, the Reincorporation is not being proposed to prevent such a change in control; nor is it a response to any attempt to acquire control known to our Board.

Nevertheless, the Reincorporation may have certain anti-takeover effects by virtue of the Company being subject to Delaware law instead of California law. For example, initially First American Delaware will be subject to Section 203 of the DGCL, which restricts certain “business combinations” with “interested stockholders” for three years following the date that a person becomes an interested stockholder, unless: (a) before such stockholder becomes an “interested stockholder,” the board of directors approves the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (b) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding stock of the corporation at the time of the transaction (excluding stock owned by certain persons); or (c) at the time or after the stockholder became an interested stockholder, the board of directors and at least 66 2/3 % of the disinterested outstanding voting stock of the corporation approves the transaction.

The DGCL allows companies to opt out of Section 203 of the DGCL if the company’s original certificate of incorporation contains a provision expressly electing not to be governed by Section 203 of the DGCL. A company may also opt of Section 203 of the DGCL through the shareholders’ adoption of an amendment to the company’s certificate of incorporation or bylaws expressly electing not to be governed by Section 203 of the DGCL. The certificate of incorporation of First American Delaware, attached to this proxy as Exhibit A, does not provide for the Company to opt out of Section 203 of the DGCL. However, if the shareholders approve the Reincorporation proposal, First American Delaware intends to submit for shareholder approval at its 2011 annual meeting a proposal to amend the certificate of incorporation to opt out of Section 203 of the DGCL.

Our Board believes that unsolicited takeover attempts may be unfair or disadvantageous to the Company and its shareholders because a non-negotiated takeover bid may: (a) be timed to take advantage of temporarily depressed stock prices; (b) be designed to foreclose or minimize the possibility of more favorable competing bids; or (c) involve the acquisition of only a controlling interest in our Company’s stock or a two-tiered bid, without affording all shareholders the opportunity to receive the same economic benefits.

By contrast, in a transaction in which an acquirer must negotiate with our Company (as would be the case in the period between Reincorporation and any vote by shareholders to opt out of Section 203 at the 2011 annual meeting), our Board would evaluate our Company’s assets and business prospects to force the bidder to offer consideration equal to the true value of our Company, or to withdraw the bid.

Although our Board believes the advantages of the Reincorporation outweigh the disadvantages, our Board has carefully considered the detriments of the Reincorporation proposal. These include the possibility that future takeover attempts that are not approved by our Board, but which a majority of our shareholders may nonetheless deem to be in its best interests, may be discouraged. In addition, to the extent that the provisions of the DGCL would enable the board of directors of First American Delaware to resist a takeover or a change in control, it could become more difficult to remove existing directors and management. See “Comparison Between the Corporation Laws of California and Delaware—Business Combinations” below.

NO CHANGE IN THE DIRECTORS, BUSINESS, MANAGEMENT, LOCATION OF PRINCIPAL FACILITIES OF THE COMPANY, EMPLOYEE PLANS, OR EXCHANGE LISTING

The Reincorporation will change the legal domicile and name of our Company but will not result in any change in the business, management, fiscal year, assets or liabilities, or location of the principal facilities of our Company. The directors of First American California immediately prior to the Reincorporation will continue as the directors of First American Delaware, and the officers who are officers of First American California immediately prior to the Reincorporation will become the officers of First American Delaware on the Effective Date of the merger. However, after Reincorporation, the Board intends to separate the positions of Chief Executive Officer and Chairman of the Board. The Board will amend its Corporate Governance Guidelines to reflect this leadership structure. See “Amendments to the Corporate Governance Guidelines” below.

All employee benefit and incentive compensation plans of First American California immediately prior to the Reincorporation will be continued by First American Delaware and each outstanding option to purchase shares of First American California stock will be converted into an option to purchase an equivalent number of shares of First American Delaware stock on the same terms and subject to the same conditions. The name of the Company will become                     . The registration statements of First American California on file with the SEC immediately prior to the Reincorporation will be assumed by First American Delaware, and the shares of First American Delaware will continue to be listed on the New York Stock Exchange.

THE CHARTER AND BYLAWS OF FIRST AMERICAN CALIFORNIA AND FIRST AMERICAN DELAWARE

The restated certificate of incorporation and bylaws of First American Delaware will be the restated certificate of incorporation and bylaws of the surviving corporation after the merger. The material changes that have been made in First American Delaware’s restated certificate of incorporation and bylaws as compared with those of First American California are described below in this section or under “Comparison Between the Corporation Laws of California and Delaware.” The restated certificate of incorporation and bylaws of First American Delaware are attached hereto as Appendices B and C, respectively. The following summary of the applicable provisions of the restated certificate of incorporation and the bylaws of First American Delaware does not purport to be complete, and is subject to, and qualified in its entirety by reference to such documents. Shareholders are encouraged to read the restated certificate of incorporation and bylaws of First American Delaware in their entirety.

Authorized Stock

The restated articles of incorporation of First American California authorize 180,000,000 shares of Common Stock, par value $1.00 per share, and 500,000 shares of Preferred Stock, par value $1.00 per share. The restated certificate of incorporation of First American Delaware authorizes 180,000,000 shares of Common Stock, par value $0.00001 per share, and 500,000 shares of Preferred Stock, par value $0.00001 per share. The restated articles of incorporation of First American California and the restated certificate of incorporation of First

American Delaware both authorize the board of directors to issue preferred stock with such rights, designations, preferences, powers or other attributes as the board may deem in the corporation’s best interest.

Monetary Liability of Directors

The restated articles of incorporation of First American California and the restated certificate of incorporation of First American Delaware both provide for the elimination or limitation of personal monetary liability of directors to the fullest extent permissible under the laws of each corporation’s respective state of incorporation. Delaware law permits liability to be limited to a greater extent than does California law. See “Comparison Between the Corporation Laws of California and Delaware—Limitation of Liability” below.

Indemnification

The indemnification provisions of First American California’s restated articles of incorporation and bylaws provide that First American California has the power to indemnify any person who is or was a party or is threatened to be made a party to a proceeding by reason of the fact that such person is or was an agent of the Company, and that the Company is authorized to provide indemnification in excess of that expressly permitted by California law, subject to certain limitations with respect to actions for breach of duty to the Company and its shareholders. The Company must indemnify its officers and directors in such circumstances. The bylaws of First American California further provide that First American California must advance expenses incurred in defending any proceeding before the final disposition of such proceeding, upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is ultimately determined that the agent is not entitled to indemnification, and it may make some advances upon the same undertaking to other agents.

First American Delaware’s bylaws provide that the Company shall indemnify directors and officers in connection with any action, suit, or proceeding to the fullest extent permitted by Delaware law for acts as directors or officers of First American Delaware, or as a director, officer or trustee of another enterprise at the request of First American Delaware. They also provide that First American Delaware shall advance the expenses of directors and officers of First American Delaware or persons serving as directors, officers or trustees of another entity at the request of the board of directors before the final disposition of any action, suit, or proceeding, provided that, if Delaware law so requires, the indemnitee undertakes to repay the amount advanced if a court ultimately determines that the director or officer (or the director, officer or trustee of such other entity) is not entitled to indemnification. See “Comparison Between the Corporation Laws of California and Delaware – Indemnification” below.

Advance Notice Provision

The bylaws of First American Delaware provide that, in order for nominations or other business to be properly brought before an annual meeting by a shareholder, the shareholder must comply with certain requirements, including giving timely advance notice thereof in writing to the Secretary of First American Delaware. To be timely, a shareholder’s notice must be delivered to the Secretary at First American Delaware’s principal executive offices not less than 90 or more than 120 days prior to the anniversary of the prior year’s annual meeting of shareholders. If the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 70 days after the anniversary of the prior year’s annual meeting, however, notice by the shareholder must be delivered not earlier than the 120th day prior to the annual meeting date and before the close of business on the later of (a) the 90th day prior to such annual meeting, or (b) the 10th day following the day on which public announcement of the date of such meeting is first made. Further, the shareholder’s notice must set forth that information required by the bylaws, including, for director nominations, information about the nominee, and for other business, a brief description of such business, the reasons for conducting the business at the meeting, and any material interest of such shareholder in the business being presented. For either nominations of director candidates or proposals for other business, the shareholder must, among other things, disclose any agreements or arrangements that would be required to be disclosed pursuant to Schedule 13D promulgated under the Securities Exchange Act of 1934, as amended, disclose derivative contracts and voting agreements, and provide a representation that the shareholder intends to appear in person or by proxy at the meeting to propose such nomination or business.

The current bylaws of First American California do not contain a similar advance notice provision.

Majority Voting

The First American Delaware bylaws provide for the election of directors by majority vote in uncontested elections. Accordingly, to be elected in an uncontested election, directors must receive a majority of the votes cast, which means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director. If a director does not receive a majority of the votes cast, then the director must tender his or her resignation in accordance with the director resignation policy to be set forth in the Corporate Governance Guidelines. See “Amendments to the Corporate Governance Guidelines” below. In contested elections, a plurality voting standard will apply.

Majority voting in uncontested director elections has come to be seen as a “best practice” in corporate governance, and over the last few years, a growing number of companies have implemented majority voting. Majority voting in uncontested director elections can enhance director accountability to shareholders and give shareholders a more meaningful voice in director elections.

Under the First American California bylaws, directors are elected by plurality voting. Under a plurality voting standard, the director nominees for available Board seats who receive the highest number of “for” votes are elected. In a typical annual election, the number of nominees equals the number of available Board seats, so if at least one share is voted “for” the election or re-election of a nominee, the nominee will gain or retain a seat on the Board. Accordingly, under plurality voting, director nominees in uncontested elections are assured election.

Cumulative Voting

Because First American Delaware’s bylaws provide for majority voting, First American Delaware will not provide for cumulative voting in director elections. Under Delaware law, cumulative voting is not mandatory, and a corporation must provide for cumulative voting rights in its certificate of incorporation if it wishes to adopt cumulative voting. Most Delaware corporations have not adopted cumulative voting.

The Board believes that cumulative voting is incompatible with the objectives of a majority voting standard. Majority voting enables all shareholders to have a greater voice in director elections and facilitates the election of directors that represent the interests of all shareholders. By contrast, cumulative voting gives shareholders the ability to vote all of their shares for a single nominee or to distribute the number of shares that they are entitled to vote among two or more nominees. Cumulative voting thus allows minority shareholders to elect a director, and the absence of cumulative voting would make it more difficult for a minority shareholder adverse to a majority of the shareholders to obtain representation on the board of directors of First American Delaware. In addition, some legal and governance experts have argued that cumulative voting is inconsistent with majority voting. In this regard, California law permits a corporation listed on a national securities exchange to amend its articles or bylaws to provide for majority voting in uncontested elections only if the corporation does not have cumulative voting.

California law provides that if any shareholder has given notice of his or her intention to cumulate votes for the election of directors, all other shareholders of the corporation are also entitled to cumulate their votes at such election. California law permits a corporation that is listed on a national securities exchange to amend its articles or bylaws to eliminate cumulative voting by approval of the board of directors and of the outstanding shares voting together as a single class. First American California’s current restated articles of incorporation and bylaws have not eliminated cumulative voting.

COMPARISON BETWEEN THE CORPORATION LAWS OF CALIFORNIA AND DELAWARE

The principal differences between the General Corporation Law of California and the Delaware General Corporation Law are discussed below.

Limitation of Liability

California law does not permit the elimination of monetary liability for breaches of a director’s duties to the corporation or its shareholders where such liability is based on: (a) intentional misconduct or knowing and culpable violation of law; (b) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (c) receipt of an improper personal benefit; (d) acts or omissions that show reckless disregard for the duty to the corporation or its shareholders in circumstances in which the individual was aware, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to the corporation or its shareholders; (e) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the individual’s duty to the corporation or its shareholders; (f) contracts or transactions between the corporation and another corporation of which the director is a director or in which the director has a financial interest; or (g) liability for improper distributions, loans or guarantees.

In contrast, the DGCL permits limitation of liability where California law would forbid it. Under Delaware law, a corporation may not eliminate or limit director monetary liability for: (a) breaches of the director’s duty of loyalty to the corporation or its shareholders; (b) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; (c) unlawful dividends, stock repurchases or redemptions; or (d) transactions from which the director received an improper personal benefit.

Indemnification of Officers and Directors

California law generally permits indemnification of expenses incurred in derivative or third-party actions, except that, with respect to derivative actions: (a) no indemnification may be made when a person is adjudged liable to the corporation in the performance of that person’s duty to the corporation and its shareholders, unless a court determines such person is entitled to indemnity for expenses, and then such indemnification may be made only to the extent that such court shall determine; and (b) no indemnification may be made without court approval in respect of amounts paid in settling or otherwise disposing of a pending action, or expenses incurred in defending a pending action that is settled or otherwise disposed of without court approval. Indemnification is permitted by California law only for acts taken in good faith, and which the director or officer believed to be in the best interests of the corporation and its shareholders, as determined by a majority vote of a disinterested quorum of the directors, independent legal counsel (if a quorum of independent directors is not obtainable), a majority vote of a quorum of the shareholders (excluding shares owned by the indemnified party), or the court handling the action. California law requires indemnification of expenses when the director or officer has successfully defended an action on the merits.

Delaware law generally permits indemnification of expenses incurred in the defense or settlement of derivative or third-party actions, provided that a determination is made that the person seeking indemnification acted in good faith and in a manner the director or officer reasonably believed to be in or not opposed to the best interests of the corporation. In contrast, as noted above, California law requires belief that the act is in the corporation’s interests, not merely neutral to its interests. Delaware law further permits indemnification for judgments, fines and amounts paid in settlement (other than in a derivative action) if the person is not successful in the defense of such action, provided there is a determination that the person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation. The determinations referred to above (unless ordered by a court) must be made by: (a) a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; (b) a committee of such directors designated by majority vote of such directors, even though less than a quorum; (c) if there are no such directors, or if such directors so direct, independent legal counsel in a written opinion; or (d) the stockholders. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his or her duties to the corporation. Delaware law requires indemnification of expenses when the individual being indemnified has successfully defended any action, claim, issue, or matter therein, whether on the merits or otherwise. In contrast, California law requires indemnification only when the individual has successfully defended the action on the merits. Delaware law contains no prohibition similar to California law’s ban on indemnification when directors or officers acted, or failed to act, with “reckless disregard.”

Both California and Delaware permit a corporation to pay in advance expenses incurred by an officer, director, employee or agent in defending an action, provided such person undertakes to repay the advanced amounts if he or she is ultimately determined not to be entitled to indemnification. The restated certificate of incorporation and the bylaws of First American Delaware provide that First American Delaware shall indemnify directors and officers to the fullest extent permitted under Delaware law, and that First American Delaware shall pay all expenses incurred in defending an action in advance of the final disposition upon receipt of an undertaking to repay such amounts if it is determined by a court that such person was not entitled to indemnification.

Delaware law provides that the statutory indemnification shall not be exclusive of any other rights under the restated certificate of incorporation, any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise. California law similarly permits indemnification in excess of the statutory minimum. The current bylaws of First American California provide that it may enter into indemnification agreements with its directors, officers and agents as are deemed to be in the best interests of the corporation by its board of directors. The bylaws of First American Delaware similarly provide that the rights to indemnification conferred thereby are not exclusive of any other rights that the indemnitee may have or acquire under any statute, bylaw, agreement, vote of shareholders or otherwise.

Both California and Delaware law permit corporations to purchase and maintain insurance on behalf of any director, officer, employee, or agent of the corporation (or person who is serving in such capacity with another enterprise at the request of the corporation), whether or not the corporation has the authority to indemnify such person against the liability covered by the insurance policy. First American California maintains directors and officers insurance, and such policies will be transferred in the Reincorporation.

Business Combinations

A number of states, including Delaware, have adopted special laws designed to make unsolicited (or not-negotiated) corporate takeovers, or other transactions involving a corporation and one or more of its significant shareholders, more difficult. The purpose of these laws is to ensure that current management and shareholders of a Delaware corporation are involved in any potential and material changes to the corporate ownership structure.

Under Section 203 of the DGCL, a Delaware corporation is prohibited from engaging in a business combination with an “Interested Stockholder” for three years following the date that such person or entity becomes an interested shareholder. With certain exceptions, an Interested Stockholder is a person or entity who or which owns, individually or with or through certain other persons or entities, 15% or more of the corporation’s outstanding voting shares (including any rights to acquire shares pursuant to an option, warrant, agreement, arrangement, or understanding, or upon the exercise of conversion or exchange rights, and shares with respect to which the person or entity has voting rights only), the affiliates and associates of such person and any affiliate or associate of the corporation who was the owner of 15% or more of the corporation’s voting stock within the preceding three-year period.

The three-year moratorium on business combinations imposed by Section 203 does not apply if: (a) prior to the date on which such shareholder becomes an Interested Stockholder the board of directors of the subject corporation approves either the business combination or the transaction that resulted in the person or entity becoming an Interested Stockholder; (b) upon consummation of the transaction that made the person or entity an Interested Stockholder, the Interested Stockholder owns at least 85% of the corporation’s voting shares outstanding at the time the transaction commenced (excluding from the 85% calculation shares owned by directors who are also officers of the subject corporation and shares held by employee stock plans that do not give employee participants the right to decide confidentially whether to accept a tender or exchange offer); or (c) on or after the date such person or entity becomes an Interested Stockholder, the board approves the business combination and it is also approved at a shareholders’ meeting by 66 2/3% of the outstanding voting shares not owned by the Interested Stockholder. For purposes of Section 203 of the DGCL, the term “business combination” includes mergers, consolidations and sales, leases, mortgages, transfers and other dispositions of the corporation’s assets having a market value equal to 10% or more of either the aggregate market value of all the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation.

A Delaware corporation may elect not to be governed by Section 203 by including a provision expressly electing not to be governed by Section 203 of the DGCL in the company’s original certificate of incorporation or through the shareholders’ adoption of an amendment to the company’s certificate of incorporation or bylaws expressly electing not to be governed by Section 203 of the DGCL. The certificate of incorporation of First American Delaware, attached to this proxy as Exhibit A, does not provide for the Company to opt out of Section 203 of the DGCL. However, if the Reincorporation occurs, First American Delaware intends to submit for stockholder approval at its 2011 annual meeting a proposal to amend the certificate of incorporation to opt out of Section 203 of the DGCL.

Our Board believes that Section 203 will encourage any potential acquirer to negotiate with First American Delaware’s board of directors, which we would generally expect to have the effect of increasing the purchase price. Section 203 might also limit the ability of a potential acquirer to make a two-tiered bid for First American Delaware in which all shareholders would not be treated equally. Shareholders should note, however, that the application of Section 203 to First American Delaware will confer upon its board of directors the power to reject a proposed business combination in certain circumstances, even though a potential acquirer may be offering a substantial premium for the Company’s shares over the market price. Section 203 would also discourage certain potential acquirers unwilling to comply with its provisions. However, we believe that shareholders should have the ability to decide whether the Company should be subject to the provision. If the Reincorporation occurs, First American Delaware intends to submit for shareholder approval at its 2011 annual meeting an amendment to its certificate of incorporation under which the Company would opt out of the anti-takeover protections of Section 203 of the DGCL.

California law does not have a provision analogous to DGCL Section 203; however, it does provide that, in the case of a cash and certain other mergers of a California corporation with another corporation, where the latter corporation or certain of its affiliates own shares having more than 50% but less than 90% of the voting power of that first corporation, the merger must be approved by all of the first corporation’s shareholders. This provision of California law may have the effect of making a “cash-out” merger by a majority shareholder (if there were a majority shareholder) more difficult to accomplish. Although Delaware law does not parallel California law in this respect, under some circumstances Delaware Section 203 does provide protection to shareholders against coercive two-tiered bids for a corporation in which the shareholders are not treated equally.

Size of the Board of Directors

Under California law, changes in the number of directors or, if a range in the number of directors is set forth in the articles of incorporation or bylaws, that range, must in general be approved by a majority of the outstanding shares. The board of directors, however, may fix the exact number of directors within a stated range if authorized in the articles or bylaws. Delaware law allows the number of directors to be fixed by, or in the manner provided in, the corporation’s bylaws, unless the number is fixed in the certificate of incorporation (in which case an amendment to the certificate of incorporation would be required to change the number of directors).

The restated certificate of incorporation of First American Delaware provides that the number of directors shall be determined from time to time exclusively by the board of directors, by a resolution adopted by a majority of the directors then in office. The ability of the board of directors under Delaware law and under First American Delaware’s restated certificate of incorporation to alter the size of the board of directors without shareholder approval would enable First American Delaware to respond quickly to a potential opportunity to attract the services of a qualified director or to eliminate a vacancy for which a suitable candidate is not available. Upon the Effective Date of the Reincorporation, the directors of First American California then in office will continue as directors of First American Delaware.

Power to Call Special Shareholders’ Meetings

Under California law, a special meeting of shareholders may be called by: (a) the board of directors, (b) the chairman, (c) the president, (d) the holders of shares entitled to cast not less than 10% of the votes at such meeting, or (e) such additional persons as are authorized by the articles of incorporation or the bylaws. In contrast, the DGCL provides that special meetings of the shareholders may be called by the board of directors or such other person or persons as may be authorized in the corporation’s restated certificate of incorporation or bylaws.

The bylaws of First American Delaware provide that special meetings of the shareholders may be called at any time only by: (a) holders of shares entitled to cast not less than 10% of the votes at that meeting, (b) the board of directors, or (c) the chairman of the board of directors or the chief executive officer with the concurrence of a majority of the board of directors. Thus, shareholders’ ability to call special meetings will not be affected by the Reincorporation.

Removal of Directors

Under California law, any or all directors may be removed, with or without cause, by the affirmative vote of a majority of the outstanding shares entitled to vote; however, no individual director may be removed (unless the entire board is removed) if the number of votes cast against such removal, or not consenting in writing to removal, would be sufficient to elect the director under cumulative voting. Under Delaware law, any director of a corporation that does not have a classified board may be removed from office by the vote of shareholders representing at least a majority of the voting power of the corporation or the class or series of stock entitled to elect such director, unless the certificate of incorporation provides for cumulative voting. If a Delaware corporation has a classified board of directors, then directors may be removed only for cause, unless the certificate of incorporation provides otherwise. Further, if the certificate of incorporation provides for cumulative voting, a director may not be removed without cause if the votes cast against such director’s removal would be sufficient to elect such director if cumulatively voted at an election of the entire board of directors or, if there are classes of directors, at an election of the class of directors of which such director is part.

The restated certificate of incorporation of First American Delaware currently does not provide for cumulative voting or a classified board of directors; therefore, directors may be removed, with or without cause, by shareholders holding a majority of the shares entitled to vote at an election of directors.

Filling Vacancies on the Board of Directors

Under California law, unless a corporation’s articles of incorporation or bylaws provide otherwise, any vacancy on the board of directors not created by removal of a director may be filled by the board of directors. If the number of directors remaining is less than a quorum, such vacancy may be filled by the unanimous written consent of the directors then in office, by the affirmative vote of a majority of the directors at a meeting held pursuant to notice or waivers of notice, or by a sole remaining director. Unless the articles of incorporation or bylaws otherwise provide, a vacancy created by removal of a director may be filled only by approval of the shareholders. First American California’s bylaws permit a majority of the remaining directors to fill any vacancies not created by removal of a director through shareholder action or court order and allow shareholders to fill any vacancy on the board of directors not filled by the directors.

Under Delaware law, unless a corporation’s certificate of incorporation provides otherwise, any vacancy on the board of directors, including one created by removal of a director or an increase in the number of authorized directors, may be filled by the majority of the remaining directors, even if such number constitutes less than a quorum. The restated certificate of incorporation of First American Delaware provides, in accordance with Delaware law, that any vacancy in the board of directors may be filled by the majority of the remaining directors, though less than a quorum, and shall not be filled by the shareholders. Delaware law would thus enable the board of directors of First American Delaware to respond quickly to opportunities to attract the services of qualified directors; but it would also diminish control over the board of directors by the shareholders between annual meetings, as shareholders do not have the right to fill vacancies.

Dividends and Repurchases of Shares

Under California law, a corporation may not make any distributions (including dividends, whether in cash or other property, and repurchases of its shares) unless, immediately prior to the proposed distribution, the corporation’s retained earnings equal or exceed the amount of the proposed distribution or, immediately after giving effect to such distribution, the corporation’s assets (exclusive of goodwill, capitalized research and development expenses, and deferred charges) would be at least equal to 125% of its liabilities (not including deferred taxes, deferred income, and other deferred credits) and the corporation’s current assets would be at least equal to its current liabilities (or 125% of its current liabilities if the average pre-tax and pre-interest expense earnings for the preceding two fiscal years were less than the average interest expense for such years). California also prohibits any distribution if the corporation or subsidiary making the distribution is or would be likely to be unable to meet its liabilities.

Delaware law permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding shares of all classes having a preference upon the distribution of assets. In addition, Delaware law generally permits a corporation to redeem or repurchase its shares only if (a) the capital of the corporation is not impaired and (b) such redemption or repurchase would not cause an impairment.

Inspection of Shareholder List, Books and Records

California law allows any shareholder to inspect the shareholder list, the accounting books and records, and the minutes of board and shareholder proceedings for a purpose reasonably related to such person’s interest as a shareholder. In addition, California law provides for an absolute right to inspect and copy the corporation’s shareholder list by persons who hold an aggregate of five percent or more of a corporation’s voting shares or who hold one percent or more of such shares and have filed a Schedule 14A with the SEC.

Like California law, Delaware law permits any shareholder of record to inspect a list of shareholders and the corporation’s other books and records for any proper purpose reasonably related to such person’s interest as a shareholder, upon written demand under oath stating the purpose of such inspection and completion of certain other procedures. Delaware law, however, contains no provision comparable to the absolute right of inspection provided by California law to certain shareholders, as described above.

Lack of access to shareholder records may impair shareholder’s ability to coordinate opposition to management proposals, including proposals with respect to a change in control of the Company. California law, however, provides that California provisions concerning the inspection of shareholder lists apply not only to California corporations but also to corporations organized under the laws of other states that have their principal executive offices in California or customarily hold meetings of the board of directors in California, and that the California provisions concerning accounting books and records and the minutes of board and shareholder proceedings apply to any such foreign corporation that has its principal executive offices in California.

Therefore, for so long as First American Delaware continues to have its principal executive offices in California and to hold board of directors meetings in California, and to the extent such provisions applicable to foreign corporations are enforceable, First American Delaware will need to comply with California law concerning shareholder inspections.

Appraisal or Dissenters’ Rights

Under both California and Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal or dissenters’ rights pursuant to which such shareholder may receive cash in the amount of the fair market value (in California) or the fair value (in Delaware) of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.

Under California law, appraisal rights are generally not available to shareholders of a corporation whose shares are listed on a national securities exchange, unless holders of at least 5% of the class of outstanding shares claim the right, or the corporation or any law restricts the transfer of such shares. Appraisal rights are also unavailable to shareholders of a California corporation if the shareholders, the corporation, or both, as constituted immediately prior to the transaction, will own immediately after the transaction equity securities consisting of more than 83.33% of the voting power of the surviving or acquiring corporation or its parent entity. (Accordingly, appraisal rights are not available with respect to the Reincorporation.) Subject to the foregoing exception for more than 83.33% continuing ownership, California generally affords appraisal rights in sales of substantially all of a corporation’s assets in a non-cash transaction. Under California law, fair market value is measured as of the day before the first announcement of the terms of a merger, excluding any appreciation or depreciation in stock value resulting from the proposed transaction.

Under Delaware law, appraisal rights are generally not available to shareholders: (a) with respect to a merger or consolidation by a corporation with shares either listed on a national securities exchange (such as the New York Stock Exchange) or held of record by more than 2,000 holders, if such shareholders receive only shares of the surviving corporation or shares that are either listed on a national securities exchange or held of record by more than 2,000 holders, plus cash in lieu of fractional shares; or (b) of a corporation surviving a merger if no vote of the shareholders of the surviving corporation is required to approve the merger under Delaware law. Delaware law also does not provide appraisal rights in connection with the sale of assets. Delaware law provides that fair value is determined exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation.

Dissolution

Under California law, shareholders holding 50% or more of the total voting power may authorize a corporation’s dissolution, with or without the approval of the corporation’s board of directors, and this right may not be modified or eliminated by the articles of incorporation. Under Delaware law, dissolution must be approved by the board of directors and shareholders holding a majority of the voting power or, if not approved by the board of directors, the dissolution must be unanimously approved by the shareholders entitled to vote. Thus, dissolution of the Company may be more difficult after the Reincorporation.

Application of the General Corporation Law of California to Delaware Corporations

Under Section 2115 of the California General Corporation Law, foreign corporations (i.e., corporations not organized under California law) are placed in a special category if they have characteristics of ownership and operation indicating that they have certain significant business contacts with California and more than one half of their voting securities are held of record by persons having addresses in California. So long as a Delaware or other foreign corporation is in this category, and it does not qualify for one of the statutory exemptions, it is subject to a number of key provisions of the California General Corporation Law applicable to corporations incorporated in California. Among the more important provisions are those relating to the election and removal of directors, cumulative voting, prohibition of classified boards of directors in privately held corporations, standards of liability and indemnification of directors, distributions, dividends and repurchases of shares, shareholder meetings, approval of certain corporate transactions, dissenters’ and appraisal rights, and inspection of corporate records. See “Comparison Between the Corporation Laws of California and Delaware” above. An exemption from Section 2115 is provided for corporations whose shares are listed on a major national securities exchange. As First American Delaware will have its shares listed and publicly traded on the New York Stock Exchange, and as long as its shares remain traded on the New York Stock Exchange, it will be exempt from the provisions of Section 2115 described above.

AMENDMENTS TO THE CORPORATE GOVERNANCE GUIDELINES

Independent Chairman

After Reincorporation, the Board intends to separate the positions of Chief Executive Officer and Chairman of the Board. The Board will amend its Corporate Governance Guidelines to reflect this leadership structure. Currently, Mr. Parker S. Kennedy serves as both the Chief Executive Officer and Chairman of the Board of the Company. The Company believes that separating these positions will enhance Board effectiveness and oversight of management.

Majority Voting Director Resignation Policy

To further implement the majority voting standard established in the bylaws, after Reincorporation, First American Delaware will adopt a resignation policy relating to uncontested director elections. Specifically, First American Delaware will amend its Corporate Governance Guidelines to establish procedures for any director who is not elected in an uncontested director election to tender his or her resignation to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will make a recommendation to the Board as to whether to accept or reject the resignation, or whether other action should be taken. The Board will then evaluate and act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose the results of its decision.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of the material federal income tax consequences to holders of First American California capital stock who receive First American Delaware capital stock in exchange for their First American California capital stock as a result of the Reincorporation. This discussion is based on existing provisions of the Internal Revenue Code of 1986, as amended (the “IRC”), existing Treasury regulations and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences as described herein. This summary only applies to holders of the Company’s common stock who are “U.S. persons,” defined to include any beneficial owners of the Company’s common stock that is, for United States federal income tax purposes: (a) an individual a citizen or resident of the United States; (b) a corporation, or other entity treated as a corporation, created or organized in or under the laws of the United States, or any political subdivision thereof (including the District of Columbia); (c) an estate the income of which is subject to United States federal income taxation regardless of its source; and (d) a trust if either: (i) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust, or (ii) the trust has a valid election in effect to be treated as a United States person for United States federal income tax purposes. A holder of Company common stock other than a “U.S. person” as defined above is, for purposes of this discussion a “non-U.S. person.” If a partnership holds Company common stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership that holds Company stock, you should consult your tax advisor.

Not all U.S. federal income tax considerations that may be relevant to you in light of your particular circumstances are discussed herein. Factors that could alter the tax consequences of the Reincorporation to you include: if you are a dealer in securities, a financial institution, mutual fund, regulated investment company, real estate investment trust, insurance company, or tax-exempt entity; if you are subject to the alternative minimum tax; if you hold your Company common stock as part of an integrated investment such as a hedge or as part of a hedging, straddle or other risk reduction strategy; if you are a non-U.S. person; if you do not hold your shares of the Delaware Company’s common stock as capital assets within the meaning of Section 1221 of the IRC (generally, property held for investment); or if you acquired your shares of the Company’s common stock in connection with stock option plans or in other compensatory transactions. In addition, no state, local, or foreign tax consequences are addressed herein. IN VIEW OF THE VARYING NATURE OF SUCH TAX CONSEQUENCES, SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE REINCORPORATION, INCLUDING THE APPLICABILITY OF FEDERAL, STATE, LOCAL, OR FOREIGN TAX LAWS.

The Company has not requested a ruling from the Internal Revenue Service or an opinion of counsel with respect to the federal income tax consequences of the Reincorporation under the Internal Revenue Code of 1986, as amended (the “Code”). The Company believes, however, that: (a) the Reincorporation will constitute a tax-free reorganization under Section 368(a) of the Code; (b) no gain or loss will be recognized by holders of capital stock of First American California upon receipt of capital stock of First American Delaware pursuant to the Reincorporation; (c) the aggregate tax basis of the capital stock of First American Delaware received by each shareholder will be the same as the aggregate tax basis of the capital stock of First American California held by such shareholder as a capital asset at the time of the Reincorporation; and (d) the holding period of the capital stock of First American Delaware received by each shareholder of First American California will include the period for which such shareholder held the capital stock of First American California surrendered in exchange therefor.

Item 3. Amendments to Decrease the Range of the Number of Directors on the Board

Currently, both the Restated Articles of Incorporation and the Bylaws of the Company specify that the number of directors on the Board shall be no less than 10 nor more than 18. The exact number of directors is required to be fixed by resolution duly adopted by the Board or by the Company’s shareholders, and the Board has currently fixed the exact number of directors to be elected at the annual meeting at 17.

In connection with the Separation, the current members of the Company’s Board will be divided between the Company and the Company’s subsidiary, First American Financial Corporation. The Company is expected to have fewer than 12 directors immediately following the Separation. However, the Board believes it will be important to maintain the flexibility to have a Board smaller than what the current Restated Articles of Incorporation permit, and that a smaller Board may enhance the effectiveness and efficiency of the Company’s governance post-separation.

Accordingly, if the proposal to reincorporate the Company under the laws of the State of Delaware is not approved at the annual meeting, the Company intends to present for shareholder approval at the annual meeting an amendment to both the Restated Articles of Incorporation and the Bylaws of the Company to decrease the specified range in the number of directors who may serve on the Company’s Board to a range of no less than 7 nor more than 13. The Board has unanimously approved the proposed amendments to the Company’s Restated Articles of Incorporation and Bylaws, subject to completion of the Separation and provided that the reincorporation proposal is not approved by shareholders at the annual meeting. The proposed amendments would not affect the number of directors to be elected at the annual meeting. Copies of Article Fifth of the Company’s Restated Articles of Incorporation and of Article III, Section 2 of the Company’s Bylaws as proposed to be amended are attached to this proxy statement as Appendix D.

If presented to shareholders at the annual meeting, the proposed amendment to the Company’s Restated Articles of Incorporation will not become effective until (1) it is approved by the affirmative vote of a majority of the outstanding common shares of the Company, (2) the Company completes the Separation, and (3) a certificate of amendment is filed with the California Secretary of State. The proposed amendment to the Company’s Bylaws will not become effective until the foregoing amendment to the Restated Articles of Incorporation becomes effective.

OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE FOREGOING PROPOSAL TO AMEND THE COMPANY’S RESTATED ARTICLES OF INCORPORATION AND BYLAWS TO DECREASE THE RANGE IN THE NUMBER OF DIRECTORS THAT MAY SERVE ON THE COMPANY’S BOARD TO A RANGE OF NO LESS THAN 7 NOR MORE THAN 13.

Item 4. Amendment to Change the Name of Our Company

If the proposal to reincorporate the Company under the laws of the State of Delaware is not approved at the annual meeting, the Company intends to present for shareholder approval at the annual meeting an amendment to the Company’s Restated Articles of Incorporation to change the name of our Company to [                    .] In connection with the Separation, the Company has agreed to change its corporate name as the rights to the “First American” name will be transferred to First American Financial Corporation. In addition, the Board believes the new corporate name will better align our company name with our business operations and expected branding strategy following completion of the Separation. The proposed amendment will become effective only if the Separation is completed. A copy of Article First of the Company’s Restated Articles of Incorporation as proposed to be amended is attached to this proxy statement as Appendix E.

The Board has unanimously approved the proposed amendment to the Company’s Restated Articles of Incorporation, subject to completion of the Separation and provided that the reincorporation proposal is not approved by shareholders at the annual meeting. If presented to shareholders at the annual meeting, the proposed amendment to the Company’s Restated Articles of Incorporation will not become effective until (1) it is approved by the affirmative vote of a majority of the outstanding common shares of the Company, (2) the Company completes the Separation, and (3) a certificate of amendment is filed with the California Secretary of State.

OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE FOREGOING PROPOSAL TO AMEND THE COMPANY’S RESTATED ARTICLES OF INCORPORATION TO CHANGE THE NAME OF OUR COMPANY TO [                    ].

Item 5. Ratification of Selection of Independent Auditor

The Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2010. Representatives of PwC are expected to be present at the annual meeting, and, if they do attend the annual meeting, will have an opportunity to make a statement and be available to respond to appropriate questions.

Selection of our independent registered public accounting firm is not required to be submitted for shareholder approval, but the Audit Committee is seeking ratification of its selection of PwC from our shareholders as a matter of good corporate governance. If the shareholders do not ratify this selection, the Audit Committee will reconsider its selection of PwC and will either continue to retain this firm or appoint a new independent registered public accounting firm. Even if the selection is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our Company’s best interests and those of its shareholders.

The affirmative vote of a majority of the shares represented and voting at the annual meeting will be required to ratify the selection of PwC as our Company’s independent registered public accounting firm for the 2010 fiscal year, provided that the shares voting affirmatively on the proposal also constitute at least a majority of the shares required to constitute a quorum at the meeting.

OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE FOREGOING PROPOSAL TO RATIFY THE SELECTION OF PwC AS OUR COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

III.    REQUIRED INFORMATION

Security Ownership of Management

The following table sets forth the total number of our common shares beneficially owned and the percentage of the outstanding shares so owned as of the record date by:

•	each director (and each nominee for director);

•	each executive officer named in the “Summary Compensation Table” on page 55 (each, a “named executive officer”); and

•	all directors and executive officers as a group.

Unless otherwise indicated in the notes following the table, the shareholders listed in the table are the beneficial owners of the listed shares with sole voting and investment power (or, in the case of individual shareholders, shared power with such individual’s spouse) over the shares listed. Shares subject to rights exercisable within 60 days after the record date are treated as outstanding when determining the amount and percentage beneficially owned by a person or entity.

Shareholders	Number of Common shares	Percent if greater than 1%
Directors
George L. Argyros(1)	1,108,252	1.1%
Bruce S. Bennett	7,038	—
Matthew B. Botein	—	—
J. David Chatham	41,207	—
Glenn C. Christenson	55,438	—
Hon. William G. Davis	7,989	—
James L. Doti	21,107	—
Lewis W. Douglas, Jr.	40,399	—
Christopher V. Greetham	15,438	—
Parker S. Kennedy(2)	3,329,658	3.2%
Thomas C. O’Brien	3,938	—
Frank E. O’Bryan	44,759	—
John W. Peace	—	—
D. Van Skilling(3)	49,361	—
Herbert B. Tasker	23,165	—
Virginia M. Ueberroth(4)	112,539	—
Mary Lee Widener	2,739	—

Named executive officers who are not directors
Dennis J. Gilmore	296,226	—
Frank V. McMahon(5)	222,572	—
George Livermore	41,960	—
Anthony S. Piszel	2,931	—
Max O. Valdes	21,342	—

All directors, named executive officers and other executive officers as a group (25 persons)	6,148,658	5.8%

The shares set forth in the table above include shares that the following individuals have the right to acquire within 60 days of the record date in the amounts set forth below:

Individuals	Shares
Hon. George L. Argyros	5,000
J. David Chatham	12,250
Hon. William G. Davis	5,000
James L. Doti	5,000
Lewis W. Douglas, Jr.	5,000
Parker S. Kennedy	384,000
Frank E. O’Bryan	5,000
D. Van Skilling	9,350
Herbert B. Tasker	5,000
Virginia M. Ueberroth	5,000
Dennis J. Gilmore	258,000
Frank V. McMahon(5)	180,000
George Livermore	26,000
Max O. Valdes	16,000

(1)	Includes 235,534 shares held in the Argyros Family Trust, for the benefit of Mr. Argyros and his family members and over which Mr. Argyros has voting and dispositive power; 3,400 shares held by Mr. Argyros as trustee, with investment power over such securities, of a trust for the benefit of a family member; 125 shares held in a Uniform Transfers to Minors Act custodial account for which Mr. Argyros serves as the custodian; 7,513 shares held by a trust for which Mr. Argyros is not a trustee, over which Mr. Argyros may be deemed to have investment power; 720,041 shares are held by a nonprofit corporation whose six-member board of directors includes Mr. Argyros and his wife, which board directs the voting and disposition of such shares; 18,800 shares held by another nonprofit corporation with a five-member board, including Mr. Argyros, having similar voting and dispositive power; and an aggregate of 114,700 shares held by two companies of which Mr. Argyros is the sole shareholder, chief executive officer and a director. Mr. Argyros disclaims beneficial ownership of all shares included in the table which are held by a nonprofit corporation or by a trust for which Mr. Argyros is not the beneficiary.

(2)	Of the shares credited to Parker S. Kennedy, chairman of the board and chief executive officer of the Company, 49,572 shares are held directly and 2,896,086 shares are held by Kennedy Enterprises, L.P., a California limited partnership of which Mr. Kennedy is the sole general partner. The limited partnership agreement pursuant to which the partnership was formed provides that the general partner has all powers of a general partner as provided in the California Uniform Limited Partnership Act, including the power to vote securities held by the partnership, provided that the general partner is not permitted to cause the partnership to sell, exchange or hypothecate any of its shares of stock of the Company without the prior written consent of all of the limited partners. Of the shares held by the partnership, 464,531 are allocated to the capital accounts of Mr. Kennedy. The balance of the shares held by the partnership is allocated to the capital accounts of the other limited partners, who are relatives of Mr. Kennedy. Except to the extent of his voting power over the shares allocated to the capital accounts of the limited partners, Mr. Kennedy disclaims beneficial ownership of all shares held by the partnership other than those allocated to his own capital accounts.

(3)	Includes 2,365 shares held by a nonprofit corporation for which Mr. Skilling serves as a director and officer. In his capacity as an officer, Mr. Skilling has the power, acting alone, to direct the voting and disposition of the shares. Also includes 2,698 shares held in three trusts for which Mr. Skilling serves as the trustee. In this position, Mr. Skilling has the power to direct the voting and disposition of the shares.

(4)	Includes 5,000 shares held by a nonprofit corporation of which Ms. Ueberroth is an officer and whose six-member board of directors is composed of Ms. Ueberroth and her husband and children. In her capacity as an officer of that corporation, Ms. Ueberroth has the power, as do certain other officers, to direct the voting and disposition of the shares. Ms. Ueberroth disclaims beneficial ownership of these shares.

(5)	As of November 18, 2009, the date of the most recent Form 4 filed by Mr. McMahon regarding his shares of the Company.

Board and Committee Meetings

Our Board held ten meetings during 2009. Each director attended 75% or more of the meetings of the Board and the committees (if any) on which the director served, except for Mr. Argyros, who attended 70% of his meetings, and Mr. Peace, who attended 60% of his meetings. From time to time, our Board may act by unanimous written consent as permitted by the laws of the State of California.

Audit Committee

The members of the Audit Committee are Messrs. Chatham (chairman), Christenson, Doti, O’Bryan and Skilling. The functions performed by this committee include:

•	reviewing internal auditing procedures and results,

•	selecting our independent registered public accounting firm,

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engaging with our compliance and risk management executives to review the state of enterprise risk management and compliance programs with a view to understanding the steps management has taken to monitor and control the Company’s major risk exposures,

•	reviewing with internal counsel the state of litigation, claims and regulatory matters,

•	discussing with management, internal audit and external advisors the state of internal controls and management tone,

•	directing and supervising investigations into matters within the scope of its duties, and

•	reviewing with the independent registered public accounting firm the plan and results of its audit and determining the nature of other services to be performed by, and fees to be paid to, such firm.

During 2009, our Audit Committee met twelve times. This committee’s charter is posted in the corporate governance section of our Web site at www.firstam.com. Our Board of Directors has determined that Messrs. Christenson and Skilling are audit committee financial experts within the meaning of the SEC’s rules and regulations and that each member of the Audit Committee meets the requirement of independence established in the Securities Exchange Act of 1934, as amended, and the New York Stock Exchange Listing Standards.

Compensation Committee

The members of the Compensation Committee are Messrs. Chatham, Christenson, Davis, Douglas (chairman), Greetham, O’Brien, Skilling and Tasker. This committee establishes compensation rates and procedures with respect to our executive officers, including bonus awards, monitors our equity compensation plans and makes recommendations to the Board regarding director compensation. During 2009, our Compensation Committee met eleven times. This committee’s charter is posted in the corporate governance section of our Web site at www.firstam.com.

On October 6, 2009, the Board established two subcommittees of the Compensation Committee—one to address compensation matters for the financial services group and one to address compensation matters for the information solutions group. Matters related to the compensation of the Company’s Chief Executive Officer and certain other matters were reserved to the entire Compensation Committee.

Additional information concerning the Compensation Committee’s processes and procedures and consideration and determination of non-employee director compensation is included in the section entitled “2009 Director Compensation,” which begins on page 76. Additional information concerning the executive compensation policies and objectives established by the Compensation Committee, the Compensation Committee’s processes and procedures for consideration and determination of executive compensation, and the role of executive officers and the Compensation Committee’s compensation consultant in determining executive compensation is included in the section entitled “Compensation Discussion and Analysis,” which begins on page 35.

Nominating and Corporate Governance Committee

The members of this committee are Messrs. Argyros, Bennett, Chatham, Davis (chairman), Douglas, O’Brien and Skilling and Ms. Ueberroth. This committee is responsible for identifying individuals qualified to become directors of our Company; recommending that the Board select the nominees identified by the committee for all directorships to be filled by the Board or by the shareholders; and developing, recommending to the Board and periodically reviewing the corporate governance principles applicable to our Company. This committee held seven meetings during 2009. This committee’s charter is posted in the corporate governance section of our Web site at www.firstam.com. The committee has adopted procedures by which certain shareholders of the Company may recommend director nominees to the Board. In particular, the committee has established a policy whereby it will accept and consider, in its discretion, director recommendations from any shareholder holding in excess of five percent of the Company’s outstanding common shares. Such recommendations must include the name and credentials of the recommended nominee and should be submitted to the secretary of the Company at our address indicated on the first page of this proxy statement. The committee will evaluate director candidates recommended by shareholders for election to our Board in the same manner and using the same criteria as used for any other director candidate (as described below). If the committee determines that a shareholder-recommended candidate is suitable for membership on our Board, it will include the candidate in the pool of candidates to be considered for nomination upon the occurrence of the next vacancy on our Board or in connection with the next annual meeting of shareholders.

As stated in the above-mentioned charter, while the committee has no specific minimum qualifications in evaluating a director candidate, the committee takes into account all factors it considers appropriate in identifying and evaluating candidates for membership on our Board, including some or all of the following: strength of character, an inquiring and independent mind, practical wisdom, mature judgment, career specialization, relevant technical skills, reputation in the community, diversity and the extent to which the candidate would fill a present need on the Board. The committee makes recommendations to the full Board as to whether or not incumbent directors should stand for re-election. However, if our Company is legally required by contract or otherwise to provide third parties with the ability to nominate directors, the selection and nomination of such directors generally is not subject to the committee process for identifying and evaluating nominees for director. The committee conducts all necessary and appropriate inquiries into the background and qualifications of possible candidates and may engage a search firm to assist in identifying potential candidates for nomination.

The Company does not have a formal policy for the consideration of diversity in indentifying nominees for director. However, the Nominating and Corporate Governance Committee recognizes the benefits associated with a diverse board and, as indicated above, considers diversity as a factor when identifying and evaluating candidates for membership on our Board. This committee utilizes a broad conception of diversity, including professional and educational background, prior experience on other boards of directors (both public and private), political and social perspectives as well as race, gender and national origin. Utilizing these factors, and the factors described above, this committee makes recommendations, as the committee deems appropriate, regarding the composition and size of the Board. The priorities and emphasis of this committee and of the Board may change from time to time to take into account changes in business and other trends and the portfolio of skills and experience of current and prospective Board members.

Independence of Directors

The Board has affirmatively determined that each member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, as well as each other member of the

Board, except Parker S. Kennedy, John W. Peace and Mary Lee Widener (who are not independent), is “independent” as that term is defined in the corporate governance rules of the New York Stock Exchange for listed companies, and that each member of the Audit Committee is independent under the additional standards applicable to that committee. In making these determinations, the Board considered the following relationships between directors and the Company: Messrs. Argyros and Botein are affiliated with entities that do business with the Company in the ordinary course on arms length terms from time to time; until March 2010 Mr. Davis was of counsel to a Canadian law firm that has been retained by the Company from time to time, but that has not provided any services to the Company since the beginning of 2008; and each of Messrs. Argyros, Doti and O’Bryan and Ms. Ueberroth is affiliated with a nonprofit organization to which the Company and/or its management has made donations from time to time. Each of the relationships above, while considered by the Board, falls within the Company’s categorical independence standards contained in the Board’s corporate governance guidelines, which are available on the corporate governance section of the Company’s Web site at www.firstam.com. In addition to the relationships described above, Mr. O’Bryan continues to occupy space within the building housing the Company’s principal office, for which he continues to pay the Company rent at a market rate.

Board Leadership Structure; Meetings of Independent Directors

Our Board believes it is important to select the Company’s Chairman and the Company’s Chief Executive Officer in the manner it considers in the best interests of the Company at any given point in time. Accordingly, the Chairman and Chief Executive Officer positions may be filled by one individual or by two different individuals. Given the frequent interaction between the Board, its committees and management, our Board believes that the most effective leadership structure for the Company at this time is for Mr. Kennedy to serve as both our Chairman and Chief Executive Officer. Mr. Kennedy’s combined role as Chairman and Chief Executive Officer serves as a bridge between our Board and management and provides unified leadership for carrying out the Company’s strategic initiatives and business plans, including the pending Separation. If the Reincorporation proposal is approved and the Company completes the Separation transaction, the Board intends to separate the positions of Chief Executive Officer and Chairman.

To promote the independence of our Board and appropriate oversight of management, the independent directors annually elect a lead non-management director, currently Mr. Skilling, to ensure free and open discussion and communication among the non-management members of our Board, which are those directors who are not officers of the Company. In 2009, the non-management directors met five times in executive session without management present. The lead director is responsible for chairing and coordinating the agenda for these executive sessions of the non-management directors and serving as the principal liaison between the non-management directors as a group and the Chairman of the Board. In addition, the lead director provides advice to the Chairman with respect to the following: (i) establishing an appropriate schedule for Board meetings; (ii) preparing agendas for the meetings of the Board and its committees; (iii) the retention of consultants who report directly to the Board; (iv) the Nominating and Corporate Governance Committee’s oversight of the implementation of the Company’s corporate governance policies; and (v) the Compensation Committee’s oversight of the implementation of and compliance with the Company’s policies and procedures for evaluating and undertaking executive and incentive-based compensation.

Risk Oversight

The Board’s responsibilities in overseeing the Company’s management and business to maximize long-term shareholder value include oversight of the Company’s key risks and management’s processes and controls to manage them appropriately. Management, in turn, is responsible for the day-to-day management of risk and implementation of appropriate risk management controls and procedures.

Although risk oversight permeates many elements of the work of the full Board and the committees, the Audit Committee has the most direct and systematic responsibility for overseeing risk management. The Audit Committee Charter provides for a variety of regular and recurring responsibilities relating to risk, including:

•	having responsibility for the internal audit function, with that function reporting directly to the committee;

•	overseeing the independent registered public accounting firm;

•	receiving reports from management and the internal auditor regarding the adequacy and effectiveness of various internal controls;

•	reviewing periodically with counsel legal and regulatory matters that could have a significant impact on the company and could indicate emerging areas of risk;

•	overseeing the Company’s compliance program with respect to legal and regulatory requirements and risks; and

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discussing with management and the independent auditor the Company’s guidelines and policies with respect to risk assessment and risk management, including the Company’s major risk exposures and the steps management has taken to monitor and control such exposures.

In performing these functions, the committee regularly receives reports from management and internal and external auditors regarding the Company’s enterprise risk management program, compliance program, information security and business continuity programs, extraordinary claims and losses and noteworthy litigation.

Separately, the Compensation Committee oversees the Company’s compensation policies and practices and has assessed whether the Company’s compensation policies encourage excessive risk taking. The Compensation Committee has concluded that these policies and practices are not reasonably likely to have a material adverse effect on the Company. In arriving at that conclusion the Compensation Committee considered, among other factors, the metrics used to determine variable compensation; the portion of variable compensation paid in restricted stock units, which generally vest over five years; the amount of compensation paid as sales commissions and the number of people to whom such compensation is paid; and controls, such as actuarial studies on claims, quality checks that the Company employs and the approval process for certain compensation-related activities.

Director Attendance at Annual Meetings

Our directors are expected to attend the annual meetings of our shareholders. Each of the Company’s current directors were in attendance at that meeting, with the exception of Messrs. Argyros, Botein, Davis, Doti, Greetham and Peace.

Shareholder and Interested Party Communications with Directors

Shareholders and other interested parties may communicate directly with members of the board, including the lead director or any of the other non-management directors of our Company (individually or as a group) by writing to such director(s) at the business addresses provided under each director’s name in the corporate governance section of our Web site at www.firstam.com. Directors receiving such communications will respond as such directors deem appropriate, including the possibility of referring the matter to management of our Company, to the full Board or to an appropriate committee of the Board.

The Audit Committee has established procedures to receive, retain and address complaints regarding accounting, internal accounting controls or auditing matters, and for the submission by our employees of concerns regarding questionable accounting or auditing matters. Our 24-hour, toll-free hotline is available for the submission of such concerns or complaints at 1-800-589-3259. To the extent required by applicable law, individuals wishing to remain anonymous or to otherwise express their concerns or complaints confidentially are permitted to do so.

Transactions with Management and Others

On February 27, 2006, the Company loaned $7,500,000 to NHSA JPS LLC (“NHSA”), a Delaware limited liability company affiliated with Neighborhood Housing Services of America, Inc., of which Ms. Widener was president and chief executive officer until late 2009, pursuant to the terms and conditions of a loan agreement between the Company and NHSA. The loan bears interest at a rate of 2% per year, and matures in 2016. On November 3, 2006, the loan amount was increased to $9,500,000. During each of 2008 and 2009, interest payments totaled $190,000 annually. No principal payments have been due or made and the outstanding loan balance is $9,500,000. The loan agreement provides that a portion of the loan proceeds is to be used as a loan loss reserve for two loan pools collectively known as the “Anthem Loan Pools,” and a portion is to be used as working capital for operation of the “Anthem Project.” The Anthem Project involves a loan underwriting and funding program administered by NHSA that is designed to make prime grade home loans with prime grade pricing and mortgage insurance available to emerging markets borrowers who are rated as creditworthy through use of the Company’s proprietary Anthem credit scoring system as a guide in the loan approval process. The loan is secured by a Collateral Trust Agreement between the Company, NHSA and Union Bank of California, N.A., as trustee, whereby, in the event of a default by NHSA in the performance of obligations specified in the loan agreement or the related promissory note or the Collateral Trust Agreement, interest or other income accruing from certain home loan proceeds and investments of the Anthem Project would be applied toward payment of outstanding amounts due from NHSA to the Company under the promissory note and above-mentioned agreements, after payment of collection and other costs, including the fees and expenses of the trustee.

The Board of directors has adopted a written policy regarding related party transactions, which generally prohibits transactions between the Company and/or its affiliates, on the one hand, and the Company’s directors, officers (or officers of affiliates) or shareholders holding in excess of 5% of the Company’s common shares, on the other hand, without prior approval. The approving body may be either the Board or the Nominating and Corporate Governance Committee, or, if the proposed transaction involves $1,000,000 or less and it is impractical to seek the approval of the Board or that committee, then the chairman of the Nominating and Corporate Governance Committee may review and pre-approve of the transaction (or the chairman of the Audit Committee if the chairman of the Nominating and Corporate Governance Committee is a party to the transaction). The policy prohibits directors of the Company from entering into any transaction with the Company or any of its affiliates outside of the ordinary course of business, except for transactions previously approved by the Board and in effect on the date the policy took effect.

Certain transactions are excluded from the application of the policy and are therefore permitted without prior approval. For example, compensatory arrangements for service as an officer or director of the Company are excluded from the policy, as are transactions between the Company and its affiliates (other than directors and officers). In cases where the potential transaction would involve the officer, director or large shareholder only in an indirect fashion, the policy does not apply where such indirect interest results solely from ownership of less than 10% of, or being a director of, the entity entering into the transaction with the Company. In addition, arms length ordinary course transactions involving annual payments of $100,000 or less are permitted without prior approval.

Since January 1, 2009, Highfields Capital Management LP has purchased approximately $180,000 and BlackRock Inc. purchased approximately $425,000 of data, analytic and other Company products. Such purchases occurred on an arms-length basis.

Executive Officers

The following provides information regarding the Company’s current executive officers.

Name	Position(s) Held	Age
Parker S. Kennedy	Chairman of the Board, Chief Executive Officer	62
Dennis J. Gilmore	Chief Executive Officer, Financial Services Company	51
Anand K. Nallathambi	Chief Executive Officer and President, Information Solutions Company	48
Anthony S. Piszel	Chief Financial Officer and Treasurer	54
George S. Livermore	President of Data and Analytic Solutions Segment	49
Barry M. Sando	President of Information and Outsourcing Solutions Segment	50
Kenneth D. DeGiorgio	Senior Vice President, General Counsel and Secretary	38
Max O. Valdes	Senior Vice President and Chief Accounting Officer	55

All officers of the Company are appointed annually by the Board on the day of its election.

•

Parker S. Kennedy was named chairman and chief executive officer of the Company in 2003. He served as its president from 1993 to 2004 and was an executive vice president of the Company from 1986 to 1993. He has been employed by the Company’s subsidiary, First American Title Insurance Company, since 1977 and became a vice president of that company in 1979 and a director in 1981. During 1983, he was appointed executive vice president of First American Title Insurance Company, and in 1989 was appointed its president. He now serves as its chairman, a position to which he was appointed in 1999.

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Dennis J. Gilmore has been serving as chief executive officer of the Company’s financial services group since April 2008. Previously, Mr. Gilmore served as the Company’s chief operating officer from 2004 to 2008. He served as an executive vice president of the Company from 2003 to 2004 and served as president of the property information business segment (now known as the data and analytic solutions segment) from 1998 to 2005. Prior to that time, he established and managed the Lenders Advantage division of the Company’s subsidiary, First American Title Insurance Company, from 1993 to 1998 and was employed by the Company’s tax service subsidiary from 1988 to 1993.

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Anand K. Nallathambi serves as Chief Executive Officer and President of the Company’s information solutions company. He was appointed as President and Chief Operating Officer on November 30, 2009. Before serving as President and Chief Operating Officer of the Company’s information solutions company, Mr. Nallathambi served as chief executive officer of First Advantage Corporation from 2007 to 2009 and president of First Advantage from 2005 to 2007 following First Advantage’s acquisition of the Company’s credit information group. Prior to joining First Advantage, Mr. Nallathambi served as president of the Company’s credit information group and as president of First American Appraisal Services from 1996 to 1998.

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Anthony S. Piszel has been serving as chief financial officer and treasurer of the Company since January 2009. In March 2010 he was also named chief financial officer of the information solutions group. Prior to joining the Company, Mr. Piszel was executive vice president and chief financial officer for the Federal Home Loan Mortgage Corporation (Freddie Mac), from 2006 to 2008. From 2004 to 2006, Mr. Piszel served as chief financial officer of Health Net, Inc., a publicly traded managed health care company. Mr. Piszel served as corporate controller of financial services company, Prudential Financial, Inc., from 1999 to 2004, after holding various positions with Prudential beginning in 1993. Mr. Piszel also serves as a director of RehabCare Group, Inc., a position he has held since 2005, and is chairman of its Audit Committee.

•

George S. Livermore serves as president of the Company’s data and analytic solutions business segment, a position he has held since September, 2005. He was president of First American Real Estate Solutions L.P. since its formation in 1998.

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Barry M. Sando serves as president of the Company’s information and outsourcing solutions business segment, a position he has held since 1997. He was president of the Company’s flood zone certification subsidiary during 1997, served as its executive vice president from 1995 to 1997, and was employed by the Company’s tax service subsidiary from 1991 to 1995.

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Kenneth D. DeGiorgio was named senior vice president and general counsel of the Company in 2004. In 2006, he also became the Company’s secretary. Mr. DeGiorgio was vice president and associate general counsel of the Company from 2001 to 2004, and served as regulatory and acquisition counsel from 1999 to 2001.

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Max O. Valdes has served as the Company’s senior vice president and chief accounting officer since 2006. He served as chief financial officer from April 2008 to January 2009 and also performed chief financial officer functions from January to March 2006. Mr. Valdes served as vice president and chief accounting officer from 2002 to 2006. Prior to that time, he served as the Company’s controller. Mr. Valdes has been employed by the Company since 1988.

Compensation Discussion and Analysis

I.	The Company’s Compensation Philosophy & Objectives

A.	2009 Corporate Performance

In light of the continuing challenges in the marketplace, the Compensation Committee of the Board of Directors (the “Committee”) believes the Company performed well in 2009. Net income attributable to the Company for the year was $199.7 million, or $2.09 per diluted share, compared with a prior year loss of $26.3 million, or 28 cents per diluted share. The Company’s Financial Services Group (“FSG”) was able to substantially improve performance through a continued emphasis on centralizing, standardizing, and simplifying its business. The Company’s Information Solutions Group (“ISG”) reported increases in revenues, pre-tax income, and margins for 2009 despite the continued existence of challenging business conditions in many of its segments. These improvements occurred at the same time as the Company devoted substantial attention to the numerous steps required to complete or facilitate the separation of the Company in the first half of 2010. In particular, during 2009 the Company completed the buy-in of publicly held shares of First Advantage Corporation (“FADV”), amended the Experian joint venture agreement to facilitate the purchase of the remaining noncontrolling interest in 2010, made most regulatory filings that are required to consummate the transaction (all of which were made by the end of January 2010) and began the process of securing new credit facilities for both companies, commitments for which were received in early 2010.

Significantly higher 2009 incentive compensation awards, both short-term and long-term, to the named executive officers reflect the improvement in the Company’s performance and the achievement of these milestones. Just as the Company’s pay-for-performance philosophy resulted in significantly lower payouts for 2008, the Company’s improved financial performance in 2009 led to meaningful increases in the incentive compensation components of executive compensation. This correlation of performance to payouts under the short-term and long-term incentive programs is consistent with the Company’s compensation philosophy and objectives, as detailed below.

B.	Compensation Philosophy and Objectives

The Company’s annual executive officer compensation program, which has been approved by the Committee, is designed to enhance shareholder value by providing that a large part of executive officer compensation be related to the Company’s overall performance, the performance of the business unit or function for which the executive officer is responsible, and a subjective analysis of the contribution of each individual executive officer to the Company. The Company’s policy is further designed to develop and administer programs that will:

•	attract and retain key executives critical to the Company’s long-term vision and success;

•	provide compensation levels that are competitive with others in the Company’s peer group, as that peer group is identified by the Committee from time to time;

•	motivate executive officers to enhance long-term shareholder value; and

•	encourage the identification and implementation of best business practices.

C.	Named Executive Officers

This discussion addresses the compensation programs applicable to the Company’s named executive officers for 2009, namely:

Named Executive Officer	Position as of December 31, 2009
Parker S. Kennedy	Chairman and Chief Executive Officer
Dennis J. Gilmore	Chief Executive Officer, FSG
Anand Nallathambi	President and Chief Operating Officer, ISG
Anthony S. Piszel	Chief Financial Officer and Treasurer
George Livermore	President, Data and Analytic Solutions Segment
Max O. Valdes	Senior Vice President and Chief Accounting Officer
Frank V. McMahon	Former Chief Executive Officer, ISG

Messrs. Kennedy and Gilmore held their positions throughout 2009. Prior to being appointed President and Chief Operating Officer of ISG on December 4, 2009, Mr. Nallathambi served as Chief Executive Officer and President of FADV, which was a majority-owned publicly traded subsidiary of the Company until November 18, 2009, at which time it became a wholly-owned subsidiary of the Company. Prior to that time Mr. Nallathambi’s compensation program was determined by the compensation committee of FADV. Mr. Piszel has held his position since the commencement of his employment with the Company on January 27, 2009. Mr. Valdes held his position throughout 2009 and, in addition, served as interim Chief Financial Officer in 2009 until January 27, 2009, when Mr. Piszel assumed that role. Mr. McMahon held his position throughout 2009 until his departure from the Company on November 30, 2009.

II.	Role of the Compensation Committee

A.	General

The Committee is comprised of independent members of the Company’s Board of Directors. On October 6, 2009, the Board of Directors created two subcommittees of the Committee, one to address compensation matters for FSG and the other to address compensation matters for ISG, in either case including 2010 compensation programs for the named executive officers that each group would employ after the separation of the Company. Matters related to the compensation of Mr. Kennedy and the 2009 compensation of named executive officers would continue to be addressed by the entire Committee. Actions taken by the Committee as a whole or through one of its subcommittees are referred to generically in this discussion as an action taken by the Committee.

The Committee reviews and approves the base salaries of the executive officers of the Company and their annual incentive bonus programs, their long-term incentive compensation, other incentive plans and executive benefit plans. It also reviews and makes recommendations to the Board of Directors regarding director compensation. The Committee, in consultation with the compensation consultants that it retains, analyzes the reasonableness of the compensation paid to the executive officers. In discharging its functions, as described in more detail below, the Committee reviews compensation data from comparable companies and from relevant surveys, which it utilizes to assess the reasonableness of compensation for the Company’s executive officers. Page      contains a list of the Company’s executive officers.

The Committee’s function is more fully described in its charter which has been approved by the Company’s Board of Directors. The charter is available in the corporate governance section of the Company’s Web site at www.firstam.com.

The Committee meets with the chief executive officer to discuss his own compensation package, but ultimately decisions regarding his package are made solely based upon the Committee’s deliberations with input from its compensation consultant. Decisions regarding other executive officers are made by the Committee after considering recommendations from the chief executive officer and certain other executive officers, as appropriate, as well as input from its compensation consultants.

The Company’s chief executive officer and, as appropriate, its general counsel and chief financial officer, may attend the portion of the Committee’s meetings where individual executive officer performance is discussed. Only Committee members are allowed to vote on decisions regarding executive officer compensation.

B.	Interaction with Compensation Consultants

In making its determinations with respect to executive officer compensation, the Committee engages the services of Frederic W. Cook & Co., Inc. to assist with its review of the compensation package of the chief executive officer and other executive officers. In addition, the compensation consultant has assisted the Committee with related projects, such as evaluating non-employee director pay levels, advice with respect to the design of executive compensation programs, review of annual management incentive bonus plans, preparation of the Company’s compensation-related disclosures and related tasks.

The Committee retains the compensation consultant directly, although in carrying out assignments, the compensation consultant also interacts with Company management to the extent necessary and appropriate. The compensation consultant performs no services for management, though it does assist in the preparation of the Company’s compensation-related disclosures.

III.	Compensation Structure

A.	Pay Elements—Overview

The Company utilizes three main components of compensation:

•	Base Salary: fixed pay that takes into account an individual’s role and responsibilities, experience, expertise and individual performance;

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Annual Incentive Bonus: variable pay that is designed to reward executive officers primarily based on Company performance and/or the performance of the business unit or function for which the executive officer is responsible. The annual incentive bonus may be paid in cash, equity or a combination thereof;

•	Long-Term Incentives: stock-based awards, which currently consist solely of restricted stock units (“RSUs”). RSUs also may be awarded as a component of the annual incentive bonus.

B. Pay Elements—Details

(1) Base Salary

The Committee sets base salaries for executive officers based on the individual’s position within the Company and his current and sustained performance results. The Committee reviews executive officer base salaries each year and makes any adjustments it deems necessary based on, among other factors, the overall performance of the Company, new roles and/or responsibilities assumed by the executive officer, the performance of the executive officer’s business unit or area of responsibility, the executive officer’s significant impact on strategic goals, the executive officer’s length of service with the Company and the executive officer’s base salary relative to the base salaries of similar individuals in peer companies. The Committee gives no specific weighting to any one factor in setting the level of base salary, and the process ultimately relies on the subjective exercise of the Committee’s judgment. Although base salaries generally are targeted at market median or below, based on the Company’s peer group and relevant compensation survey data (discussed further below), the Committee also takes into account the factors described above, as well as the executive officer’s potential as a key contributor and amounts that may be required to recruit new executive officers.

Other than in the case of new hires, the Committee generally determines base salaries for executive officers around the beginning of each calendar year. As described below under VII.A. “Employment Agreements,” all of the named executive officers, other than Mr. Kennedy, have employment agreements that specify their base salaries. Mr. McMahon entered into an employment agreement at the time of his original employment in 2006 that, beginning in 2007, provided for a minimum base salary of $600,000. At Mr. McMahon’s request, on March 5, 2008, the Committee lowered his salary to $350,000. Messrs. Gilmore, Valdes, and Livermore entered into employment agreements with the Company in December 2008 and Mr. Piszel entered into an employment agreement with the Company on January 27, 2009. The agreements provide for a minimum base salary in the amount indicated in the column entitled “Minimum Base Salary” in the table immediately below. These amounts may be increased at the discretion of the Committee. Mr. Nallathambi’s base pay was established by the FADV compensation committee at $700,000 in early 2008, which amount is provided for in his employment agreement with FADV dated August 10, 2009.

For 2009, base salaries reflected the Company’s continuing efforts to respond to the difficult economic conditions that the Company faced in 2007 and 2008. In early 2008 management and the Committee initially concluded that the difficult economic conditions faced by the Company in 2007 and the equally uncertain economy in 2008 were overriding factors and, accordingly, determined that it was appropriate to make no adjustments to 2008 base salaries for the named executive officers. As part of the Company’s expense reduction efforts, management subsequently requested that, effective April 1, 2008, the base salaries of certain named executive officers be reduced from the original 2008 levels (reflected in the table below in the column entitled “January 1, 2008 Base Salary”) as part of the Company’s expense reduction initiatives. The reduced amounts are reflected in the table below under the column entitled “April 1, 2008 Base Salary”. On March 12, 2009, the Committee evaluated 2009 base salaries for the named executive officers. Taking into account the continuing uncertain conditions in the economy as well as certain of the other factors described above, the Committee determined that base salaries should remain at their 2008 levels for the named executive officers with the exception of Mr. Valdes, whose base salary the Committee increased to $350,000 as of March 1, 2009 in recognition of the unique perspective and talents he brings to the Company after having served as its interim chief financial officer.

The base salaries of the named executive officers as of January 1, 2008, April 1, 2008 and March 1, 2009 and the minimum base salary as required by their respective employment agreements are as follows:

Named Executive Officer	January 1, 2008 Base Salary	April 1, 2008 Base Salary	March 1, 2009 Base Salary	Minimum Base Salary
Kennedy, P.	$750,000	$675,000	$675,000	None
Gilmore, D.	$650,000	$585,000	$585,000	$585,000
Nallathambi, A.	$625,000	$700,000	$700,000	$700,000
Piszel, A.	n/a	n/a	$500,000	$500,000
Livermore, G.	$525,000	$350,000	$350,000	$350,000
Valdes, M.	$300,000	$300,000	$350,000	$300,000
McMahon, F.	$700,000	$350,000	$350,000	$600,000

On October 6, 2009, the Committee concluded that, in light of the significantly improved performance of FSC in 2009, it was appropriate to increase Mr. Gilmore’s base salary to $650,000, the amount it was prior to the expense reduction initiatives commenced in early 2008.

On February 23, 2010, the Committee made a determination regarding the salaries of Messrs. Gilmore and Valdes, each of whom is expected to be an executive officer of FSG following the separation of the Company. The Committee determined that their salaries would remain unchanged until the separation and that subsequent to the separation Mr. Gilmore’s salary would increase to $750,000, reflecting his increased responsibilities as the chief executive officer of a public company. The Committee also determined that, until the separation, Mr. Kennedy’s base salary would remain at its current rate and that it would defer any decision regarding his post-separation compensation to the compensation committees of FSG and ISG.

(2) Annual Incentive Bonus

The Company and the Committee consider the annual incentive bonus to be a critical component of the executive officer compensation program. In recent years the annual incentive bonus has accounted for the majority of the compensation paid to the named executive officers. This emphasis on annual incentive bonuses, as opposed to long-term incentive compensation, reflects the view that key components of the Company’s business operations are cyclical in nature. As described further below, the Company pays a significant portion of the annual incentive bonus in RSUs that vest over five years, which the Committee believes focuses executive officers on enhancing long-term shareholder value. Accordingly, the Company believes that an incentive structure tied to annual performance is a more effective means of motivating and rewarding executive officers to enhance long-term shareholder value.

As was the case in 2008, the Committee structured the 2009 annual incentive bonus program for executive officers as an objective annual incentive bonus program, based on measurable performance against financial targets, concluding that this increases the focus of executive officers on key drivers of shareholder value and would put the Company’s compensation practices more in line with current executive compensation trends. In implementation of this concept, the Committee established target bonus awards for each of the named executive officers. The percentage of the target bonus to be earned by each officer would be determined by measuring performance against pre-established metrics. The financial targets varied, depending on whether the officer’s responsibilities extended throughout the Company or were limited to either FSG or ISG or one of the Company’s segments.

Mr. Gilmore. Mr. Gilmore’s annual incentive bonus was determined by adjusting the applicable portion of the target bonus amount (described in the table below under the column entitled “Percentage of Target”) based on objective financial criteria in four areas (each described in the table below under the column entitled “Metric”), each of which had associated with it a threshold, target and superior level of achievement (described in the table below under the columns entitled “Threshold”, “Target” and “Superior”, respectively). At threshold, target and superior performance levels, 50%, 100% and 175% of the target bonus amount, respectively, was payable on a sliding scale between threshold and target and target and superior performance levels.

Metric	Percentage of Target	Threshold	Target	Superior	Actual 2009 Results
FSG Return on Equity	20%	5.0%	5.7%	6.5%	7.2%
Increase in Title Company Market Share	20%	0.5%	1.0%	2.0%	<0.5%
Title Insurance and Services Segment Profit Margin	30%	3.6%	5.0%	6.7%	5.9%
Title Insurance and Services Segment Labor and Operating Expense Ratio	30%	85%	82.8%	80%	81.5%

Under the original plan applicable to Mr. Gilmore, the profit margin and labor and operating expense ratio metrics adjusted to the extent that net operating revenues vary from a budgeted amount. The Committee, however, determined that the adjustment to these metrics should not apply because the plan, as designed, did not appropriately reflect the impact of the decline in commercial revenues in 2009. The Committee also noted the significant improvements in the performance of the title insurance and services segment, the meaningful increase in cash flow generated by the Company in 2009 compared to 2008 and the overall increase in shareholder value during 2009. As contemplated by the plan, the metrics also were adjusted for taxes and annual incentives (other than the return on equity metric), 50% of any office closures, severance expenses and asset impairments and, subject to the discretion of the Committee, realized investment losses. In light of the substantial improvement in the investment portfolio’s total return for 2009 over 2008 (which return includes both realized and unrealized gains and losses), the Committee determined that 50% of the realized investment losses for 2009 should be added back. Based on these metrics, the Committee determined Mr. Gilmore’s aggregate payout to be 117.36% of his target bonus.

Mr. McMahon. Mr. McMahon’s annual incentive bonus plan originally contemplated adjusting the applicable portion of the target bonus amount (described in the table below under the column entitled “Percentage of Target”) to the extent that actual performance of ISG deviated from budgeted performance in four areas (described in the table below under the column entitled “Metric”). Under Mr. McMahon’s plan, performance at budget (described in the table below under the column entitled “Budget”) would have resulted in the payment of the target bonus amount. Performance that deviates from budget would have resulted in an adjustment to the target bonus amount up or down in a stepped fashion by applying the following multipliers: (i) a 1.25 multiplier between 100.01% and 110% of budget or between 99.99% and 90% of budget; (ii) a 1.75 multiplier between 110.01% and 120% of budget or between 89.99% and 80% of budget; and (iii) a 2.5 multiplier above 120% or below 80% of budget (provided that in no event could the bonus exceed 175% of target).

Metric	Percentage of Target	Budget (in thousands, except percentages)	Actual 2009 Results (in thousands, except percentages)
ISG EBITDA Margin	35%	24.98%	24.23%
ISG EBITDA	30%	$514,908	$519,866
ISG Revenue	25%	$2,061,622	$2,145,204
ISG Free Cash Flow	10%	$284,249	$325,081

The EBIDTA metrics excluded amortization of stock based compensation expenses and the revenue and EBITDA metrics excluded one time items and investment gains and losses. Based on these metrics, Mr. McMahon’s payout would have been 102.23% of his target bonus amount, however, in connection with Mr. McMahon’s separation from service with the Company, the Company paid Mr. McMahon an annual incentive bonus at 106%, which represented the Company’s best estimate of the annual incentive bonus that would have been payable to him at that time.

Mr. Livermore. Twenty-five percent of Mr. Livermore’s annual incentive bonus was determined in the identical fashion as Mr. McMahon’s annual incentive bonus would have been but for his separation from service with the Company. The remaining 75% of Mr. Livermore’s annual incentive bonus was determined by adjusting the applicable portion of the target bonus amount (described in the table below under the column entitled “Percentage of Target”) to the extent that actual performance of the Company’s Data and Analytic Solutions segment (“D&A”) deviated from budgeted performance in four areas (described in the table below under the column entitled “Metric”). Under Mr. Livermore’s plan, performance at budget (described in the table below under the column entitled “Budget”) would result in the payment of the target amount. Performance that deviates from budget would result in an adjustment to the target bonus amount up or down in a stepped fashion by applying the following multipliers: (i) a 1.25 multiplier between 100.01% and 110% of budget or between 99.99% and 90% of budget; (ii) a 1.75 multiplier between 110.01% and 120% of budget or between 89.99% and 80% of budget; and (iii) a 2.5 multiplier above 120% or below 80% of budget (provided that in no event could the bonus exceed 175% of target).

Metric	Percentage of Target	Budget (in thousands, except percentages)	Actual 2009 Results (in thousands, except percentages)
D&A EBITDA Margin	35%	30.55%	32.64%
D&A EBITDA	30%	$159,642	$167,510
D&A Revenue	25%	$522,640	$513,185
D&A Free Cash Flow	10%	$86,057	$114,333

The metrics under Mr. Livermore’s plan were subject to the same adjustments as under Mr. McMahon’s plan. Based on these metrics, Mr. Livermore’s payout was 108.46% of his target bonus amount.

Messrs. Kennedy, Piszel and Valdes. Twenty-five percent of Messrs. Kennedy’s, Piszel’s and Valdes’ annual incentive bonus amount was determined by adjusting 25% of their respective target bonus amounts based on achievement of a target return on equity for the entire Company. At threshold (6.0%), target (7.0%) and superior (8.0%) performance levels, 50%, 100% and 175% of the target bonus amount, respectively, was payable on a sliding scale between threshold and target and target and superior performance levels. The Company achieved an 8.0% return on equity for 2009. The portion of the return on equity metric attributable to ISG was subject to the same adjustments as applied to Mr. McMahon’s plan and the portion attributable to FSG was subject to the same adjustments as applied to Mr. Gilmore’s plan. Half of the remaining 75% of their respective target bonus amounts adjusted based on the percentage of the target bonus that Mr. McMahon would have received but for his separation from service and the other half adjusted based on the percentage of the target bonus that Mr. Gilmore received. Based on these metrics, their payout was 126.10% of their respective target bonus amounts.

Mr. Nallathambi. Mr. Nallathambi’s annual incentive bonus was determined by adjusting his target bonus amount by the percentage that actual pre-tax net income of FADV (when adjusted for one time items related to the Company’s purchase of the publicly held shares of FADV) deviated from FADV’s budgeted pre-tax income. For 2009 FADV achieved 70% of its budgeted pre-tax net income and, accordingly, Mr. Nallathambi’s payout was 70% of his target bonus amount.

The following table summarizes the computation of the 2009 annual incentive bonuses and the amount paid in cash and RSUs (as described below) to each named executive officer. Except with respect to Mr. McMahon and Mr. Nallathambi, because the cash portion of the annual incentive bonuses is paid through the conversion of performance units, as described further below, the amounts in the table below are reflected in the Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation.”

Named Executive Officer	2009 Target Annual Incentive Bonus	2009 Metric Result	2009 Annual Incentive Bonus Amount	2009 Actual Bonus			2008 Actual Bonus
				Cash	RSUs		Cash		RSUs
Kennedy, P.	$2,075,000	126.10%	$2,616,483	$1,308,242	$1,308,242		$0	(1)	$0	(1)
Gilmore, D.	$1,690,000	117.36%	$1,983,353	$991,677	$991,677		$805,500		$537,000
Nallathambi, A.	$700,000	70.00%	$490,000	$490,000	$637,500	(2)	$444,500		$662,000	(2)
Piszel, A.	$1,000,000	126.10%	$1,260,956	$756,574	$504,382		n/a		n/a
Livermore, G.	$950,000	108.46%	$1,030,369	$669,740	$360,629		$653,718		$352,002
Valdes, M.	$500,000	126.10%	$630,478	$409,811	$220,667		$309,532		$132,657
McMahon, F.	$1,925,000	n/a	$2,040,500	$2,040,500	$0		$1,136,362	(3)	$611,888	(3)

(1)	Though entitled to receive an annual incentive bonus of $1,849,143 in 2008, Mr. Kennedy requested that the Committee not award him an annual incentive bonus.

(2)	Mr. Nallathambi’s compensation plan, as established by the FADV compensation committee, contemplated the payment of his annual incentive bonus in cash and the issuance of 50,000 FADV RSUs. The amount presented in the table represents the product derived from the multiplication of these 50,000 RSUs by $12.75, the last closing price of FADV’s common stock before Company announced its intent to acquire the publicly held shares of FADV. The RSUs reflected in the 2008 column were approved by the FADV compensation committee in March 2009 and consisted of (i) $162,000 that clearly related to 2008 performance and (ii) $500,000 for which the documentation currently available to the Company is somewhat unclear as to the degree to which these related to 2008 performance or 2009 performance.

(3)	Though entitled to receive an annual incentive bonus of $1,823,250, Mr. McMahon requested that his annual incentive bonus be reduced by $75,000 so that the amount could be awarded to another individual.

The Committee has concluded that the alignment of executive officer efforts with long-term increases in shareholder value would be advanced by paying a portion of the annual incentive bonus in the form of RSUs. Because these RSUs vest over a five year period, this practice also discourages executive officers from taking excessive risks for short term gains. RSUs granted as part of the annual incentive bonus program will sometimes be referred to as “Bonus RSUs” for purposes of clarity. Pursuant to schedules previously approved by the Committee, for 2009 50% of Messrs. Kennedy’s and Gilmore’s annual incentive bonuses were paid in Bonus RSUs, 40% of Mr. Piszel’s annual incentive bonus was paid in Bonus RSUs and 35% of Messrs. Valdes’ and Livermore’s annual incentive bonuses were paid in Bonus RSUs. Because of his departure from the Company, Mr. McMahon’s annual incentive bonus was paid entirely in cash.

Mr. Nallathambi’s annual incentive bonus for 2009 also was paid entirely in cash, however, his compensation plan, as established by the FADV compensation committee, provided for the payment to him of 50,000 FADV RSUs. During 2009, as a result of the Company’s purchase of the publicly traded shares of FADV in 2009, FADV common stock ceased trading on a public market. Consequently, in lieu of these 50,000 FADV RSUs, the Committee paid to Mr. Nallathambi $637,500 in Bonus RSUs, which amount represents the product derived from the multiplication of 50,000 by $12.75, which is the last closing price of FADV common stock before the Company announced its intent to acquire the publicly held shares of FADV.

RSUs are denominated in units of the Company’s common shares. In accordance with Company policy, the number of units granted to a named executive officer in 2010 for 2009 performance was determined by dividing the dollar amount of the annual incentive bonus that the Committee determines to be paid in RSUs by the closing price of the Company’s stock on March 3, 2010, the second day on which the New York Stock Exchange was open for trading following the filing of the Company’s Annual Report on Form 10-K. The Company’s common shares are not actually issued to the participant on the grant date. Instead, when an RSU vests, the participant is entitled to receive shares of common stock. Dividends paid on the Company’s common shares are treated as if they were paid at the same time with respect to the RSUs and immediately reinvested in additional RSUs which are subject to the same restrictions as the underlying RSUs.

As a general rule Bonus RSUs vest at a rate of 20% on each anniversary of the date of grant. The Bonus RSUs issued to Mr. Nallathambi as part of his 2009 compensation plan vest one-third per year on each anniversary of the date of grant, which is consistent with FADV’s historical vesting practice. Vesting accelerates in certain circumstances, including upon the death or disability of the recipient and upon the one year anniversary of the early retirement or normal retirement of the recipient or the date on which the recipient is terminated without cause. Early retirement means the termination of the recipient’s employment, other than for cause, after having reached age 55 and 10 years of service. Normal retirement means the termination of the recipient’s employment, other than for cause, after having reached age 62, irrespective of the number of years of service. It is a condition of early vesting in the event of disability, termination without cause or retirement that the recipient sign a separation agreement in a form satisfactory to the Company. An RSU holder has none of the rights of a shareholder unless and until shares are actually delivered to the holder.

The Bonus RSUs issued in 2009 and 2010 to the Company’s named executive officers provide that, except in the case of death, disability or certain changes-in-control, none of the Bonus RSUs shall vest unless the net income of the Company for the year of issuance is at least $50 million, excluding (a) asset write-downs,

(b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary, unusual and/or nonrecurring items of gain or loss and (f) foreign exchange gains and losses (“Extraordinary Items”). The Committee decided to place such a condition on the vesting of Bonus RSUs so that they could be deducted by the Company for tax purposes under Section 162(m) of the Internal Revenue Code.

With respect to Bonus RSUs issued in 2009 in connection with the 2008 annual incentive bonuses, it should be noted that as required by applicable rules these Bonus RSU grants were not reflected in the Company’s 2008 Summary Compensation table, the Grants of Plan-Based Awards table, or the Outstanding Equity Awards at Fiscal Year End table, but are reported in the corresponding tables contained herein. Similarly, in the case of the Bonus RSUs issued in 2010 in connection with the 2009 annual incentive bonuses, these Bonus RSU grants are not shown in the Summary Compensation table, the Grants of Plan-Based Awards table or the Outstanding Equity Awards at Fiscal Year End table contained herein. As required by applicable rules, these tables only show equity awards issued in 2009.

In 2009 the Committee established a performance unit arrangement for named executive officers (other than Mr. Nallathambi, whose compensation was not determined by the Committee at the time) designed to permit the Company to deduct for tax purposes under Section 162(m) of the Internal Revenue Code the entire amount of the cash portion of the annual incentive bonus awarded for 2009 performance. The arrangement involved the granting of performance units in an amount significantly exceeding the cash portion of the target bonus amount, followed by a reduction of the amount of performance units to eliminate the excess units when actual cash bonus amounts had been determined. The remaining units were then utilized to pay the cash portion of the annual incentive bonus in the amount determined by the Committee. On March 12, 2009, the Committee granted to each of the named executive officers performance units with a cash value equal to twice the expected cash portion of the 2009 target annual incentive bonus (except for Mr. Valdes, who was granted 552,000 performance units). These performance units, which were issued under the Company’s 2006 Incentive Compensation Plan, provided that they would not be payable unless the net income of the Company for 2009 was at least $50 million, excluding Extraordinary Items. The Committee determined that this target was met for 2009, with the result that the named executive officers ultimately received performance units for 2009, which the Committee subsequently converted into cash in the amount shown in the preceding table in the column labeled “2009 Actual Bonuses—Cash.”

On February 23, 2010, the Committee considered target 2010 bonus amounts and the metrics for adjusting those amounts for Messrs. Kennedy, Gilmore and Valdes. The Committee determined that Mr. Valdes’ target bonus amount should remain unchanged and that, for the period prior to the separation of the Company, Mr. Gilmore’s target bonus amount also should remain unchanged, but that for the period subsequent to the separation his target bonus should be increased, on a pro rata basis, to $2,100,000. As with Mr. Gilmore’s base salary, this increase reflects his increased responsibilities as the chief executive officer of a public company. The Committee determined that until the separation, Mr. Kennedy’s target bonus would remain at its 2009 level and would be pro-rated for the period prior to the separation. The Committee deferred any determination of Mr. Kennedy’s post-separation target bonus amount to the compensation committees of FSG and ISG.

Messrs. Gilmore’s and Valdes’ annual incentive bonus will be determined by adjusting the target bonus amount based on objective financial criteria in two areas, each of which has associated with it a threshold, target and superior level of achievement. Fifty percent of the target bonus amount adjusts based on the extent that actual return on equity for FSG deviates from budgeted return on equity and fifty percent adjusts based on the extent to which the actual pretax profit margin of FSG deviates from the budgeted margin. These metrics exclude costs incurred in connection with the separation of the Company and, at the discretion of the Committee, unusual or one time items. At threshold, target and superior performance levels, 50%, 100%, and 175% of the target bonus amount is payable, respectively. Performance on each measure could range from zero to above 175% to a maximum of 250% on a linear basis, provided that the total bonus payment is capped at 175% of the target. It is anticipated that Mr. Gilmore’s annual incentive bonus for 2010 will be paid 50% in cash and 50% in Bonus

RSUs and that Mr. Valdes’ annual incentive bonus for 2010 will be paid 65% in cash and 35% in Bonus RSUs with the final percentage to be determined based on their total compensation for the year. In both instances the Bonus RSUs will vest in four equal annual increments commencing on the first anniversary of the date of grant.

It is anticipated that half of Mr. Kennedy’s pre-separation annual incentive bonus will be determined by adjusting his target bonus amount in the same manner as Mr. Gilmore’s bonus, and that the other half will be adjusted pursuant to the criteria applicable to the information solutions company’s chief executive officer, when that criteria is determined.

For 2010, the Committee again established a performance arrangement for Mr. Kennedy and for those named executive officers who are expected to be executive officers of FSC subsequent to the spin-off. The Committee granted to Messrs. Kennedy, Gilmore, and Valdes performance units with a cash value equal to twice the expected cash portion of the 2010 target annual incentive bonus. These performance units, which were issued under the Company’s 2006 Incentive Compensation Plan, provided that they would not be payable unless the net income of the Company for 2010 was at least $50 million, excluding Extraordinary Items. As in 2009, the award agreements give the Committee complete discretion to reduce the actual amount of bonus payable to any lesser amount. It is expected that such a reduction will be made when the Committee determines the actual 2010 annual incentive bonus.

(3) Long-Term Incentives

Since 2006 the Committee has provided long-term incentives to its executive officers through the issuance of RSUs. The Committee believes that RSUs provide the best means of aligning the interests of executive officers with those of its long-term shareholders based on, among other factors, (a) the significant accounting charges that result from alternative forms of long-term equity compensation, in particular stock options, (b) the tendency for employees, as a result of the cyclical nature of some of the Company’s core businesses, to assign a value to stock options that is lower than the actual accounting expense for those options, and (c) the difficulties in establishing long-term performance targets. The Committee also believes that such long-term incentive awards, particularly when coupled with the payment of a meaningful portion of the annual incentive bonus in Bonus RSUs, incentivizes executive officers to have a long-term perspective on the Company’s performance and, concomitantly, discourages them from taking excessive risk to achieve short term gains. RSUs issued as part of the Company’s long-term incentive program will sometimes be referred to as “Long-Term Incentive RSUs,” to distinguish them from the previously described Bonus RSUs awarded to the named executive officers as a portion of their annual incentive bonus.

With respect to the Long-Term Incentive RSUs issued in 2009 in connection with performance in 2008, based on an analysis of long-term incentive awards made by comparable companies and the recommendations of its compensation consultant, the Committee had established in July 2008 a schedule of the maximum amount of Long-Term Incentive RSUs that could be potentially awarded to each of the named executive officers. The Committee determined that the amount of Long-Term Incentive RSUs to be awarded for 2008 would be based on its and Mr. Kennedy’s subjective evaluation of each named executive officer’s performance and on the overall performance of the Company. Based on this evaluation, the Committee on March 3, 2009, approved of the granting of the Long-Term Incentive RSUs set forth in the column entitled “Long-Term Incentive RSUs Granted in 2009” in the following table. In light of the Company’s performance in 2008, Mr. Kennedy requested that he not receive a Long-Term Incentive RSU grant. The Committee assented to this request.

On March 12, 2009, the Committee determined the maximum amount of Long-Term Incentive RSUs that it would award to named executive officers in 2010 in connection with 2009 performance. Given that the Committee retains the complete discretion to determine the amount of the final award, the Committee determined that the maximum amount of such awards should remain at the level established for 2009.

On February 23, 2010, the Committee met to consider the amount of RSUs to be awarded to executive officers in connection with performance in 2009. The Committee determined that in light of the Company’s improved performance in 2009 over 2008 and the contribution of the named executive officers to such performance, a significantly greater amount of RSUs should be awarded for 2009 performance than were awarded for 2008 performance. The amounts awarded to the named executive officers are set forth in the table below in the column entitled “Long-Term Incentive RSUs Granted in 2010”. No Long-Term Incentive RSU awards were made to Mr. Nallathambi, whose 2009 compensation program was determined by the FADV compensation committee, or to Mr. McMahon as a result of his departure from the Company.

The terms and conditions of Long-Term Incentive RSUs are identical to the Bonus RSUs issued to the named executive officer except that vesting does not accelerate upon early retirement or termination without cause and their value is not included in determining the amount of the benefit under the Company’s Executive Supplemental Benefit Plan (“SERP”).

The approximate dollar values of the Long-Term Incentive RSUs issued to each of the named executive officers and, for awards made in 2010 in connection with 2009 performance, the maximum potential value of the awards, are described in the following table:

Named Executive Officer	Long-Term Incentive RSUs Granted in 2008(1)	Long-Term Incentive RSUs Granted in 2009(1)	Maximum Potential 2010 Long-Term Incentive RSUs	Long-Term Incentive RSUs Granted in 2010(1)
Kennedy, P.	$0	$0	$850,000	$850,000
Gilmore, D.	$500,000	$342,000	$850,000	$850,000
Nallathambi, A.	n/a	n/a	n/a	n/a
Piszel, A.	n/a	n/a	$500,000	$475,000
Livermore, G.	$300,000	$200,000	$350,000	$325,000
Valdes, M.	$225,000	$100,000	$175,000	$165,000
McMahon, F.	$525,000	$100,000	$850,000	n/a

(1)	The actual dollar value of the RSUs may differ slightly from these dollar amounts in the table due to rounding. Pursuant to Company policy, the Long-Term Incentive RSUs granted (a) in 2008 were issued on March 4, 2008, (b) in 2009 were issued on March 4, 2009, and (3) in 2010, were issued on March 3, 2010, in each case the second day on which the New York Stock Exchange was open for trading following the filing of the Company’s Annual Report on Form 10-K for the applicable year.

As indicated above with respect to Bonus RSUs, it should be noted that, as required by applicable rules, Long-Term Incentive RSUs granted in 2010 in connection with 2009 performance are not reflected in the Summary Compensation table, the Grants of Plan-Based Awards table, or the Outstanding Equity Awards at Fiscal Year End table contained herein. Those tables reflect Long-Term Incentive RSUs granted in 2009 in connection with 2008 performance.

On February 23, 2010, the Committee considered the maximum potential Long-Term Incentive RSU award amounts for Messrs. Kennedy, Gilmore and Valdes. The Committee determined that Mr. Valdes’ maximum amount should remain unchanged and that, for the period prior to the separation of the Company, Mr. Gilmore’s amount also should remain unchanged, but that for the period subsequent to the separation his maximum amount should be increased on a pro rata basis to $900,000. As with the other aspects of Mr. Gilmore’s 2010 compensation, this increase reflects his increased responsibilities as the chief executive officer a public company. The Committee determined that until the separation, Mr. Kennedy’s maximum potential Long-Term Incentive RSU award would remain at its 2009 level and would be pro-rated for the period prior to the separation. The Committee deferred any determination of Mr. Kennedy’s post-separation maximum potential amount to the compensation committees of FSG and ISG.

Summary of Base Salary, Bonus, and Long-Term Incentive Compensation Paid for 2009. The following table summarizes for each named executive officer the amount paid for 2009 in the form of total base salary, annual incentive bonus (paid in 2010 for 2009 performance) and long-term incentive RSUs (granted in 2010 in connection with 2009 performance):

Named Executive Officer	Base Salary Paid in 2009	2009 Actual Bonus (Paid in 2010)		Long-Term Incentive RSUs Issued in 2010 in Connection with 2009 Performance	Total
		Cash	Bonus RSUs
Kennedy, P.	$675,000	$1,308,242	$1,308,242	$850,000	$4,141,484
Gilmore, D.	$597,500	$991,677	$991,677	$850,000	$3,430,854
Nallathambi, A.	$700,000	$490,000	$637,500	n/a	$1,827,500
Piszel, A.	$451,924	$756,574	$504,382	$475,000	$1,736,408
Livermore, G.	$350,000	$669,740	$360,629	$325,000	$1,705,369
Valdes, M.	$340,385	$409,811	$220,667	$165,000	$1,135,863
McMahon, F.	$336,538	$2,040,500	$0	n/a	$2,377,038

(4) Other Executive Officer Benefits, including Perquisites and Retirement Benefits

Executive officers are entitled to employee benefits generally available to all full-time employees (subject to fulfilling any minimum service requirement). This would include elements such as the vacation and health and welfare benefits generally available to all employees. In designing these elements the Company seeks to provide an overall level of benefits that are competitive with those offered by similar companies in the markets in which the Company operates.

In addition, certain perquisites have historically been made available to named executive officers. The Company, however, in 2007 determined to discontinue significant perquisites for executive officers, including country club memberships and car allowances. Further details regarding perquisites are found in the Summary Compensation table and accompanying footnotes.

Named executive officers may participate in several benefit plans that provide benefits upon retirement. Such retirement benefits include: The First American Corporation 401(k) Savings Plan, The First American Corporation Pension Plan, The First American Corporation Pension Restoration Plan, the SERP and The First American Corporation Deferred Compensation Plan. The first two plans are generally available to employees (except that the Pension Plan is limited to individuals who became participants before 2002 and the Restoration Plan is limited to individuals who became participants before 1995), while the remaining three plans are limited to a select group of management. The First American Corporation 401(k) Savings Plan is a tax-qualified profit-sharing plan, which authorizes Company matching contributions based on the amount of employee pre-tax contributions and a schedule that ties the amount of matching contributions to the Company’s profitability. For 2009, the Company will provide a match of $1.00 for each $1.00 employees contributed to the plan, up to 3% of the employee’s eligible compensation. Further explanation of the other four plans can be found in connection with the Pension Benefits and Deferred Compensation tables in the “Executive Compensation” section. The Company believes that these plans provide a valuable recruiting and retention mechanism for its executive officers and enable the Company to compete more successfully for qualified executive talent.

C.	Pay Mix

The Committee utilizes the particular elements of compensation described above because it believes that they represent a well-proportioned mix of stock-based compensation, retention value and at-risk compensation which produces short-term and long-term performance incentives and rewards. By following this portfolio approach, the Committee endeavors to provide the named executive officer with a measure of security with respect to the minimum level of compensation he is entitled to receive, while motivating the named executive officer to focus on the business metrics that will produce a high level of performance for the Company with corresponding increases in shareholder value and long-term wealth creation for the executive officer, as well as reducing the risk of loss of top executive talent to competitors.

For executive officers, the mix of compensation is weighted heavily toward at-risk pay and, in particular, the annual incentive bonus. This pay mix is consistent with the overall philosophy of maintaining a pay mix that results fundamentally in a pay-for-performance orientation for the Company’s executive officers.

D.	Pay Levels and Benchmarking

Overall compensation levels for named executive officers are determined based on a number of factors, including each individual’s roles and responsibilities within the Company, each individual’s experience and expertise, the compensation levels for peers within the Company, compensation levels in the marketplace for similar positions and performance of the individual and the Company as a whole. In determining these compensation levels, the Committee considers all forms of compensation and benefits.

In order to determine competitive compensation practices, the Committee primarily relies upon data compiled from public filings of selected companies (“comparator companies”) that it considers appropriate comparators for the purpose of developing executive compensation benchmarks. The comparator companies are identified below. In addition, the Company periodically considers nationally recognized survey data published by various consulting firms, such as Towers Perrin, Hewitt and Mercer. Compensation survey data includes information from both general industry and the financial sector. The general industry survey data considered companies with revenues between $5 billion and $10 billion with a broader range for financial industry companies.

With respect to 2009 executive compensation, the Committee determined that, in light of the fact that the FSG and the ISG function in many respects as separate companies, it should construct three groups of comparator groups: one group consisting of companies comparable to the Company and applicable to executive officers, such as Messrs. Kennedy, Piszel, and Valdes, with Company-wide responsibilities, a second group consisting of companies comparable to FSG and applicable to Mr. Gilmore, and a third consisting of companies comparable to the ISG and applicable to executive officers, such as Messrs. McMahon and Livermore, with responsibilities limited to the ISG. Numerous factors went into the selection of the comparator companies, including similarities of business lines, as well as comparable financial measures such as assets, revenues and market capitalization.

The three peer groups are as follows:

Company-Wide Peer Group	FSG Peer Group	ISG Peer Group
Affiliated Computer Services, Inc.	Assurant, Inc.	Alliance Data Systems Corporation
Assurant, Inc.	Fidelity National Financial, Inc.	ChoicePoint Inc.
ChoicePoint, Inc.	Fidelity National Information Services, Inc.	Crawford & Company
The Dun & Bradstreet Corporation	HCC Insurance Holdings, Inc.	The Dun & Bradstreet Corporation
Equifax, Inc.	LandAmerica Financial Group, Inc.	Equifax, Inc.
Fair Isaac Corporation	MGIC Investment Corporation	Fair Isaac Corporation
Fidelity National Financial, Inc.	Old Republic International Corporation	Fidelity National Information Services, Inc.
Fidelity National Information Services	The PMI Group, Inc.	Fiserv, Inc.
Fiserv, Inc.	Radian Group Inc.	Global Payments Inc.
LandAmerica Financial Group, Inc.	Stewart Information Services Corp.	infoGroup Inc.
MGIC Investment Corporation	White Mountain Insurance Group Ltd.	Total System Services, Inc.
Old Republic International Corporation
The PMI Group, Inc.
Radian Group Inc.
Stewart Information Services Corp.

After consideration of the data collected on competitive compensation levels and relative compensation within the executive officer group, the Committee determines each individual executive officer’s target total compensation opportunities based on Company and individual performance and the need to attract, motivate and retain an experienced and effective management team. The Committee examines the relationship of each executive officer’s base salary, target annual incentive bonus opportunity and long-term incentive opportunity to market median data. The Committee does not believe, however, that compensation opportunities should be structured toward a uniform relationship to median market data, especially in light of the different financial characteristics of the Company’s business units (such as the relationship of revenues to net income). Accordingly, total compensation for specific individuals will vary based on a number of factors in addition to Company and individual performance, including scope of duties, tenure, institutional knowledge and/or difficulty in recruiting a replacement executive officer.

E.	Conclusion

The final level and mix of compensation determined by the Committee is considered within the context of both the objective data from a competitive assessment of compensation and performance, as well as discussion of the subjective factors as outlined above. The Committee believes that each of the compensation packages for the named executive officers is within the competitive range of practices when compared to the objective comparative data even where subjective factors have influenced the compensation decisions.

IV.	Timing of Equity Grants

The Company’s current policy with respect to equity awards to executive officers is, after Committee approval, to issue the awards on the second day on which the New York Stock Exchange is open for trading following the filing of the Company’s Annual Report on Form 10-K. In the case of RSUs denominated in dollars and stock options, pricing (that is, the number of shares or units issued for each dollar denominated RSU award or the strike price with respect to stock options) is determined as of that date. The price of the Company common stock used for these purposes is the last sale price reported for a share of the Company’s common stock on the New York Stock Exchange on that date. With respect to employees other than executive officers, the methodology is the same as that for executive officers, except that prior to February 2008 the policy was to issue awards on the last day on which the New York Stock Exchange is open for trading during the quarter in which the Committee approved the award and the current policy is to issue awards on the 20th day of the third month of the calendar quarter that follows approval of the award by the Committee.

V.	Adjustment or Recovery of Awards

The Company has no specific policies to adjust or recoup prior awards. However, under Section 304 of Sarbanes-Oxley, if the Company is required to restate its financials due to material noncompliance with any financial reporting requirements as a result of misconduct, the chief executive officer and chief financial officer may be required to reimburse the Company for any bonus or other incentive-based or equity-based compensation received during the 12 months following the first public issuance of the non-complying document and any profits realized from the sale of securities of the Company during that twelve month period.

VI.	Consideration of Prior Amounts Realized

The Company’s philosophy is to incentivize and reward executive officers for future performance. Accordingly, prior stock compensation gains (option gains or restricted stock awarded in prior years) are not considered in setting future compensation levels.

VII.	Employment Agreements and Post-Termination Payments

A.	Employment Agreements and Severance Arrangements

Each named executive officer who was in the employ of the Company as of December 31, 2009, with the exception of Mr. Kennedy, has an employment agreement.

Messrs. Gilmore, Valdes and Livermore. On November 18, 2008, the Committee authorized the Company to enter into an employment agreement with each of Messrs. Gilmore, Valdes and Livermore, which agreements were subsequently executed in December 2008. Mr. Kennedy requested that he not receive an employment agreement. Given the uncertainties in the general economy, the challenges facing the Company and the industries in which it operates, the Company’s reliance on its key executives while it restructures its operations and the practice of certain of the Company’s peers to give employment agreements to its key executives, the Committee believed that the offering of employment agreements to its key executives would be an effective retention tool. The Committee concluded that any potential additional costs of the employment agreements were compensated for by the retention incentives provided by the contracts and the post-termination covenants that applied to the executive officers.

The agreements, which expire on December 31, 2011, specify initial base salaries at the levels then in effect with respect to these executive officers. Base salaries may be increased at the discretion of the Committee. Determinations regarding bonus amounts, long term incentive awards and any increases in base salary remain at the discretion of the Committee. The agreements further provide that if the Company terminates the executive officer’s employment without cause, he is entitled to an amount representing twice the sum of the executive officer’s base salary and the second largest of the prior three years’ annual incentive bonuses. Half of this sum would be paid over the first year following termination in twelve equal monthly installments, and the other half would be paid at the end of this one-year period. The executive officer’s receipt of these amounts would be contingent on the Company’s receipt of a release from the executive officer as well as his compliance with certain non-compete, non-solicitation and confidentiality provisions contained within the agreement. In addition, if the executive officer’s employment is terminated without cause and the executive would otherwise, during the term of the agreement, have reached his “early retirement date” under the SERP, then the executive officer’s benefit under the plan will be deemed vested on his early retirement date notwithstanding the termination, provided that the executive’s “final average compensation” used to determine the amount of the benefit would be determined as of his actual termination date. No additional benefits are payable in the event that the executive voluntarily terminates or termination is on account of death, disability or for cause.

Under the agreements, cause is defined to include (1) the executive officer’s physical or mental inability to perform the essential functions of his job, (2) willful breach of any fiduciary duties owed the Company, (3) willful failure to comply with applicable rules and regulations, (4) gross incompetence in the performance of job duties, (5) commission of crimes involving moral turpitude, fraud, or misrepresentation, (6) the failure to perform duties consistent with a commercially reasonable standard of care, (7) refusal to perform job duties or reasonable directives from his superior or the Board of Directors and (8) any gross negligence or willful misconduct resulting in loss or damage to the reputation of the Company.

Messrs. Gilmore’s and Valdes’ agreements are attached as an exhibit to the Form 10-K filed by the Company on March 2, 2009.

Mr. Piszel. On January 28, 2009, the Company announced the conclusion of its search for a new chief financial officer with the hiring of Anthony “Buddy” Piszel. It was a condition to Mr. Piszel’s acceptance of the position that he receive a employment agreement substantially on the terms ultimately agreed to by Mr. Piszel and the Company, including the payment of severance during a specified period following a change-in-control of the Company. Given the Company’s desire for a highly qualified chief financial officer and given Mr. Piszel’s extensive experience as a chief financial officer, the Committee decided to agree to this request.

Pursuant to the terms of the agreement, which expires on January 26, 2011, Mr. Piszel will receive an annual salary of $500,000, which may be increased at the discretion of the Committee, and a target annual incentive bonus of $1 million, as determined pursuant to criteria established by the Committee, subject to a minimum of $500,000 for calendar year 2009 and a maximum of $1.5 million for each calendar year during the term. The annual incentive bonus is to be paid in a combination of cash and RSUs as determined by the Committee. In the event of any termination without cause by the Company, or if Mr. Piszel were to terminate his employment during the thirty day period following the six month anniversary of a change-in-control of the Company, Mr. Piszel would receive an amount equal to his base salary for the remainder of the term and an amount equal to his annual performance bonus for 2009, if such termination were to occur after such bonus is payable, or $1 million, if such termination were to occur prior to such bonus being payable. Fifty percent of such severance amount would be paid in twelve equal monthly installments during the year following termination and fifty percent would be paid on the one year anniversary of the termination date. Mr. Piszel’s receipt of these amounts would be contingent on the Company’s receipt of a release from him as well as his compliance with certain non-compete, non-solicitation and confidentiality provisions contained within the agreement. Cause is defined in substantially the same manner as in Messrs. Gilmore’s Valdes’ and Livermore’s agreements, as described above.

Pursuant to the agreement, the Company issued to Mr. Piszel $500,000 in long-term incentive RSUs vesting in five equal installments over a period of five years. Mr. Piszel also will be eligible to receive additional long-term incentive RSUs in such amount as determined by the Committee, subject to a minimum of $250,000 for calendar year 2009 and a maximum of $500,000 for each calendar year during the term, and subject to terms determined by the Committee that are substantially similar to those applicable to grants made to similarly situated executives.

Upon commencement of his employment, Mr. Piszel received a $250,000 cash bonus, which, if Mr. Piszel terminates his employment for any reason or if the Company terminates Mr. Piszel’s employment for cause, will be one hundred percent recoverable by the Company if such termination occurs prior to the first anniversary of his employment and fifty percent recoverable by the Company if such termination occurs between the first and second anniversaries of his employment. The Company also committed to reimburse Mr. Piszel for up to $250,000 in relocation expenses, which in August 2009, was increased to $350,000 and broadened to include expenses associated with residences from which he relocated in connection with the commencement of his employment with the Company.

Mr. Piszel’s agreement is attached as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and a letter agreement related to his relocation allowance is attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2009.

Mr. Nallathambi. On August 10, 2009, Mr. Nallathambi entered into an employment agreement with FADV, which at the time was a majority-owned publicly traded subsidiary of the Company. The agreement, which expires on December 31, 2011, provides for an initial base salary of $700,000 per year, which base salary may be adjusted, but may not be reduced except in connection with certain circumstances generally affecting similarly situated executives. The agreement further provides that if the Company terminates Mr. Nallathambi’s employment without cause or he quits for good reason, he is entitled to $1,050,000 payable over 24 months and COBRA coverage over 24 months at the cost applicable to active employees (subject to earlier termination if he becomes eligible for comparable coverage under another employer’s plan and certain alternative payments if COBRA coverage cannot be provided under the Company’s plans). These payments are contingent upon Mr. Nallathambi’s general release of claims and compliance with the agreement’s non-compete, non-solicitation, non-disparagement, and confidentiality provisions. Provided Mr. Nallathambi complies with the agreement’s non-competition provision, he is entitled to an additional $1,050,000 payable over 24 months. No benefits are payable in the event that the executive voluntarily terminates or if his termination is on account of cause. In the event of termination for death or disability, Mr. Nallathambi or his estate will become entitled to a pro rata bonus for the year of termination, determined based on actual performance for the year of termination.

Under the agreements, cause is defined to include (1) Mr. Nallathambi’s continued failure substantially to perform his duties (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 10 days following written notice to him of such failure, (2) dishonesty in the performance of his duties, (3) an act or acts on his part constituting, or plea of guilty or nolo contendere to a crime constituting a felony under the laws of the United States or any state thereof or a misdemeanor involving moral turpitude, (4) his willful malfeasance or willful misconduct in connection with his duties or any act or omission which is injurious to the financial condition or business reputation of the Company or (5) his breach of the restrictive covenants in his employment agreement. “Good reason” is defined to include a base salary reduction (other than permitted as described above), a reduction in total annual compensation (including incentive compensation opportunities) to below $1.6 million, a substantial diminution in position, authority, or responsibilities (provided that, subsequent to FADV’s becoming a wholly-owned subsidiary of the Company, such a diminution will not occur so long as his title, position, authority, and responsibilities are not reduced below those of an Executive Vice President of the Company), or any relocation of more than 50 miles from San Diego.

Mr. Nallathambi’s agreement is attached as an exhibit to the Schedule 14D-9 filed by FADV on October 9, 2009.

B.	Change-in-Control Agreements

The Company’s 2006 Incentive Compensation Plan (except as otherwise provided in an award agreement), 1996 Stock Option Plan, 1997 Directors’ Stock Plan (except as otherwise directed by the Company’s Board of Directors) and the SERP generally provide for the accelerated vesting of award or benefits, as the case may be, in the event of a change-in-control of the Company. Award agreements evidencing RSUs issued in 2007 through 2010 provide that vesting will not accelerate as a result of a change-in-control that has been approved by the Company’s incumbent Board of Directors prior to the change-in-control. In addition, the SERP provides that, when a participant terminates subsequent to a change-in-control, payment of benefits will commence in the same manner and in the same amount as if the participant had attained his normal retirement age on the date of termination.

Change in Control Agreements with Messrs. Kennedy, Gilmore, Valdes, Livermore, and Nallathambi. As part of the Company’s efforts to retain key employees, the Company has entered into agreements with each of the named executive officers, as well as other designated individuals, to provide for certain benefits in the event the executive officer is terminated within three years following a change-in-control of the Company. During 2008 these agreements were amended and restated to meet the operational and documentary compliance requirements under Section 409A of the Internal Revenue Code and they were subsequently amended in 2009 to clarify, for the avoidance of doubt, that the separation of the Company does not constitute a change-in-control.

Under the agreement a “change-in-control” means any one of the following:

•	a merger or consolidation of the Company in which the Company’s shareholders end up owning less than 50% of the voting securities of the surviving entity;

•	the sale, transfer or other disposition of all or substantially all of the Company’s assets or the complete liquidation or dissolution of the Company;

•

a change in the composition of the Company’s Board of Directors over a two-year period as a result of which fewer than a majority of the directors are incumbent directors, as defined in the agreement; or

•	the acquisition or accumulation by any person or group, subject to certain limited exceptions, of at least 25% of the Company’s voting securities.

If the termination of the named executive officer’s employment occurs without cause or if the executive officer terminates his employment for good reason or for any reason within 30 days following the first anniversary of a change-in-control, the Company will pay the following benefits in one lump sum within ten business days:

•	the executive officer’s base salary through and including the date of termination and any accrued but unpaid annual incentive bonus;

•

an annual incentive bonus for the year in which the termination occurs in an amount equal to the highest annual incentive bonus paid to the executive during the last four completed fiscal years of the Company, prorated through the date of termination;

•	accrued and unpaid vacation pay;

•	unreimbursed business expenses;

•

three times (or two times in the case of a termination by the executive officer for any reason during the 30 day period following the first anniversary of a change-in-control) the executive officer’s annual base salary in effect immediately prior to the date of termination (for Messrs. Nallathambi and Livermore the multiples are two times and one times, respectively); and

•

three times (or two times in the case of a termination by the executive officer for any reason during the 30 day period following the first anniversary of a change-in-control) the highest annual incentive bonus paid to the executive officer during the last four completed fiscal years of the Company (for Messrs. Nallathambi and Livermore the multiples are two times and one times, respectively).

In addition, for a period of 24 months following the date on which the executive officer’s employment terminates, the Company will provide the same level of benefits and perquisites that the executive officer received at the time of termination or, if more favorable to the executive officer, at the time at which the change-in-control occurred. These benefits include tax-qualified and nonqualified savings plan benefits, medical insurance, disability income protection, life insurance coverage and death benefits. To the extent that the executive officer cannot participate in the plans previously available, the Company will provide such benefits on the same after-tax basis as if they had been available. These obligations are reduced by any welfare benefits made available to the executive officer from subsequent employers.

The change-in-control agreements provide that if any excise tax applies to the benefit payable under the agreement, whether imposed by the Internal Revenue Code or by any taxing authority, the Company will reimburse the executive officer for any such excise taxes, plus any additional excise or income taxes resulting from that payment.

The change-in-control agreements had an initial term of three years and are automatically extended for additional one-year periods unless either party notifies the other not later than the preceding January 1 that it does not wish to extend the term.

A current form of the amended and restated agreement is attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2009.

C.	Retirement Programs

As noted above, the Company maintains five programs that provide retirement benefits: The First American Corporation 401(k) Savings Plan, The First American Corporation Pension Plan, The First American Corporation Pension Restoration Plan, the SERP and The First American Corporation Deferred Compensation Plan. The First American Corporation 401(k) Savings Plan is described above on page      under “Pay Elements—Details—Other Executive Officer Benefits, including Perquisites and Retirement Benefits.” Explanation of the other four plans can be found in connection with the Pension Benefits and Deferred Compensation Plan tables in the “Executive Compensation” section.

D.	Payments due Upon Terminations and/or a Change-in-Control

Calculations and further explanation of the payments due the named executive officers upon termination of employment and/or a change-in-control are found under the portion of the “Executive Compensation” section of this document entitled “Potential Payments Upon Termination or Change-in-Control” commencing on page     .

E.	Severance Arrangement

On November 30, 2009, Mr. McMahon separated from service with the Company. On January 13, 2010, the Company entered into a Separation Agreement and General Release with Mr. McMahon, which provided for the payment to Mr. McMahon of $3,309,305 in severance pay and $2,040,500 as his annual incentive bonus for calendar year 2009. In addition, the Company and Mr. McMahon entered into a Consulting Agreement, which terminates on November 30, 2011, pursuant to which Mr. McMahon agrees to provide consulting services at the request of the Company for total consideration of $1,058,388, payable $50,000 on May 30, 2010; $479,194 on November 30, 2010; and $44,099.50 each month starting December 30, 2010 and ending November 30, 2011. Pursuant to these agreements, the Company and Mr. McMahon mutually release each other from claims and agree not to disparage the other party, and Mr. McMahon covenants not to compete with the Company, solicit Company employees or engage in other activity that is detrimental to the Company prior to November 30, 2011.

The Separation Agreement and the Consulting Agreement have been filed as exhibits to the Company’s annual report on Form 10-K for the fiscal year ending December 31, 2009.

VIII.	Stock Ownership Guidelines and Hedging Policies

The Company has adopted neither stock ownership guidelines for executive officers nor any policies prohibiting executive officers from holding Company securities in a margin account or pledging Company securities as collateral for a loan.

IX.	Impact of Tax and Accounting

As a general matter, the Committee takes into account the various tax and accounting implications of compensation vehicles employed by the Company.

When determining amounts of long-term incentive grants to executive officers and employees, the Committee examines the accounting cost associated with the grants. Under accounting guidance, grants of stock options and RSUs result in an accounting charge for the Company. The accounting charge is equal to the fair value of the instruments being issued. For RSUs the cost is generally equal to the fair value of the stock on the date of grant times the number of shares granted. This expense is amortized over the requisite service period. With respect to stock options, the Company calculates the fair value of the option and takes that value into account as an expense over the vesting period, after adjusting for possible forfeitures.

Section 162(m) of the Internal Revenue Code generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to the chief executive officer and certain of the other most highly compensated officers. Exceptions are made for qualified performance-based compensation, among other things. RSUs granted to executive officers and performance units have been structured in a manner intended to qualify under this exception for performance-based compensation.

X.	Impact of Proposed Separation

In January 2008, the Company announced its intention to separate its financial services companies, consisting primarily of the FSG from its information solutions companies, which consist primarily of the ISG. The Company continues to proceed with preparations for the anticipated separation and to monitor market conditions, and currently expects the separation to occur during the first half of 2010. The transaction remains subject to customary conditions, including final approval by the Board of Directors, effectiveness of a Form 10 Registration Statement filed with the SEC, receipt of a tax ruling from the Internal Revenue Service and the approval of applicable regulatory authorities.

In connection with the separation certain changes will be made to the outstanding performance units and equity compensation of the executive officers who hold such units and long-term incentives. With respect to the performance units, the determination of whether the net income target for 2010 is met will be made by adding together the net income of both entities.

It is anticipated that in connection with the separation options and RSUs will be exchanged or adjusted based on the percentage that the fair market value of the spun-off entity bears to the fair market value of the combined entity.

At this point in time, no determination has been made with respect to how Mr. Kennedy’s outstanding equity awards will be modified.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on its review and discussion with management, the Compensation Committee on March 10, 2010 recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

Compensation Committee Lewis W. Douglas, Jr., Chairman J. David Chatham Glenn Christenson Hon. William G. Davis Christopher V. Greetham Thomas C. O’Brien D. Van Skilling Herbert B. Tasker

Compensation Tables

The following tables set forth compensation information for the Company’s “named executive officers” pursuant to the specific requirements of applicable regulations. The Company believes that the Summary Compensation Table below does not completely reflect its perspective on compensation for its named executive officers. Rather, the Company believes that its perspective is more completely reflected in the “Compensation Discussion and Analysis” section which precedes the tables.

Pursuant to applicable rules, the Company’s named executive officers consist of the individuals serving as the chief executive officer and chief financial officer at any time during 2009 and the Company’s three other most highly compensated executive officers who were serving as executive officers as of December 31, 2009. Mr. McMahon is also included because he would have been one of the most highly compensated executive officers but for the fact that he was not serving as an executive officer as of December 31, 2009.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)		Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(1) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)		All Other Compensation ($)		Total ($)
Parker S. Kennedy	2009	$675,000	$0		$0	$1,308,242	$319,221		$0		$2,302,463
Chairman & Chief	2008	$695,480	$0		$64,998	$0	$0		$6,750	(4)	$767,228
Executive Officer	2007	$750,000	$0		$2,227,467	$0	$1,135,626		$18,836	(4)	$4,131,929

Anthony S. Piszel(5)	2009	$451,924	$250,000	(6)	$499,980	$756,574	$0		$350,000	(7)	$2,308,478
Chief Financial Officer & Treasurer

Max O. Valdes(8)	2009	$340,385	$0		$236,277	$409,811	$417,213		$0		$1,403,686
Senior Vice President &	2008	$300,000	$0		$264,990	$309,532	$253,895		$6,750	(9)	$1,135,168
Chief Accounting Officer	2007	$300,000	$0		$364,933	$160,000	$30,794		$17,640	(9)	$1,031,975

Dennis J. Gilmore	2009	$597,500	$0		$878,964	$991,667	$759,204		$285	(10)	$3,227,620
Chief Executive Officer,	2008	$602,750	$0		$1,249,974	$805,500	$556,123		$7,009	(10)	$3,221,356
First American Financial Services Group	2007	$647,885	$0		$1,474,982	$750,000	$187,026		$42,075	(10)	$3,101,968

Anand K. Nallathambi(11)	2009	$700,000	$0		$662,000	$490,000	$279,281		$20,841	(12)	$2,152,122
President & Chief Operating Officer, First
American Information Solutions Group

George S. Livermore(13)	2009	$350,000	$0		$551,978	$669,740	$480,846		$6,211	(14)	$2,058,774
President, Data & Analytic Solutions Segment

Frank V. McMahon	2009	$336,538	$0		$711,867	$2,040,500	$0	(15)	$3,351,036	(16)	$6,439,940
Former Chief Executive	2008	$445,577	$0		$1,389,981	$1,136,362	$357,509		$6,750	(16)	$3,336,179
Officer, First American Information Solutions Group	2007	$698,629	$0		$1,639,962	$800,000	$372,001		$28,316	(16)	$3,538,908

(1)	As required by applicable rules, cash portions of the annual incentive bonus amounts that were paid through performance units are included under the column entitled “Non-Equity Incentive Plan Compensation,” as opposed to the column entitled “Bonus.”

(2)	The amounts shown are the grant date fair value of stock awards granted in the year indicated as computed in accordance with accounting guidance. Amounts for 2007 and 2008 for Messrs. Kennedy and McMahon include First Advantage Corporation (“FADV”) restricted stock unit (“RSU”) awards granted in connection with their service on the FADV board of directors. Messrs. Kennedy and McMahon agreed to remit to the Company any after-tax benefit of such awards.

(3)

Reflects the change in the present value of the life annuity from the end of the year preceding the applicable fiscal year to the end of the applicable fiscal year for both the qualified and non-qualified pension plans (which are entitled The First American Corporation Pension Plan, The First American Corporation Pension

Restoration Plan and, with respect to Messrs. Kennedy, Valdes, Gilmore, Nallathambi, Livermore and McMahon, The First American Corporation Executive Supplemental Benefit Plan). See Pension Benefits table on page 61 for assumptions. Amounts in the column do not include earnings under the Company’s deferred compensation plan as such earnings are neither above market nor preferential. The Company’s deferred compensation plan provides a return based on a number of investment crediting options.

(4)	For 2008, this amount consists of Company contributions of $6,750 to his account in the Company’s tax qualified 401(k) savings plan. For 2007, this amount consists of (a) Company contributions of $6,600 to his account in the Company’s tax qualified 401(k) savings plan, (b) use of Company residences valued at $3,700 and (c) Company-paid club membership dues of $8,536.

(5)	Mr. Piszel’s employment commenced on January 27, 2009.

(6)	This amount is a sign-on bonus Mr. Piszel received pursuant to his employment agreement. This bonus was 100% recoverable by the Company if Mr. Piszel’s employment was terminated by him for any reason or by the Company for cause on or prior to January 26, 2010. The bonus is 50% recoverable if such termination occurs on or before January 26, 2011.

(7)	This amount represents reimbursement of relocation expenses in the amount of $243,924 and, in accordance with the Company’s practices with respect to corporate employees, tax gross-up payments of $106,076 on such amount.

(8)	Mr. Valdes served as the Company’s interim chief financial officer from April 2008 to January 2009.

(9)	For 2008, this amount consists of Company contributions of $6,750 to his account in the Company’s tax qualified 401(k) savings plan. For 2007, this amount consists of (a) Company contributions of $6,600 to his account in the Company’s tax qualified 401(k) savings plan, (b) a car allowance and estimated value of Company-paid gas totaling $9,740 and (c) Company-paid club membership dues of $1,300.

(10)	For 2009, this amount consists entirely of life insurance premiums. For 2008, this amount consists of (a) Company contributions of $6,750 to his account in the Company’s tax qualified 401(k) savings plan and (b) life insurance premiums of $259. For 2007, this amount consists of (a) Company contributions of $6,600 to his account in the Company’s tax qualified 401(k) savings plan, (b) life insurance premiums of $233, (c) a car allowance of $10,080 and (d) Company-paid club membership dues of $25,162.

(11)	Mr. Nallathambi was not a named executive officer in of the Company in 2007 or 2008.

(12)	This amount consists of (a) life insurance premiums of $810, (b) contributions by FADV of $6,900 to his account in FADV’s tax-qualified 401(k) savings plan, (c) use of Company residences valued at $2,331 and (d) a car allowance of $10,800.

(13)	Mr. Livermore was not a named executive officer of the Company in 2007 or 2008.

(14)	This amount consists entirely of life insurance premiums.

(15)	The present value of Mr. McMahon’s accumulated benefit under The First American Corporation Executive Supplemental Benefit Plan as of December 31, 2008 was $811,118. Because Mr. McMahon had not vested in the benefit, upon his separation from service with the Company the benefit was forfeited resulting in a change in value of -$811,118.

(16)	For 2009, this amount consists of (a) a payout as a result of his separation from service with the Company of his accrued paid-time-off (PTO) of $41,731 and (b) a severance payment of $3,309,305. Additional details regarding amounts paid to Mr. McMahon in connection with his separation from service with the Company are provided on page 53. For 2008, this amount consists of Company contributions of $6,750 to his account in the Company’s tax qualified 401(k) savings plan. For 2007, this amount consists of (a) Company contributions of $6,600 to his account in the Company’s tax qualified 401(k) savings plan, (b) a car allowance of $10,080 and (c) Company-paid club membership dues of $10,915.

Grants of Plan-Based Awards

The following table contains information concerning awards of RSUs and performance units made to each of the named executive officers during fiscal year 2009.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
Name	Grant Date	Approval Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Parker S. Kennedy	3/20/09	3/12/09	(1)	—	—	2,075,000

Anthony S. Piszel	3/20/09	3/12/09	(1)	—	—	1,200,000
	3/4/09	1/15/09	(2)				—	22,471	—		499,980

Max O. Valdes	3/20/09	3/12/09	(1)	—	—	552,000
	3/4/09	2/10/09	(3)				—	4,878	—		108,536
	3/4/09	2/10/09	(4)				—	4,494	—		99,992
	6/22/09	3/24/09	(5)				—	1,084	—		27,750

Dennis J. Gilmore	3/20/09	3/12/09	(1)	—	—	1,690,000
	3/4/09	2/10/09	(3)				—	24,134	—		536,982
	3/4/09	2/10/09	(4)				—	15,370	—		341,983

Anand K. Nallathambi	3/3/09	2/25/09	(6)							66,200	662,000

George S. Livermore	3/20/09	3/12/09	(1)	—	—	1,235,000
	3/4/09	2/10/09	(3)				—	15,820	—		351,995
	3/4/09	2/10/09	(4)				—	8,988	—		199,983

Frank V. McMahon	3/20/09	3/12/09	(1)	—	—	2,502,500
	3/4/09	2/10/09	(3)				—	27,500	—		611,875
	3/4/09	2/10/09	(4)				—	4,494	—		99,992

(1)	Awards represent the maximum amount payable with respect to performance units awarded under the Company’s incentive compensation plan for 2009. None of the awards were payable unless, as was the case, the net income of the Company for 2009 was at least $50 million, excluding (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary, unusual and/or nonrecurring items of gain or loss and (f) foreign exchange gains and losses (“Extraordinary Items”). The Compensation Committee has the discretion to reduce the amount of the performance units, and, for 2009, exercised this discretion by reducing the amount of performance units to the amount of the cash portion of the named executive officer’s annual incentive bonus and converting the reduced performance units to cash. These performance units were awarded to permit the Company to deduct, for tax purposes, the entire amount of bonuses paid to named executive officers. See “Compensation Discussion and Analysis—III. Compensation Structure—B. Pay Elements—Details—(2) Annual Incentive Bonus” on page 39. The amounts identified in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table for 2009 are the actual amounts paid under the plan.

(2)	On January 15, 2009, the Compensation Committee authorized the awarding to Mr. Piszel of long-term incentive RSUs with a value of $500,000. The Company agreed in his January 27, 2009 employment agreement to award him this amount on the grant date prescribed by Company policy. These RSUs have a vesting term that is identical to the Long-Term Incentive RSUs described in footnote 4 below.

(3)	Grants represent the portion of the 2008 annual bonus, paid in 2009, in the form of RSUs, referred to as “Bonus RSUs.” Vesting of Bonus RSUs generally occurs at a rate of 20% per year on each anniversary of the date of grant, and would not occur unless, as was the case, the net income of the Company for 2009 was at least $50 million, excluding Extraordinary Items.

(4)	Grants represent Long-Term Incentive RSUs which were issued to the named executive officers for 2008 performance. Vesting of Long-Term Incentive RSUs generally occurs at a rate of 20% per year on each anniversary of the date of grant, and would not occur unless, as was the case, the net income of the Company for 2009 was at least $50 million, excluding Extraordinary Items.

(5)	On March 24, 2009, the Compensation Committee awarded Mr. Valdes 1,084 Bonus RSUs to correct an error that was made in the calculation of Mr. Valdes’ 2008 annual incentive bonus amount. These Bonus RSUs vest 20% per year on March 4 of each year, beginning on March 4, 2010. Vesting of these Bonus RSUS would not occur unless, as was the case, the net income of the Company for 2009 was at least $50 million, excluding Extraordinary Items.

(6)	Grant represents an award of 66,200 First Advantage Corporation (“FADV”) RSUs made to Mr. Nallathambi. This award was made as part of his compensation package for 2009, but given the award date, the table assumes that the FADV compensation committee made this award in recognition of 2008 performance. As a result of the Company’s acquisition of the publicly traded shares of FADV, these RSUs converted into First American awards, at a rate of 0.58 of a Company common share for each FADV RSU. Pursuant to the terms applicable to these RSUs, they vested upon the consummation of the transaction on November 18, 2009.

Outstanding Equity Awards at Fiscal Year-End

The following table shows outstanding equity awards of the Company held by the named executive officers as of December 31, 2009.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(1)		Number of Shares or Units of Stock That Have Not Vested(2) (#)		Market Value of Shares or Units of Stock That Have Not Vested(3) ($)
Parker S. Kennedy	40,000		13.13	2/24/2010
	40,000		30.80	12/14/2010
	40,000		18.08	12/13/2011
	80,000		22.85	2/27/2013
	80,000		30.56	2/26/2014
	64,000	16,000	36.55	2/28/2015
	64,000	16,000	47.49	12/8/2015
						29,486	(4)	976,281

Anthony S. Piszel						23,003	(6)	761,629

Max O. Valdes	16,000	4,000	47.49	12/8/2015
						4,961	(4)	164,259
						6,810	(5)	225,479
						10,691	(6)	353,979

Dennis J. Gilmore	20,000		30.80	12/14/2010
	8,000		19.20	12/13/2011
	6,000		19.10	7/23/2012
	50,000		22.85	2/27/2013
	50,000		30.56	2/26/2014
	48,000	12,000	36.55	2/28/2015
	48,000	12,000	47.49	12/8/2015
						20,103	(4)	665,610
						32,126	(5)	1,063,692
						40,441	(6)	1,339,002

Anand K. Nallathambi	15,000		19.20	12/13/2011
	10,000		19.10	7/23/2012
	30,000		22.85	2/27/2013
	20,000		30.56	2/26/2014
	20,000	10,000	36.55	2/28/2015
	115,999		46.68	9/15/2015	(7)
	58,000		46.14	2/27/2017	(7)
	29,000		41.33	3/30/2017	(7)

George S. Livermore	16,000	4,000	45.86	8/26/2015
	7,500	5,000	46.48	1/13/2016
						8,235	(4)	272,661
						17,786	(5)	588,894
						25,395	(6)	840,828

Frank V. McMahon	300,000		39.16	3/31/2016
						21,467	(8)	710,772
						20,561	(8)	680,775
						28,152	(8)	932,113

(1)	The options disclosed in the table have a ten-year life. Options vest in five equal annual increments commencing on the first anniversary of the grant. Remaining vesting dates for each grant that is not fully vested include:

Expiration Date	Remaining Vesting Dates
1/13/2016	1/13/2010, 1/13/2011
12/8/2015	12/8/2010
8/26/2015	8/26/2010
2/28/2015	2/28/2010

(2)	RSUs vest in 20% equal annual increments commencing on the first anniversary of the grant.

(3)	Represents the in-the-money value of unvested RSUs based on a stock price of $33.11 as of December 31, 2009.

(4)	Remaining vesting dates include: 3/5/2010, 3/5/2011, 3/5/2012.

(5)	Remaining vesting dates include: 3/4/2010, 3/4/2011, 3/4/2012, 3/4/2013.

(6)	Remaining vesting dates include: 3/4/2010, 3/4/2011, 3/4/2012, 3/4/2013, 3/4/2014.

(7)	These amounts represent options to purchase Company common shares arising from the conversion of FADV options that were previously issued to Mr. Nallathambi and that were converted in connection with the Company’s acquisition of the publicly traded shares of FADV. As required by the applicable plan documents, as a result of that transaction, all unvested FADV options immediately vested.

(8)	All RSUs vest on November 30, 2010, provided Mr. McMahon complies with the terms of the agreements evidencing his RSU awards and certain agreements entered into in connection with his departure from the Company.

Option Exercises and Stock Vested

The following table sets forth information concerning value realized by each of the named executive officers upon exercise of stock options and vesting of stock during 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Parker S. Kennedy	0		9,593	190,613
Anthony S. Piszel	0		0	0
Max O. Valdes	0		3,268	68,876
Dennis J. Gilmore	0		14,830	304,387
Anand K. Nallathambi	6,000	103,037	0	0
George S. Livermore	13,000	90,103	7,011	149,626
Frank V. McMahon	0		37,225	999,089

Pension Benefits

The following table shows the actuarial present value of the accumulated retirement benefits payable upon normal retirement age to each of the named executive officers, computed as of December 31, 2009. The amounts disclosed are based upon benefits provided to the named executive officers under the tax-qualified The First American Corporation Pension Plan (“Pension Plan”), The First American Corporation Pension Restoration Plan (“Pension Restoration Plan”) and The First American Corporation Executive Supplemental Benefit Plan (“Executive Supplemental Benefit Plan”).

Name	Plan Name	Number of Years Credited Service(1) (#)	Present Value of Accumulated Benefits(2)(3) ($)	Payments During Last Fiscal Year ($)
Parker S. Kennedy(4)	Pension Plan	32.7	406,522
	Pension Restoration Plan	32.7	279,578
	Executive Supplemental Benefit Plan	32.7	8,754,670

Max O. Valdes	Pension Plan	21.0	139,768
	Pension Restoration Plan	21.0	22,384
	Executive Supplemental Benefit Plan	21.0	1,535,784

Dennis J. Gilmore	Pension Plan	16.6	77,073
	Executive Supplemental Benefit Plan	16.6	3,514,801

Anand K. Nallathambi	Pension Plan	15.0	60,758
	Executive Supplemental Benefit Plan	18.4	1,763,642

George S. Livermore	Pension Plan	12.0	44,419
	Executive Supplemental Benefit Plan	12.0	1,510,647

(1)	Credited years of service for both the Pension Plan and Pension Restoration Plan is the time between the participant’s deemed participation date under the plan and December 31, 2009. Credited years of service for the Executive Supplemental Benefit Plan is generally equal to credited years of service under the Pension Plan, and does not affect the benefit to the executive after minimum service requirements are met.

(2)	Pension Plan and the Pension Restoration Plan benefits accrue from hire date through age 65. The following assumptions were used for calculating present values: interest rate of 5.81%, pre- and post-retirement mortality per RP2000 mortality tables for males and females, benefit is payable as a 50% joint and survivor annuity and spouse is assumed to be three years younger than participant.

Executive Supplemental Benefit Plan eligibility requires 10 years of service and 5 years of participation in the plan with the benefit dependent on age at retirement between 55 and 62, rather than credited years of service. The following assumptions were used for calculating present values: interest rate of 5.81%, pre- and post retirement mortality per RP2000 mortality tables for males and females, benefit is payable as a 50% joint and survivor annuity and spouse is assumed to be the same age as participant.

(3)	The present values under the Executive Supplemental Benefit Plan for Mr. Kennedy were calculated using a retirement age of 60 because he was vested on November 1, 2007, the effective date of the plan amendment, and as a result is entitled to receive the higher of the benefit as calculated under the amended plan at normal retirement age (as defined in the plan) or what he would have otherwise received had he retired on October 31, 2007.

(4)	Mr. Kennedy is eligible for early retirement due to his age and meeting certain service requirements, as described further below.

(1) Pension Plan

Subject to certain conditions of age and tenure, all regular employees of the Company and participating subsidiaries were eligible to join the Pension Plan until December 31, 2001. No employees have been eligible to join the Pension Plan after that date. In order to participate, during plan years ending on or prior to December 31, 1994, an employee was required to contribute 1.5 % of pay (i.e., base salary plus cash bonuses, commissions and other pay) to the plan. As a result of amendments that were adopted in 1994, during plan years commencing after December 31, 1994, an employee was not required to contribute to the plan in order to participate.

A participant generally vests in his accrued benefit attributable to the Company’s contributions upon employment through “normal retirement age.” “Normal retirement age” is defined under the Pension Plan as the later of the employee’s attainment of age 65 or three years of service with the Company. Upon retirement at normal retirement age, an employee receives full monthly benefits which are equal, when calculated as a life annuity: (i) for years of credited service with the Company and its subsidiaries as of December 31, 1994, to 1% of the first $1,000 and 1.25 % of remaining final average pay ( i.e., the average of the monthly “pay,” as defined above, during the five highest paid consecutive calendar years out of the last 10 years prior to retirement) times the number of years of credited service as of December 31, 1994; and (ii) for years of credited service with the Company and its subsidiaries after December 31, 1994, to 0.75% of the first $1,000 and 1% of the remaining final average pay times the number of years of credited service subsequent to December 31, 1994.

Effective December 31, 2000, the Pension Plan was amended to exclude from the calculation of benefits (i) any pay earned after December 31, 2001, and (ii) any service earned after December 31, 2005. Effective December 31, 2002, the Pension Plan was amended to reduce the rate at which future benefits accrue for participants who had not yet attained age 50 by spreading the accrual of the benefit that would have accrued during 2003 to 2005 over extended periods ranging from 5 to 20 years, depending on the participant’s age as of December 31, 2002. The Pension Plan was amended in February 2008 to eliminate benefit accruals for service after April 30, 2008.

A participant with at least three years of service with the company may elect to retire after attaining age 55, but prior to age 65, and receive reduced benefits. Benefits are reduced 1/180th for each of the first 60 months and by 1/360th for each of any additional months by which the benefit commencement date precedes the participant’s normal retirement date. Benefit payment options include various annuity options, a form of benefit that is reduced prior to the commencement of the participant’s Social Security benefits and a lump sum in the case of certain terminations prior to age 55 and upon disability.

Federal tax law limits the maximum amount of pay that may be considered in determining benefits under the Pension Plan. The limit on pay that could be recognized by tax-qualified retirement plans was $200,000 in 1989. This amount was adjusted for inflation for each year through 1993, when the limit was $235,840. In 1993, this limit was decreased to $150,000 for plan years beginning in 1994. The $150,000 limit has been adjusted for inflation and was increased to $160,000 as of January 1, 1997, and to $170,000 as of January 1, 2000. The highest final average pay that could be considered in determining benefits accruing under the Pension Plan before 1994 is $219,224, and since the plan does not consider pay earned after December 31, 2001, the highest final average pay that can be considered in determining benefits accruing after 1993 is $164,000.

(2) Pension Restoration Plan

During 1996, the Company adopted the Pension Restoration Plan. This plan is an unfunded, non-qualified plan designed to make up for the benefit accruals that are restricted by the indexed $150,000 pay limit discussed above. However, in order to limit its expense, the Pension Restoration Plan does not make up for benefit accruals on compensation exceeding $275,000. The Pension Restoration Plan also makes up for benefits that cannot be paid from the Pension Plan because of limitations imposed by the federal tax laws. Vesting of benefits payable to an employee under the Pension Restoration Plan occurs at the same time that vesting occurs for that employee in his or her Pension Plan benefits. The Pension Restoration Plan is effective as of January 1, 1994, but only covers selected Pension Plan participants who were participants on that date. As noted above, January 1, 1994, is the date as of which the pay limit for the Pension Plan was reduced from $235,840 to $150,000. The Pension Restoration Plan excludes pay earned after December 31, 2001, as does the Pension Plan. The Pension Restoration Plan was amended in February 2008 to eliminate benefit accruals for service after April 30, 2008.

Effective January 1, 2009, to comply with Internal Revenue Code Section 409A, payment of benefits under the Pension Restoration Plan commences the first of the month following a participant’s separation from service or six months following a participant’s separation from service if he is considered a specified employee. Also, benefit options under the Pension Restoration Plan include various actuarial equivalent annuity options. The factors for early retirement are the same as those under the Pension Plan.

(3) Executive Supplemental Benefit Plan

The Executive Supplemental Benefit Plan provides retirement benefits for, and pre-retirement death benefits with respect to, certain key management personnel. The plan was originally adopted in 1985 and has been amended a number of times since then. Under the plan, as originally adopted, upon retirement at normal retirement date (the later of age 65 or completion of 10 years of service) the participant received a joint life and 50% survivor annuity benefit equal to 35% of “final average compensation.” “Final average compensation” was determined for those three calendar years out of the last 10 years of employment preceding retirement in which final average compensation is the highest. Final average compensation includes base salary and commissions, cash bonuses and stock bonuses that are granted to compensate for past services (such as Bonus RSUs, as described below).

Under the original plan, the benefit was reduced by 5% for each year prior to normal retirement date in which retirement occurs and, until age 70, increased by 5% (compounded in order to approximate the annuitized value of the benefit had retirement occurred at age 65) for each year after such date in which retirement occurs. With respect to such postponed retirement, the plan took into account covered compensation received until age 70, so that the retirement benefit of an executive who retires after normal retirement date is determined as the greater of the annuitized benefit or the benefit calculated using final average compensation until age 70.

To be eligible to receive benefits under the plan, a participant must be at least age 55, have been an employee of the Company or one of its subsidiaries for at least 10 years and covered by the plan for at least five years. A pre-retirement death benefit is provided consisting of 10 annual payments, each of which equals 50% of final average compensation. Subject to applicable legal rules, the Board of Directors can, in its discretion, pay the participant or beneficiary in an actuarial equivalent lump sum or other form of benefit. In the event of a “change-in-control” (as defined in the plan) of the Company, a participant who retires after the change-in-control shall receive the same benefits as if he were retiring upon the attainment of normal retirement date.

The Executive Supplemental Benefit Plan was amended in September 2005 to provide that participants who thereafter engage in competition with the Company, either during their employment with or following their departure from the Company, forfeit their right to receive any vested benefits under the plan. Competition is defined to include involvement with a competing business, the misappropriation, sale, use or disclosure of the Company’s trade secrets, confidential or proprietary information and solicitation of Company employees or customers.

To reduce the costs of the plan to the Company, the plan was further amended in October 2007. Among other changes, this amendment (i) reduced the normal retirement date to the latest of age 62, the date on which the participant completes 10 years of service with the Company and the date on which the participant was covered, in combination, by the plan or The First American Corporation Management Supplemental Benefit Plan for five years; (ii) changed the period over which “final average compensation” is determined to the five calendar years preceding retirement; (iii) reduced the maximum benefit payable to a joint life and 50% survivor annuity benefit equal to 30% of final average compensation; (iv) eliminated any increased benefit for postponed retirement beyond the normal retirement date; and (v) provided for accelerated vesting only upon a change-in-control that is not approved by the Company’s incumbent Board of Directors. The benefit is reduced by 5.952% for each year prior to age 62 in which retirement actually occurs. Participants who were vested as of the effective date of the amendment, November 1, 2007, are entitled to receive the higher of the benefit as calculated under the amended plan and the benefit to which the participant would have been entitled had he retired on October 31, 2007.

As of December 31, 2009, 25 active employees, including Messrs. Kennedy, Gilmore, Livermore, Nallathambi, and Valdes have been selected to participate in the plan. The plan is unfunded and unsecured. The Company has previously purchased insurance, of which the Company is the owner and beneficiary, on the lives of certain plan participants. This insurance is designed to offset, over the life of the plan, a portion of the Company’s costs incurred with respect to the plan.

Nonqualified Deferred Compensation Plan

As reflected in the following table, certain of the Company’s named executive officers have elected to participate in The First American Corporation Deferred Compensation Plan (the “Deferred Compensation Plan”):

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(3) ($)
Parker S. Kennedy	0	0	0	0	0
Anthony S. Piszel	0	0	0	0	0
Max O. Valdes	0	0	0	0	0
Dennis J. Gilmore	100,000	0	212,144	0	952,951
Anand K. Nallathambi	72,692	0	102,237	0	481,183
George S. Livermore	36,346	0	100,894	0	390,936
Frank V. McMahon	0	0	143,165	0	535,193

The First American Corporation Deferred Compensation Plan (the “Deferred Compensation Plan”):

(1)	The entire amount of contributions is reported in the Summary Compensation Table in the Salary or Non-Equity Incentive Plan column for 2009.

(2)	Represents earnings or losses on participant-selected investment options. None of the amounts are reflected in the Summary Compensation Table as the return on deferred amounts are calculated in a similar manner and at a similar rate as earnings on externally managed mutual funds.

(3)	Includes amounts contributed since the plan’s inception in 1998. Contributions made by the named executive officers since 2003 are as follows: Mr. Gilmore contributed $150,000, $150,000, $150,000, $150,000, $50,000 and $50,000 in 2008, 2007, 2006, 2005, 2004 and 2003, respectively; Mr. Nallathambi contributed $66,154, $60,577, $51,635, $45,000, $39,827 and $31,470 in 2008, 2007, 2006, 2005, 2004 and 2003, respectively; Mr. Livermore contributed $35,019, $39,077, $37,500, $28,423, $22,231 and $17,734 in 2008, 2007, 2006, 2005, 2004 and 2003, respectively; and Mr. McMahon contributed $400,000, $130,000 and $70,000 in 2008, 2007 and 2006, respectively.

The Deferred Compensation Plan offers to a select group of management and highly compensated employees the opportunity to elect to defer portions of their base salary, commissions and cash bonuses. A committee appointed by the Board of Directors is responsible for administering the plan. The Company maintains a deferral account for each participating employee on a fully vested basis for all deferrals. Participants can choose to have their cash benefits paid in one lump sum or in quarterly payments upon termination of employment or death. Subject to the terms and conditions of the plan, participants also may elect scheduled and nonscheduled in-service withdrawals of compensation deferred prior to January 1, 2005, and the earnings and losses attributable thereto. Withdrawals of compensation deferred after December 31, 2004, and the earnings and losses attributable thereto, must be scheduled by the participant at the time the participant elects to defer such compensation.

Participants allocate their deferrals among a variety of investment crediting options offered under the plan. The investment crediting rates are based upon the rates of return available under certain separate accounts offered through variable insurance products.

For all participants who joined the Deferred Compensation Plan prior to December 31, 2001, the plan provides a pre-retirement life insurance benefit equal to the lesser of 15 times the amount deferred in the participant’s first year of participation or $2 million. The life insurance benefit is reduced beginning at age 61 by 20% per year. Participants who join the plan after December 31, 2001 are not eligible for this insurance benefit. The Company pays a portion of the cost of such life insurance benefits. The plan is unfunded and unsecured.

Potential Payments upon Termination or Change-in-Control

The following tables describe payments and other benefits that would be provided to the Company’s named executive officers under the specified circumstances upon a change-in-control of the Company or their termination. For further discussion, see “Compensation Discussion and Analysis – VII. Employment Agreements and Post-Termination Payments” on page 49.

Parker S. Kennedy

			Involuntary Termination			Change-in-Control
Executive Payments and Benefits Upon Termination	Voluntary Termination(1)		For Cause	Without Cause/ Good Reason		Without Termination		With Termination for Good Reason/ without Cause		Death		Disability
Compensation:
Severance	$0		$0	$0		$0		$9,225,000	(2)	$0		$0
Bonus	$0		$0	$0		$0		$2,400,000	(3)	$0		$0
Long-Term Incentives
Accelerated Vesting of Stock Options(4)(5)(6)	$0		$0	$0		$0		$0		$0		$0
Vested Stock Options(4)(6)	$2,517,600		$0	$2,517,600		$2,517,600		$2,517,600		$2,517,600		$2,517,600
Accelerated Vesting of RSUs(7)	$0		$0	$976,281		$976,281		$976,281		$976,281		$976,281
Benefits & Perquisites
Vested 401(k) Savings Plan Balance	$503,184		$503,184	$503,184		$0		$503,184		$503,184		$503,184
Vested Pension Plan	$490,314		$490,314	$490,314		$0		$490,314		$246,330	(8)	$490,314
Vested Pension Restoration Plan	$337,203		$337,203	$337,203		$0		$337,203		$169,409	(8)	$337,203
Enhanced Executive Supplemental Benefit Plan(9)	$0		$0	$0		$0	(10)	$0	(10)	$(1,292,842	)(11)	$0
Vested Executive Supplemental Benefit Plan	$8,754,669	(12)	$0	$8,754,669	(12)	$0		$8,754,669	(12)	$8,754,669		$8,754,669	(12)
Benefit Continuation(13)	$0		$0	$0		$0		$291,991		$0		$0
Accrued PTO	$80,481		$80,481	$80,481		$0		$80,481		$80,481		$80,481
IRC Section 4999 Tax Gross-up	$0		$0	$0		$0	(14)	$3,296,724	(14)	$0		$0

Total	$12,683,450		$1,411,181	$13,659,732		$3,493,881		$28,873,447		$11,955,112		$13,659,732

(1)	Voluntary termination would qualify as early retirement under the Executive Supplemental Benefit Plan. Under the plan, early retirement is defined as retirement at age 55 and satisfaction of the other vesting requirements.

(2)

Represents three times the executive’s base salary in effect immediately prior to the date of termination by the Company and three times the executive’s highest annual incentive bonus earned during the preceding four fiscal years. In the event the executive’s employment is not terminated by the Company, but the executive voluntarily terminates employment for any reason during the 30-day period following the first anniversary of the change-in-control, the executive would receive severance equal to two times the executive’s base salary in effect immediately prior to the date of termination and two times the executive’s highest annual incentive bonus earned during the preceding four fiscal years.

(3)	Represents the pro rata portion of the executive’s deemed annual bonus for the year of termination (the applicable agreement provides for the payment of the highest bonus earned over last four fiscal years). Also assumes that, while any outstanding performance units would vest in the event of a change-in-control of the Company, the Compensation Committee would exercise its discretion to reduce any performance units awarded to the amount of the annual incentive bonus.

(4)	Represents the intrinsic value of stock options based on the Company’s closing stock price on December 31, 2009, of $33.11.

(5)	The Company’s 1996 Stock Option Plan and related agreements provide for acceleration of unvested options in the event of a change-in-control of the Company, death or disability.

(6)	Options granted under the Company’s 1996 Stock Option Plan are exercisable within: 5 days of voluntary termination or termination without cause; 90 days of retirement; and one year of death or disability.

(7)	The Company’s 2006 Incentive Compensation Plan and related agreements provide for acceleration of unvested RSUs in the event of a change-in-control of the Company, death or disability. In the event of involuntary termination without cause, absent a change-in-control, all unvested LTI RSUs granted in 2007 and all unvested Bonus RSUs vest one year after termination.

(8)	Represents the lump sum present value equal to one half of accrued benefit, converted to a qualified joint and survivor form and payable to female spouse three years younger than participant at the participant’s current age.

(9)	“Enhanced Executive Supplemental Benefit Plan” refers to any payments which accrue to the participant in addition to his current vested benefit amount under the various scenarios for the Executive Supplemental Benefit Plan.

(10)	Upon a change-in-control of the Company, the executive becomes 100% vested in the benefit in the amount the executive would have been entitled to receive had he attained his normal retirement date. However, payments do not commence until employment terminates. Mr. Kennedy’s benefit at retirement as of December 31, 2009 exceeds his benefit upon a change-in-control as of the same date and therefore the benefit represented under the “With Termination for Good Reason/without Cause” column is zero.

(11)	Represents the increase of the death benefit over the vested amount, as calculated based on 10 year certain payments at a 5.81% discount rate equal to 50% of participant’s final average compensation. Mr. Kennedy’s death benefit would be less than his current vested benefit and therefore a negative value representing the difference between the current vested benefit and the benefit payable upon death is shown.

(12)	Represents the present value of the benefit calculated using the following assumptions: RP-2000M mortality tables and a discount rate of 5.81%.

(13)	Represents cash payments to the executive to cover the cost of purchasing the benefits, including a gross-up payment to cover income taxes. Amount assumes the cost of health and welfare benefits of $1,564.60 per month will increase 10% in 2011.

(14)	Under the applicable agreement, if payments are subject to excise taxes the Company will pay to the executive an additional “gross-up” amount so that his after-tax benefits are the same as though no excise tax had applied. The following assumptions were used to calculate payments under Internal Revenue Code Section 280G:

-	Equity valued at the Company’s closing stock price on December 31, 2009, of $33.11.

-	Stock options and RSUs valued using Treasury Regulation Section 1.280G-1 Q&A 24(c).

-	Calculations assume a portion of the 2009 annual incentive bonus is reasonable compensation for services rendered prior to the change-in-control.

Anthony S. Piszel

			Involuntary Termination				Change-in-Control
Executive Payments and Benefits Upon Termination	Voluntary Termination		For Cause		Without Cause/ Good Reason		Without Termination	With Termination for Good Reason/ without Cause		Death	Disability
Compensation:
Severance	$0		$0		$1,536,100	(1)	$0	$1,536,100	(1)	$0	$0
Repayment of Signing Bonus	$(250,000	)(2)	$(250,000	)(2)	$0		$0	$0		$0	$0
Long-Term Incentives
Accelerated Vesting of RSUs(3)	$0		$0		$0		$761,629	$761,629		$761,629	$761,629
Benefits & Perquisites
Accrued PTO	$14,127		$14,127		$14,127		$0	$14,127		$14,127	$14,127

Total	$(235,873)		$(235,873)		$1,536,100		$761,629	$2,297,729		$761,629	$761,629

(1)	Represents severance equal to base salary through the term of his employment agreement (which expires on January 26, 2011) and an annual incentive bonus of $1,000,000 for 2009.

(2)	Mr. Piszel’s employment agreement requires him to repay his $250,000 sign-on bonus following his voluntary termination or the Company’s termination of his employment for cause during the first year of employment.

(3)	The Company’s 2006 Incentive Compensation Plan and related agreements provide for acceleration of unvested RSUs in the event of a change-in-control of the Company, death or disability.

Max O. Valdes

		Involuntary Termination			Change-in-Control
Executive Payments and Benefits Upon Termination	Voluntary Termination	For Cause	Without Cause/ Good Reason		Without Termination		With Termination for Good Reason/ without Cause		Death		Disability
Compensation:
Severance	$0	$0	$1,349,921	(1)	$0		$2,387,454	(2)	$0		$0
Bonus	$0	$0	$0		$0		$445,818	(3)	$0		$0
Long-Term Incentives
Accelerated Vesting of Stock Options(4)(5)(6)	$0	$0	$0		$0		$0		$0		$0
Vested Stock Options(4)(6)	$0	$0	$0		$0		$0		$0		$0
Accelerated Vesting of RSUs(7)	$0	$0	$426,159		$743,717		$743,717		$743,717		$743,717
Benefits & Perquisites
Vested 401(k) Savings Plan Balance	$503,426	$503,426	$503,426		$0		$503,426		$503,426		$503,426
Vested Pension Plan	$160,928	$160,928	$160,928		$0		$160,928		$92,201	(8)	$160,928
Vested Pension Restoration Plan	$25,773	$25,773	$25,773		$0		$25,773		$14,766	(8)	$25,773
Enhanced Executive Supplemental Benefit Plan(9)	$0	$0	$1,288,675	(10)	$0	(11)	$2,236,734	(12)	$2,146,351	(13)	$1,212,300	(14)
Vested Executive Supplemental Benefit Plan	$0	$0	$0		$0		$0		$0		$0
Benefit Continuation(15)	$0	$0	$0		$0		$155,318		$0		$0
Accrued PTO	$1,346	$1,346	$1,346		$0		$1,346		$1,346		$1,346
IRC Section 4999 Tax Gross-up	$0	$0	$0		$0	(16)	$1,549,067	(16)	$0		$0

Total	$691,473	$691,473	$3,756,228		$743,717		$8,209,580		$3,501,807		$2,647,490

(1)	Represents two times the executive’s base salary in effect immediately prior to the date of termination and two times the median of the executive’s last three annual incentive bonuses.

(2)	Represents three times the executive’s base salary in effect immediately prior to the date of termination by the Company and three times the executive’s highest annual incentive bonus earned during the preceding four fiscal years. In the event the executive’s employment is not terminated by the Company, but the executive voluntarily terminates employment for any reason during the 30-day period following the first anniversary of the change-in-control, the executive would receive severance equal to two times the executive’s base salary in effect immediately prior to the date of termination and two times the executive’s highest annual incentive bonus earned during the preceding four fiscal years.

(3)	Represents the pro rata portion of the executive’s deemed annual bonus for the year of termination (the applicable agreement provides for the payment of the highest bonus earned over last four fiscal years). Also assumes that, in the event of a change-in-control of the Company, the Compensation Committee would reduce any performance units awarded to the amount of the annual incentive bonus.

(4)	Represents the intrinsic value of stock options based on the Company’s closing stock price on December 31, 2009, of $33.11.

(5)	The Company’s 1996 Stock Option Plan and related agreements provide for acceleration of unvested options in the event of a change-in-control of the Company, death or disability.

(6)	Options granted under the Company’s 1996 Stock Option Plan are exercisable within: 5 days of voluntary termination or termination without cause; 90 days of retirement; and one year of death or disability.

(7)	The Company’s 2006 Incentive Compensation Plan and related agreements provide for acceleration of unvested RSUs in the event of a change-in-control of the Company, death or disability. In the event of involuntary termination without cause, absent a change-in-control, all unvested LTI RSUs granted in 2007 and all unvested Bonus RSUs vest one year after termination.

(8)	Represents the lump sum present value equal to one half of accrued benefit, converted to a qualified joint and survivor form and payable to female spouse three years younger than participant at the participant’s current age.

(9)	“Enhanced Executive Supplemental Benefit Plan” refers to any payments which accrue to the participant in addition to his current vested benefit amount under the various scenarios for the Executive Supplemental Benefit Plan.

(10)	Upon involuntary termination, executive becomes 100% vested in the benefit he would have received had he reached his early retirement age. However, payment of benefit will not commence until executive reaches early retirement age.

(11)	Upon a change-in-control of the Company, the executive becomes 100% vested in the benefit in the amount the executive would have been entitled to receive had he attained his normal retirement date. However, payments do not commence until employment terminates.

(12)	Represents the enhanced present value of the benefit calculated using the following assumptions: RP-2000M mortality tables and a discount rate of 5.81%.

(13)	Represents the present value of 10 year certain payments at a 5.81% discount rate, equal to 50% of participant’s final average compensation.

(14)	Represents the present value of the benefit calculated using the following assumptions: RP-2000M mortality tables, a discount rate of 5.81% and participant remains disabled until earliest retirement date at age 55.

(15)	Represents cash payment to the executive to cover the cost of purchasing the benefits, including a gross-up payment to cover income taxes. Amount assumes the cost of health and welfare benefits of $1,786.15 per month will increase 10% in 2011.

(16)	Under the applicable agreement, if payments are subject to excise taxes the Company will pay to the executive an additional “gross-up” amount so that his after-tax benefits are the same as though no excise tax had applied. The following assumptions were used to calculate payments under Internal Revenue Code Section 280G:

-	Equity valued at the Company’s closing stock price on December 31, 2009, of $33.11.

-	Stock options and RSUs valued using Treasury Regulation Section 1.280G-1 Q&A 24(c).

-	Calculations assume a portion of the 2009 annual incentive bonus is reasonable compensation for services rendered prior to the change-in-control.

Dennis J. Gilmore

		Involuntary Termination			Change-in-Control
Executive Payments and Benefits Upon Termination	Voluntary Termination	For Cause	Without Cause/ Good Reason		Without Termination		With Termination for Good Reason/ without Cause		Death		Disability
Compensation:
Severance	$0	$0	$3,884,963	(1)	$0		$7,905,000	(2)	$0		$0
Bonus	$0	$0	$0		$0		$2,035,000	(3)	$0		$0
Long-Term Incentives
Accelerated Vesting of Stock Options(4)(5)(6)	$0	$0	$0		$0		$0		$0		$0
Vested Stock Options(4)(6)	$882,040	$0	$882,040		$882,040		$882,040		$882,040		$882,040
Accelerated Vesting of RSUs(7)	$0	$0	$2,121,887		$3,068,304		$3,068,304		$3,068,304		$3,068,304
Deferred Compensation Plan	$952,951	$952,951	$952,951		$952,951		$952,951		$1,027,951		$952,951
Benefits & Perquisites
Vested 401(k) Savings Plan Balance	$444,167	$444,167	$444,167		$0		$444,167		$444,167		$444,167
Vested Pension Plan	$86,471	$86,471	$86,471		$0		$86,471		$49,942	(8)	$86,471
Enhanced Executive Supplemental Benefit Plan(9)	$0	$0	$0		$0	(10)	$9,461,617	(11)	$8,483,526	(12)	$4,192,775	(13)
Vested Executive Supplemental Benefit Plan	$0	$0	$0		$0		$0		$0		$0
Benefit Continuation	$0	$0	$0		$0		$121,212	(14)	$0		$0
Accrued PTO	$17,500	$17,500	$17,500		$0		$17,500		$17,500		$17,500
IRC Section 4999 Tax Gross-up	$0	$0	$0		$0	(15)	$6,932,632	(15)	$0		$0

Total	$2,383,130	$1,501,090	$8,389,980		$4,903,295		$31,906,894		$13,973,430		$9,644,208

(1)	Represents two times the executive’s base salary in effect immediately prior to the date of termination and two times the median of the executive’s last three annual incentive bonuses.

(2)	Represents three times the executive’s base salary in effect immediately prior to the date of termination by the Company and three times the executive’s highest annual incentive bonus earned during the preceding four fiscal years. In the event the executive’s employment is not terminated by the Company, but the executive voluntarily terminates employment for any reason during the 30-day period following the first anniversary of the change-in-control, the executive would receive severance equal to two times the executive’s base salary in effect immediately prior to the date of termination and two times the executive’s highest annual incentive bonus earned during the preceding four fiscal years.

(3)	Represents the pro rata portion of the executive’s deemed annual bonus for the year of termination (the applicable agreement provides for the payment of the highest bonus earned over last four fiscal years). Also assumes that, in the event of a change-in-control of the Company, the Compensation Committee would reduce any performance units awarded to the amount of the annual incentive bonus.

(4)	Represents the intrinsic value of stock options based on the Company’s closing stock price on December 31, 2009, of $33.11.

(5)	The Company’s 1996 Stock Option Plan and related agreements provide for acceleration of unvested options in the event of a change-in-control of the Company, death or disability.

(6)	Options granted under the Company’s 1996 Stock Option Plan are exercisable within: 5 days of voluntary termination or termination without cause; 90 days of retirement; and one year of death or disability.

(7)	The Company’s 2006 Incentive Compensation Plan and related agreements provide for acceleration of unvested RSUs in the event of a change-in-control of the Company, death, or disability. In the event of involuntary termination without cause, absent a change-in-control, all unvested LTI RSUs granted in 2007 and all unvested Bonus RSUs vest one year after termination.

(8)	Represents the lump sum present value equal to one half of accrued benefit, converted to a qualified joint and survivor form and payable to female spouse three years younger than participant at age 55.

(9)	“Enhanced Executive Supplemental Benefit Plan” refers to any payments which accrue to the participant in addition to his current vested benefit amount under the various scenarios for the Executive Supplemental Benefit Plan.

(10)	Upon a change-in-control of the Company, the executive becomes 100% vested in the benefit in the amount the executive would have been entitled to receive had he attained his normal retirement date. However, payments do not commence until employment terminates.

(11)	Represents the enhanced present value of the benefit calculated using the following assumptions: RP-2000M mortality tables and a discount rate of 5.81%.

(12)	Represents the present value of 10 year certain payments at a 5.81% discount rate, equal to 50% of participant’s final average compensation.

(13)	Represents the present value of the benefit calculated using the following assumptions: RP-2000M mortality tables, a discount rate of 5.81% and participant remains disabled until earliest retirement date at age 55.

(14)	Represents cash payment to the executive to cover the cost of purchasing the benefits, including a gross-up payment to cover income taxes. Amount assumes the cost of health and welfare benefits of $1,641.84 per month will increase 10% in 2011.

(15)	Under the applicable agreement, if payments are subject to excise taxes the Company will pay to the executive an additional “gross-up” amount so that his after-tax benefits are the same as though no excise tax had applied. The following assumptions were used to calculate payments under Internal Revenue Code Section 280G:

-	Equity valued at the Company’s closing stock price on December 31, 2009, of $33.11.

-	Stock options and RSUs valued using Treasury Regulation Section 1.280G-1 Q&A 24(c).

-	Calculations assume a portion of the 2009 annual incentive bonus is reasonable compensation for services rendered prior to the change-in-control.

Anand K. Nallathambi

		Involuntary Termination			Change-in-Control
Executive Payments and Benefits Upon Termination	Voluntary Termination	For Cause	Without Cause/ Good Reason		Without Termination		With Termination for Good Reason/ without Cause		Death		Disability
Compensation:
Severance	$0	$0	$2,100,000	(1)	$0		$4,787,700	(2)	$0		$0
Bonus	$0	$0	$0		$0		$1,693,850	(3)	$0		$0
Long-Term Incentives
Accelerated Vesting of Stock Options(4)(5)(6)	$0	$0	$0		$0		$0		$0		$0
Vested Stock Options(4)(6)	$707,550	$0	$707,550		$707,550		$707,550		$707,550		$707,550
Deferred Compensation Plan	$481,183	$481,183	$481,183		$481,183		$481,183		$771,823		$481,183
Benefits & Perquisites
Vested 401(k) Savings Plan Balance	$399,792	$399,792	$399,792		$0		$399,792		$399,792		$399,792
Vested Pension Plan	$60,758	$60,758	$60,758		$0		$60,758		$35,261	(7)	$60,758
Enhanced Executive Supplemental Benefit Plan(8)	$0	$0	$0		$0	(9)	$6,416,638	(10)	$5,582,883	(11)	$2,329,185	(12)
Vested Executive Supplemental Benefit Plan	$0	$0	$0		$0		$0		$0		$0
Benefit Continuation	$0	$0	$44,639	(13)	$0		$164,879	(14)	$0		$0
Accrued PTO	$88,846	$88,846	$88,846		$0		$88,846		$88,846		$88,846
IRC Section 4999 Tax Gross-up	$0	$0	$0		$0	(15)	$4,876,911	(15)	$0		$0

Total	$1,738,129	$1,030,579	$3,882,768		$1,188,733		$19,678,108		$7,586,155		$4,067,314

(1)	Consists of a severance payment of $1,050,000 and a non-compete payment of $1,050,000.

(2)	Represents two times the executive’s base salary in effect immediately prior to the date of termination by the Company and two times the executive’s highest annual incentive bonus earned during the preceding four fiscal years. In the event the executive’s employment is not terminated by the Company, but the executive voluntarily terminates employment for any reason during the 30-day period following the first anniversary of the change-in-control, the executive would receive severance equal to one times the executive’s base salary in effect immediately prior to the date of termination and one times the executive’s highest annual incentive bonus earned during the preceding four fiscal years.

(3)	Represents the pro rata portion of the executive’s deemed annual bonus for the year of termination (the applicable agreement provides for the payment of the highest bonus earned over last four fiscal years).

(4)	Represents the intrinsic value of stock options based on the Company’s closing stock price on December 31, 2009, of $33.11.

(5)	The Company’s 1996 Stock Option Plan and related agreements provide for acceleration of unvested options in the event of a change-in-control of the Company, death or disability.

(6)	Options granted under the Company’s 1996 Stock Option Plan are exercisable within: 5 days of voluntary termination or termination without cause; 90 days of retirement; and one year of death or disability. Options granted under the FADV 2003 Incentive Compensation Plan are exercisable within: 30 days of termination with cause; and one year of voluntary termination, termination without cause, retirement, death, or disability.

(7)	Represents the lump sum present value equal to one half of accrued benefit, converted to a qualified joint and survivor form and payable to female spouse three years younger than participant at age 55.

(8)	“Enhanced Executive Supplemental Benefit Plan” refers to any payments which accrue to the participant in addition to his current vested benefit amount under the various scenarios for the Executive Supplemental Benefit Plan.

(9)	Upon a change-in-control of the Company, the executive becomes 100% vested in the benefit in the amount the executive would have been entitled to receive had he attained his normal retirement date. However, payments do not commence until employment terminates.

(10)	Represents the enhanced present value of the benefit calculated using the following assumptions: RP-2000M mortality tables and a discount rate of 5.81%.

(11)	Represents the present value of 10 year certain payments at a 5.81% discount rate, equal to 50% of participant’s final average compensation.

(12)	Represents the present value of the benefit calculated using the following assumptions: RP-2000M mortality tables, a discount rate of 5.81% and participant remains disabled until earliest retirement date at age 55.

(13)	Represents the cost of continued health and welfare benefits for 24 months.

(14)	Represents cash payment to the executive to cover the cost of purchasing the benefits, including a gross-up payment to cover income taxes. Amount assumes the cost of health and welfare benefits of $1,785.55 per month will increase 10% in 2011.

(15)	Under the applicable agreement, if payments are subject to excise taxes the Company will pay to the executive an additional “gross-up” amount so that his after-tax benefits are the same as though no excise tax had applied. The following assumptions were used to calculate payments under Internal Revenue Code Section 280G:

-	Equity valued at the Company’s closing stock price on December 31, 2009, of $33.11.

-	Stock options and RSUs valued using Treasury Regulation Section 1.280G-1 Q&A 24(c).

-	Calculations assume a portion of the 2009 annual incentive bonus is reasonable compensation for services rendered prior to the change-in-control.

George S. Livermore

		Involuntary Termination			Change-in-Control
Executive Payments and Benefits Upon Termination	Voluntary Termination	For Cause	Without Cause/ Good Reason		Without Termination		With Termination for Good Reason/ without Cause		Death		Disability
Compensation:
Severance	$0	$0	$2,711,426	(1)	$0		$2,888,298	(2)	$0		$0
Bonus	$0	$0	$0		$0		$562,766	(3)	$0		$0
Long-Term Incentives
Accelerated Vesting of Stock Options(4)(5)(6)	$0	$0	$0		$0		$0		$0		$0
Vested Stock Options(4)(6)	$80,850	$0	$0		$80,850		$80,850		$80,850		$80,850
Accelerated Vesting of RSUs(7)	$0	$0	$1,142,494		$1,702,384		$1,702,384		$1,702,384		$1,702,384
Deferred Compensation Plan	$390,936	$390,936	$390,936		$390,936		$390,936		$2,390,936		$390,936
Benefits & Perquisites
Vested 401(k) Savings Plan Balance	$273,851	$273,851	$273,851		$0		$273,851		$273,851		$273,851
Vested Pension Plan	$44,419	$44,419	$44,419		$0		$44,419		$25,741	(8)	$44,419
Enhanced Executive Supplemental Benefit Plan(9)	$0	$0	$0		$0	(10)	$5,580,593	(11)	$4,901,496	(12)	$2,163,715	(13)
Vested Executive Supplemental Benefit Plan	$0	$0	$0		$0		$0		$0		$0
Benefit Continuation	$0	$0	$0		$0		$127,238	(14)	$0		$0
Accrued PTO	$38,014	$38,014	$38,014		$0		$38,014		$38,014		$38,014
IRC Section 4999 Tax Gross-up	$0	$0	$0		$0	(15)	$4,058,326	(15)	$0		$0

Total	$828,070	$747,220	$4,601,139		$2,174,169		$15,747,675		$9,413,271		$4,694,168

(1)	Represents two times the executive’s base salary in effect immediately prior to the date of termination and two times the median of the executive’s last three annual incentive bonuses.

(2)	Represents two times the executive’s base salary in effect immediately prior to the date of termination by the Company and two times the executive’s highest annual incentive bonus earned during the preceding four fiscal years. In the event the executive’s employment is not terminated by the Company, but the executive voluntarily terminates employment for any reason during the 30-day period following the first anniversary of the change-in-control, the executive would receive severance equal to one times the executive’s base salary in effect immediately prior to the date of termination and one times the executive’s highest annual incentive bonus earned during the preceding four fiscal years.

(3)	Represents the pro rata portion of the executive’s deemed annual bonus for the year of termination (the applicable agreement provides for the payment of the highest bonus earned over last four fiscal years). Also assumes that, in the event of a change-in-control of the Company, the Compensation Committee would reduce any performance units awarded to the amount of the annual incentive bonus.

(4)	Represents the intrinsic value of stock options based on the Company’s closing stock price on December 31, 2009, of $33.11.

(5)	The Company’s 1996 Stock Option Plan and related agreements provide for acceleration of unvested options in the event of a change-in-control of the Company, death or disability.

(6)	Options granted under the Company’s 1996 Stock Option Plan are exercisable within: 5 days of voluntary termination or termination without cause; 90 days of retirement; and one year of death or disability.

(7)	The Company’s 2006 Incentive Compensation Plan and related agreements provide for acceleration of unvested RSUs in the event of a change-in-control of the Company, death or disability. In the event of involuntary termination without cause, absent a change-in-control, all unvested LTI RSUs granted in 2007 and all unvested Bonus RSUs vest one year after termination.

(8)	Represents the lump sum present value equal to one half of accrued benefit, converted to a qualified joint and survivor form and payable to female spouse three years younger than participant at age 55.

(9)	“Enhanced Executive Supplemental Benefit Plan” refers to any payments which accrue to the participant in addition to his current vested benefit amount under the various scenarios for the Executive Supplemental Benefit Plan.

(10)	Upon a change-in-control of the Company, the executive becomes 100% vested in the benefit in the amount the executive would have been entitled to receive had he attained his normal retirement date. However, payments do not commence until employment terminates.

(11)	Represents the enhanced present value of the benefit calculated using the following assumptions: RP-2000M mortality tables and a discount rate of 5.81%.

(12)	Represents the present value of 10 year certain payments at a 5.81% discount rate, equal to 50% of participant’s final average compensation.

(13)	Represents the present value of the benefit calculated using the following assumptions: RP-2000M mortality tables, a discount rate of 5.81% and participant remains disabled until earliest retirement date at age 55.

(14)	Represents cash payment to the executive to cover the cost of purchasing the benefits, including a gross-up payment to cover income taxes. Amount assumes the cost of health and welfare benefits of $1,706.02 per month will increase 10% in 2011.

(15)	Under the applicable agreement, if payments are subject to excise taxes the Company will pay to the executive an additional “gross-up” amount so that his after-tax benefits are the same as though no excise tax had applied. The following assumptions were used to calculate payments under Internal Revenue Code Section 280G:

-	Equity valued at the Company’s closing stock price on December 31, 2009, of $33.11.

-	Stock options and RSUs valued using Treasury Regulation Section 1.280G-1 Q&A 24(c).

-	Calculations assume a portion of the 2009 annual incentive bonus is reasonable compensation for services rendered prior to the change-in-control.

2009 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1)($)	All Other Compensation ($)	Total ($)
Hon. George L. Argyros	86,600	55,380	0	141,980
Bruce S. Bennett	92,600	55,380	0	147,980
Matthew B. Botein(2)	29,176	19,570	0	48,747
J. David Chatham(3)	141,600	55,380	64,992	261,973
Glenn C. Christenson	120,600	55,380	0	175,980
Hon. William G. Davis(4)	112,600	55,380	61,940	229,920
James L. Doti	92,600	55,380	0	147,980
Lewis W. Douglas, Jr.	123,600	55,380	0	178,980
Christopher V. Greetham	92,600	55,380	0	147,980
Thomas C. O’Brien	104,600	55,380	0	159,980
Frank E. O’Bryan(5)	80,600	55,380	8,750	144,730
Roslyn B. Payne(6)	104,600	55,380	0	159,980
John W. Peace(7)	49,682	42,926	0	92,608
D. Van Skilling(3)	145,600	55,380	64,992	265,973
Patrick F. Stone(8)	37,440	55,380	0	92,820
Herbert B. Tasker	100,600	55,380	0	155,980
Virginia M. Ueberroth	76,600	55,380	0	131,980
Mary Lee Widener	70,600	55,380	0	125,980

(1)	The amounts shown are the grant date fair value of stock awards granted in the year indicated as computed in accordance with accounting guidance.

The aggregate numbers of stock options and RSUs of the Company held by each non-employee director as of December 31, 2009 were as follows:

Name	Stock Options (#)	Restricted Stock Units (#)
Hon. George L. Argyros	5,000	4,125
Bruce S. Bennett	0	3,747
Matthew Botein	0	579
J. David Chatham	12,250	4,125
Glenn C. Christenson	0	3,747
Hon. William G. Davis	5,000	4,125
James L. Doti	5,000	4,125
Lewis W. Douglas, Jr.	5,000	4,125
Christopher V. Greetham	0	3,747
Thomas C. O’Brien	0	3,747
Frank E. O’Bryan	5,000	4,125
John W. Peace	0	1,270
D. Van Skilling	9,350	4,125
Herbert B. Tasker	5,000	4,125
Virginia M. Ueberroth	5,000	4,125
Mary Lee Widener	0	4,125

Options listed for Messrs. Chatham and Skilling include options to purchase Company common shares arising from the conversion of FADV options that were previously issued to Messrs. Chatham and Skilling for service on the FADV board of directors and that were converted in connection with the Company’s acquisition of the publicly traded shares of FADV.

(2)	Mr. Botein was appointed to the Board of Directors on August 25, 2009.

(3)	Messrs. Chatham and Skilling each received from First Advantage Corporation RSU awards during 2009 in the amount of $64,992. The grant date fair values of these awards are included in the “All Other Compensation” column.

(4)	Mr. Davis also received 60,000 Canadian dollars for service on the board of directors of FCT Insurance Company Ltd., a Canadian subsidiary of the Company (converted using the Interbank rate as of December 31, 2009, of 0.95320 Canadian dollars to 1 US dollar).

(5)	Mr. O’Bryan received an additional $8,750 for serving on the board of directors of First American Trust F.S.B., a wholly-owned subsidiary of the Company.

(6)	Ms. Payne resigned from the Board of Directors on December 28, 2009.

(7)	Mr. Peace was appointed to the Board of Directors on March 24, 2009.

(8)	Mr. Stone resigned from the Board of Directors on May 26, 2009.

For 2009 the compensation of non-employee directors consisted of several components. The Board of Directors determined in December 2008 that (1) the annual cash retainer for 2009 for each non-employee director should be reduced to $48,600 from $54,000 (the amount paid in 2008) and (2) the annual 2009 RSU grant should be increased by the same dollar amount, from $50,000 to $55,400. The fee paid for attending each Board of Directors and committee meeting was $2,000. The annual compensation of the chair of the Audit Committee was $25,000, and the annual compensation for each of the chairs of the Nominating and Corporate Governance Committee and the Compensation Committee was $15,000. The lead independent director of the Company received $15,000. Directors may also receive additional compensation for serving on the board of directors of certain of the Company’s subsidiaries (payments are described in footnotes 3 through 5 to the table above).

On March 4, 2009 the Company granted to each non-management director $55,400 worth of RSUs, which vest over three years, subject to accelerated vesting at retirement for any director with at least ten years of cumulative service on the Board of Directors. On October 6, 2009, the Board of Directors approved RSU grants for each of Matthew B. Botein and John W. Peace in the amounts of $19,580 and $42,954, respectively, which amounts represent their pro rata portions of the $55,400 annual RSU grant based on the respective dates on which they were appointed to the Board of Directors.

The Board of Directors has established a stock ownership guideline for directors whereby directors are expected to own at least five times their cash annual retainer in Company common stock. RSUs issued to directors are included for purposes of meeting the guideline. Directors have five years to satisfy the guideline, measured from the later of the date the guideline was adopted (February 28, 2007) or commencement of their service.

Code of Ethics

The Board of Directors has adopted a code of ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. A copy of this code of ethics is posted in the corporate governance section of the Company’s Web site at www.firstam.com. To the extent the Company waives or amends any provisions of this code of ethics, it will disclose such waivers or amendments on the above Web site. The Board also has adopted a broader code of ethics and conduct, applying to all employees, officers and directors, which also has been posted to the Web site at the address stated above. Each of these codes is available in print to any shareholder who requests it. Such request should be sent to the Company’s secretary at 1 First American Way, Santa Ana, California 92707.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines which have been posted in the corporate governance section of the Web site at www.firstam.com and are available in print to any shareholder who requests them. Such request should be sent to the secretary at our address indicated on the first page of this proxy statement. In addition to stating the standards that the Board applies in determining whether or not its members are independent, these guidelines state the qualifications and responsibilities of our directors and describe fundamental aspects of our Board and certain of its committees.

Compensation Committee Interlocks and Insider Participation

Through October 6, of 2009, the Compensation Committee of the Board consisted of Messrs. Douglas, Argyros, Davis, Doti, Greetham, O’Brien and Tasker and through the remainder of the year, the Compensation Committee consisted of Messrs. Douglas, Chatham, Christenson, Davis, Greetham, O’Brien, Skilling and Tasker and Ms. Payne (until her December 28, 2009 resignation). Each member was a non-employee director and there are no compensation committee interlocks involving any of the members of the Compensation Committee.

Report of the Audit Committee

The Audit Committee of the Board of Directors reviews the Company’s accounting policies and financial reporting and disclosure practices, system of internal controls, audit process and the process for monitoring compliance with laws, regulations and corporate policies. The Board adopted a revised written charter for the Audit Committee on May 2, 2007. The Audit Committee has reviewed the Company’s audited consolidated financial statements and discussed them with management.

The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended.

The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers its independence.

Based on the review and discussions noted above, the Audit Committee, as then constituted, recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and be filed with the U.S. Securities and Exchange Commission.

Audit Committee J. David Chatham, Chairman Glenn C. Christenson James L. Doti D. Van Skilling

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth details regarding equity securities of the Company that were authorized for issuance under equity compensation plans of the Company as of December 31, 2009.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights(2) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
	(in thousands, except weighted-average exercise price)
Equity compensation plans approved by security holders	5,768	(1)	$34.97	3,378	(3)
Equity compensation not approved by security holders	300	(4)	$39.16	—

	6,068		$35.26	3,378

(1)	Consists of unexercised outstanding stock options and unvested restricted stock units (“RSUs”) issued under The First American Corporation 1996 Stock Option Plan, The First American Corporation 1997 Directors’ Stock Plan and The First American Corporation 2006 Incentive Compensation Plan. See Note 18 to the Company’s consolidated financial statements for additional information. Also includes 1.7 million shares relating to options assumed by the Company in connection with the acquisition of the remaining shares of First Advantage Corporation.

(2)	Calculated solely with respect to outstanding unexercised stock options.

(3)	Consists of the sum of the shares remaining under the plans referenced in footnote (1) above and the shares remaining under the Company’s Employee Stock Purchase Plan.

(4)	Consists of an inducement award of stock options issued outside of the Company’s existent plans.

Section 16(a) Beneficial Ownership Reporting Compliance

Rules adopted by the SEC require our officers and directors, and persons who own more than ten percent of our issued and outstanding common shares, to file reports of their ownership, and changes in ownership, of our shares with the SEC on prescribed forms. Officers, directors and greater-than-ten-percent shareholders are required by the SEC’s rules to furnish us with copies of all such forms they file with the SEC.

Based solely on the review of the copies of the forms received by us, or written representations from reporting persons that they were not required to file a Form 5 to report previously unreported ownership or changes in ownership, we believe that, since January 1, 2009, our officers, directors and greater-than-ten-percent beneficial owners complied with all such filing requirements.

Relationship with Independent Registered Public Accounting Firm

PwC has been selected by our audit committee as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2010. This firm has served as our independent accountants since 1954.

A representative of PwC is expected to be present at the meeting. The representative will have the opportunity to make any desired statement and to answer any appropriate questions by the shareholders.

Principal Accounting Fees and Services

The aggregate fees billed for each of the last two fiscal years for professional services rendered by the Company’s principal independent registered public accounting firm in the four categories of service set forth in the table below are as follows:

Aggregate fees billed in year	2009			2008
Audit Fees	$	[	]	$9,289,346	(1)
Audit-Related Fees(2)		[	]	797,268
Tax Fees(3)		[	]	1,268,570	(1)
All Other Fees(4)		[	]	21,692

(1)	Includes spin-off fees.

(2)	These fees were incurred primarily for employee benefit plan audits, procedures performed for SAS70 reports, and due diligence.

(3)	These fees were incurred for tax advice, compliance and planning.

(4)	These fees were incurred primarily for services related to commissions systems advice, software licensing and structuring of subsidiaries.

Policy on Audit Committee Pre-approval of Audit and Permissible Nonaudit Services of Independent Auditor

The Audit Committee’s policy is to pre-approve all engagements of the Company’s independent principal registered public accounting firm for audit and nonaudit services. Those engagements for which payment by the Company would exceed $25,000 for nonaudit services or $50,000 for audit services must be pre-approved by the Audit Committee or a designated member of that committee on an individual basis. The Audit Committee or its designee has pre-approved all engagements included in the “audit-related,” “tax” and “other” categories in the table above.

Shareholder Proposals

In order for a proposal by you or your fellow shareholders to be included in the proxy statement and form of proxy solicited by our Board for our next annual meeting of shareholders, the proposal must be received no later than December 14, 2010

If you or your fellow shareholders wish to submit a proposal for consideration at next year’s annual meeting without including the same in the proxy statement and form of proxy solicited by our Board, you should inform our secretary no later than February     , 2011, of your intention to do so. If you wait longer, the holders of the proxies solicited by our Board may vote on your proposal at their discretion.

These deadlines assume that the date of our next annual meeting will not be advanced or delayed by more than 30 calendar days from the one year anniversary of the date of the current annual meeting. If such an event occurs, we will provide you with notice in our earliest possible quarterly report on Form 10-Q (or, if impracticable, on Form 8-K) of the respective dates by which such proposals must be received.

Appraisal Rights

You are not entitled to appraisal rights in connection with the approval of the proposals to be voted upon at the meeting.

General Information

We will, upon the written request of any shareholder on the record date for the annual meeting, furnish without charge a copy of our annual report on Form 10-K filed with the SEC for the year 2009 and will furnish, at a charge of $10, a copy of the exhibits thereto. Such request should contain a representation that the person requesting this material was a beneficial owner of our shares on the record date. Such request should be sent to the general counsel at our address indicated on the first page of this proxy statement.

The Board is not aware of any matters to come before the meeting other than those set forth on the notice accompanying this proxy statement. If any other matters come before the meeting, the holders of the proxies will vote thereon in their discretion.

By Order of the Board of Directors Kenneth D. DeGiorgio Senior Vice President, General Counsel and Secretary

Santa Ana, California

April     , 2010

APPENDIX A

FORM OF AGREEMENT AND PLAN OF MERGER

BY AND BETWEEN

THE FIRST AMERICAN CORPORATION AND FIRST AMERICAN HOLDING

CORPORATION

This AGREEMENT AND PLAN OF MERGER dated as of [•], (this “Agreement”) is entered into by and between The First American Corporation, a California corporation (“First American California”) and [                    ,] a Delaware corporation (“First American Delaware”).

RECITALS

WHEREAS, First American Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 180,500,000 shares, $0.00001 par value, of which 180,000,000 shares are designated “Common Stock,” and 500,000 shares are designated “Preferred Stock.” As of [•], [100] shares of Common Stock were issued and outstanding, all of which are held by First American California, and no shares of Preferred Stock were issued and outstanding;

WHEREAS, First American California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 180,500,000 shares, $1.00 par value, of which 180,000,000 shares are designated “Common Stock,” and 500,000 shares are designated “Preferred Stock.” As of [•], [•] shares of Common Stock were issued and outstanding, and no shares of Preferred Stock were issued and outstanding;

WHEREAS, First American Delaware is a wholly-owned subsidiary of First American California;

WHEREAS, the parties hereto desire to effect a reorganization in which First American California will be merged with and into First American Delaware (the “Merger”), as a result of which the separate existence of First American California shall cease, and First American Delaware shall be the surviving corporation (sometimes referred to herein as the “Surviving Corporation”) and shall continue its existence under the laws of the State of Delaware; and

WHEREAS, the Merger shall be accomplished by the filing of a certificate of merger with the Secretary of State of the State of Delaware (the “Certificate of Merger”) and the filing of the Certificate of Merger, this Agreement and officers’ certificates of First American California and First American Delaware with the Secretary of State of the State of California, each of which contain such provisions as are required by applicable law, consistent with the terms specified herein; and

WHEREAS, the Merger is intended to qualify as transaction governed by Section 368(a) of the Internal Revenue Code of 1986, as amended.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I

THE MERGER AND RELATED MATTERS

1.1 Filing of the Certificate of Merger; Effective Time. The Merger will become effective on [•], at [•] p.m. (the “Effective Time”) following the filing of the Certificate of Merger with the Delaware Secretary of State and the filing of the Certificate of Merger and this Agreement with the California Secretary of State in accordance with applicable Delaware and California law.

1.2 The Merger. At the Effective Time, the separate existence of First American California shall cease and First American Delaware, as the Surviving Corporation, shall (i) continue to possess all assets, rights, powers and property (real, personal and mixed) of First American California as constituted immediately prior to the Effective Time, (ii) be subject to all actions previously taken by the board of directors and officers of First American California, (iii) succeed, without other transfer, to all of the assets, rights, powers and property (real, personal and mixed) of First American California, in the manner more fully set forth in Section 259 of the Delaware General Corporation Law (the “DGCL”), and (iv) succeed, without other transfer, to all of the debts, liabilities and obligations of First American California in the same manner as if First American Delaware had itself incurred them, as more fully provided under the applicable provisions of the DGCL. At the Effective Time: (A) the corporate name of the Surviving Corporation shall be “First American Holding Corporation”, (B) the certificate of incorporation of First American Delaware in effect immediately prior to the Effective Time, which is attached hereto as Exhibit A, shall be the certificate of incorporation of the Surviving Corporation following the Merger unless and until the same shall be amended or repealed in accordance with the provisions thereof, (C) the bylaws of First American Delaware in effect immediately prior to the Effective Time, which are attached hereto as Exhibit B, shall be the bylaws of the Surviving Corporation following the Merger unless and until the same shall be amended or repealed in accordance with the provisions thereof, and (D) the officers of the Surviving Corporation following the Merger shall be those persons who were the officers of First American California immediately prior to the Effective Time, and such persons shall serve in such offices for the terms provided by law or in the bylaws or until their respective successors are elected or appointed, as applicable.

1.3 Conversion of Shares and Interests. At the Effective Time, by virtue of the Merger and without any action by the owners of the outstanding shares of capital stock, or any other person, (i) all of the issued and outstanding shares of capital stock of First American Delaware shall be cancelled, (ii) each issued and outstanding share of capital stock of First American California shall be converted into and become one fully paid and non-assessable share of Common Stock of the Surviving Corporation, and (iii) with respect to securities to acquire, or convertible into, First American California Common Stock, each such option, warrant, purchase right, unit or other security issued and outstanding immediately prior to the Effective Time shall be converted into the right to acquire the same number of shares of First American Delaware Common Stock on the same terms as the number of shares of First American California Common Stock that were acquirable pursuant to such security. The same number of shares of the Surviving Corporation’s Common Stock shall be reserved for purposes of the exercise of such options, warrants, purchase rights, units or other securities as is equal to the number of shares of First American California Common Stock so reserved immediately prior to the Effective Time.

Each certificate representing Common Stock of the Surviving Corporation issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of First American California so converted and given in exchange therefor, unless otherwise determined by the board of directors of the Surviving Corporation in compliance with applicable laws. Each share of Common Stock of First American Delaware owned by First American California shall no longer be outstanding and shall be cancelled and retired and shall cease to exist at the Effective Time.

1.4 Cooperation; Best Efforts. Each of the parties will use its respective best efforts to consummate the transactions contemplated by this Agreement and the Certificate of Merger and will cooperate in any action necessary or advisable to facilitate such consummation including, without limitation, making all filings required in order to obtain any necessary consents or comply with law and providing any information required in connection therewith.

1.5 Change in Structure of Transactions. Notwithstanding anything in this Agreement to the contrary, if at any time after the date hereof, it shall appear that a change in the structure of the transaction contemplated hereby shall be necessary or desirable in order to comply with applicable law or the requirements of regulatory authorities having jurisdiction over the transaction or for any other reason, the parties hereto agree to cooperate in making such changes in this Agreement, the Certificate of Merger and other documents contemplated hereby and in taking such other actions as may be required to effectuate such changes.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

OF THE MERGING PARTIES

2.1 First American California Representations and Warranties. First American California represents and warrants to, and covenants with, First American Delaware that the execution, delivery and performance of this Agreement and the Certificate of Merger have been duly and validly authorized and approved by the board of directors and shareholders of First American California.

2.2 First American Delaware Representations and Warranties. First American Delaware represents and warrants to, and covenants with, First American California that the execution, delivery and performance of this Agreement and the Certificate of Merger have been duly and validly authorized and approved by the board of directors and the sole stockholder of First American Delaware.

ARTICLE III

TERMINATION OF THE AGREEMENT

3.1 Termination of Agreement and Abandonment of Merger. Anything herein contained to the contrary notwithstanding, this Agreement and the Certificate of Merger may be terminated at any time before the filing of the Certificate of Merger, whether before or after approval by the boards of directors or shareholders of First American California or First American Delaware, upon the written consent of the parties hereto.

ARTICLE IV

GENERAL

4.1 Amendments. Subject to applicable law, this Agreement or the Certificate of Merger may be amended in writing, whether before or after the relevant approvals of the board of directors or shareholders.

4.2 Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the internal laws of the State of Delaware without taking into account provisions regarding choice of law and, as far as applicable, the merger provisions of the California General Corporation Law.

4.3 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if sent by registered or certified mail, postage prepaid, addressed:

If to First American Delaware:

[                    ]

1 First American Way

Santa Ana, CA 92707

Attn: General Counsel

If to First American California:

The First American Corporation

1 First American Way

Santa Ana, CA 92707

Attn: General Counsel

or such other address as shall be furnished in writing by any such party, and any such notice or communication shall be deemed to have been given two business days after the date of such mailing (except that a notice of change of address shall not be deemed to have been given until received by the addressee). Notices may also be sent by facsimile, telegram, telex or hand delivery and in such event shall be deemed to have been given as of the date received.

4.4 Registered Office. The registered office of the Surviving Corporation in the State of Delaware is located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808 and Corporation Service Company is the registered agent of the Surviving Corporation at such address.

4.5 No Assignment. Neither this Agreement nor the Certificate of Merger may be assigned by the parties hereto, by operation of law or otherwise.

4.6 Headings. The description headings of the Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

4.7 Counterparts. This Agreement may be executed by facsimile in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to each of the other parties hereto.

4.8 Entire Agreement. This Agreement and certificates required to be delivered hereunder and any amendments hereafter executed and delivered in accordance with Section 4.1, constitute the entire agreement of the parties hereto pertaining to the transaction contemplated hereby. This Agreement is not intended to confer upon any other person any rights or remedies hereunder.

4.9 Waiver. Any party hereto may waive any of the conditions to its obligations. No waiver of a condition shall constitute a waiver of any of such party’s other rights or remedies, at law or in equity, or of any other conditions to such party’s obligations.

[signature page follows]

APPENDIX A

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date set forth above.

THE FIRST AMERICAN CORPORATION

By:
Name:
Title:

[ ]

By:
Name:
Title:

APPENDIX B

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

[                    ]

(a Delaware corporation)

ARTICLE I

NAME

The name of the corporation is [                    ] (the “Corporation”).

ARTICLE II

AGENT

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

PURPOSE

The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

STOCK

Section 4.1 Authorized Stock. The aggregate number of shares which the Corporation shall have authority to issue is 180,500,000, of which 180,000,000 shall be designated as Common Stock, par value $0.00001 per share (the “Common Stock”), and 500,000 shall be designated as Preferred Stock, par value $0.00001 per share (the “Preferred Stock”).

Section 4.2 Common Stock.

(a) Voting. Each holder of Common Stock, as such, shall be entitled to one (1) vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) or pursuant to the DGCL.

(b) Dividends. Subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive dividends out of any funds of the Corporation legally available therefor when, as and if declared by the Board of Directors.

(c) Liquidation. Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

Section 4.3 Preferred Stock. Subject to limitations prescribed by law and the provisions of this Article IV, the Board of Directors is hereby authorized to provide by resolution for the issuance of the shares of Preferred Stock in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, privileges, preferences, and relative participating, optional or other rights, if any, of the shares of each such series and the qualifications, limitations or restrictions thereof.

The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(i) the number of shares constituting such series, including any increase or decrease in the number of shares of any such series (but not below the number of shares in any such series then outstanding), and the distinctive designation of such series;

(ii) the dividend rate on the shares of such series, if any, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of such series;

(iii) whether the shares of such series shall have voting rights (including multiple or fractional votes per share) in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(iv) whether the shares of such series shall have conversion privileges, and, if so, the terms and conditions of such privileges, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(v) whether or not the shares of such series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption rates;

(vi) whether a sinking fund shall be provided for the redemption or purchase of shares of such series, and, if so, the terms and the amount of such sinking fund;

(vii) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of such series; and

(viii) any other relative rights, preferences and limitations of such series.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1 Number. Except as otherwise provided for or fixed pursuant to the provisions of Article IV of this Certificate of Incorporation relating to the rights of holders of any series of Preferred Stock to elect additional directors in certain circumstances, the Board of Directors shall consist of such number of directors as is determined from time to time exclusively by resolution adopted by the affirmative vote of a majority of such directors then in office.

Section 5.2 Vacancies; Removal.

(a) Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the

Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise provided by law or by resolution of the Board of Directors, be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his successor shall be elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

(b) During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article IV hereof, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total authorized number of directors of the Corporation shall be reduced accordingly.

Section 5.3 Powers. Except as otherwise expressly provided by the DGCL or this Certificate of Incorporation, the management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors.

Section 5.4 Election.

(a) Ballot Not Required. The directors of the Corporation need not be elected by written ballot unless the Bylaws of the Corporation so provide.

(b) Notice. Advance notice of stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

ARTICLE VI

STOCKHOLDER ACTION

Any action required or permitted to be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

ARTICLE VII

EXISTENCE

The Corporation shall have perpetual existence.

ARTICLE VIII

AMENDMENT

Section 8.1 Amendment of Certificate of Incorporation. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred herein are granted subject to this reservation.

Section 8.2 Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

ARTICLE IX

LIABILITY OF DIRECTORS

Section 9.1 No Personal Liability. To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

Section 9.2 Amendment or Repeal. Any amendment, alteration or repeal of this Article IX that adversely affects any right of a director shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

APPENDIX C

BYLAWS

OF

[                    ]

(a Delaware corporation)

ARTICLE I

CORPORATE OFFICES

Section 1.1 Registered Office. The registered office of the Corporation shall be fixed in the Certificate of Incorporation of the Corporation.

Section 1.2 Other Offices. The Corporation may also have an office or offices, and keep the books and records of the Corporation, except as may otherwise be required by law, at such other place or places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1 Annual Meeting. The annual meeting of stockholders, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, on such date, and at such time as may be determined by the Board of Directors.

Section 2.2 Special Meeting. A special meeting of the stockholders may be called at any time only by the holders of shares entitled to cast not less than 10% of the votes at that meeting, the Board of Directors, or by the Chairman of the Board of Directors or the Chief Executive Officer with the concurrence of a majority of the Board of Directors.

Section 2.3 Notice of Stockholders’ Meetings.

(a) Notice of the place, if any, date, and time of all meetings of the stockholders, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law. Each such notice shall state the place, if any, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice may be given personally, by mail or by electronic transmission in accordance with Section 232 of the General Corporation Law of the State of Delaware (the “DGCL”). If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to each stockholder at such stockholder’s address appearing on the books of the Corporation or given by the stockholder for such purpose. Notice by electronic transmission shall be deemed given as provided in Section 232 of the DGCL. An affidavit of the mailing or other means of giving any notice of any stockholders’ meeting, executed by the Secretary, Assistant Secretary or any transfer agent of the Corporation giving the notice, shall be prima facie evidence of the giving of such notice or report. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Exchange Act and Section 233 of the DGCL or any successor provisions.

(b) When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally called, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting shall be given in conformity herewith.

(c) Notice of the time, place and purpose of any meeting of stockholders may be waived in writing, either before or after the meeting, and to the extent permitted by law, will be waived by any stockholder by attendance thereat, in person or by proxy, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 2.4 Organization.

(a) Meetings of stockholders shall be presided over by the Chairman of the Board of Directors, if any, or in his or her absence by a person designated by the Board of Directors, or in the absence of a person so designated by the Board of Directors, by a Chairman chosen at the meeting by the holders of a majority in voting power of the stock entitled to vote thereat, present in person or represented by proxy. The Secretary, or in his or her absence, an Assistant Secretary, or in the absence of the Secretary and all Assistant Secretaries, a person whom the Chairman of the meeting shall appoint, shall act as Secretary of the meeting and keep a record of the proceedings thereof.

(b) The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the Chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such Chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies and such other persons as the Chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot.

Section 2.5 List of Stockholders. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in such stockholder’s name, shall be prepared by the Secretary or other officer having charge of the stock ledger and shall be open to the examination of any stockholder for a period of at least ten (10) days prior to the meeting in the manner provided by law. The stockholder list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law. Such list shall presumptively determine the identity of the stockholders entitled to vote in person or by proxy at the meeting and entitled to examine the list required by this Section 2.5.

Section 2.6 Quorum. At any meeting of stockholders, the holders of a majority in voting power of all issued and outstanding stock entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business; provided that where a separate vote by a class or series is required, the holders of a majority in voting power of all issued and outstanding stock of such class or series entitled to vote on such matter, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to such matter. If a quorum is not present or represented at any meeting of stockholders, then the Chairman of the meeting or the holders of a majority in voting power of the stock entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time in accordance with Section 2.7, without notice other than announcement at the meeting and except as provided in Section 2.3(b), until a quorum is present or represented. If a quorum initially is present at any meeting of stockholders, the stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, but if a quorum is not present at least initially, no business other than adjournment may be transacted.

Section 2.7 Adjourned Meeting. Any annual or special meeting of stockholders, whether or not a quorum is present, may be adjourned for any reason from time to time by either the Chairman of the meeting or the holders of a majority in voting power of the stock entitled to vote thereat, present in person or represented by proxy. At any such adjourned meeting at which a quorum may be present, any business may be transacted that might have been transacted at the meeting as originally called.

Section 2.8 Voting.

(a) Except as otherwise provided by law or the Certificate of Incorporation, each holder of stock of the Corporation shall be entitled to one (1) vote for each share of such stock held of record by such holder on all matters submitted to a vote of stockholders of the Corporation.

(b) Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at each meeting of stockholders at which a quorum is present, all corporate actions to be taken by vote of the stockholders shall be authorized by the affirmative vote of the holders of a majority in voting power of the stock entitled to vote thereat, present in person or represented by proxy, and where a separate vote by class or series is required, if a quorum of such class or series is present, such act shall be authorized by the affirmative vote of the holders of a majority in voting power of the stock of such class or series entitled to vote thereat, present in person or represented by proxy.

Section 2.9 Proxies. Every person entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more agents authorized by a written proxy, which may be in the form of a telegram, cablegram or other means of electronic transmission, signed by the person and filed with the Secretary of the Corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy by the stockholder or the stockholder’s attorney-in-fact. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary of the Corporation. A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the Corporation.

Section 2.10 Notice of Stockholder Business and Nominations.

(a) Annual Meeting.

(i) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business other than nominations to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or (C) by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.10(a) is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.10(a).

(ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of the foregoing paragraph, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must be a proper subject for stockholder action. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the date on which public announcement (as defined below) of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth:

(A) as to each person whom the stockholder proposes to nominate for election or re-election as a director (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (2) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and (3) such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation;

(B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the proposal is made;

(C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

(1) the name and address of such stockholder, as they appear on the Corporation’s books, and the name and address of such beneficial owner,

(2) the class and number of shares of capital stock of the Corporation which are owned of record by such stockholder and such beneficial owner as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of the class and number of shares of capital stock of the Corporation owned of record by the stockholder and such beneficial owner as of the record date for the meeting, and

(3) a representation that the stockholder intends to appear in person or by proxy at the meeting to propose such nomination or business;

(D) as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination or proposal is made, as to such beneficial owner:

(1) the class and number of shares of capital stock of the Corporation which are beneficially owned by such stockholder or beneficial owner as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of the class and number of shares of capital stock of the Corporation beneficially owned by such stockholder or beneficial owner as of the record date for the meeting,

(2) a description of any agreement, arrangement or understanding with respect to the nomination or other business between or among such stockholder or beneficial owner and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or beneficial owner) and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting,

(3) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or beneficial owner, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of the Corporation’s capital stock, or increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of stock of the Corporation, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting,

(4) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee or approve or adopt the proposal and/or (y) otherwise to solicit proxies from stockholders in support of such nomination or proposal.

The foregoing notice requirements of this Section 2.10(a)(ii) shall not apply to any stockholder proposal if (i) a stockholder has notified the Corporation of his or her intention to present such stockholder proposal at an annual meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and (ii) such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

(b) Special Meeting. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (A) by or at the direction of the Board of Directors or (B) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.10(b) is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.10. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the notice required by paragraph (a)(ii) of this Section 2.10 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) General.

(i) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.10 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.10. Except as otherwise provided by law, the Chairman of the Board of Directors shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.10 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(ii)(D)(4) of this Section 2.10). If any proposed nomination or business was not made or proposed in compliance with this Section 2.10, the Chairman of the meeting shall have the power and duty to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.10, unless otherwise required by law, if the stockholder does not provide the information required under clauses (a)(ii)(C) and (a)(ii)(D) of this Section 2.10 to the Corporation within five business days following the record date for an annual or special meeting or if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.10, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the making of such nomination or proposal at such meeting by such stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

(ii) For purposes of this Section 2.10, a “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(iii) Notwithstanding the foregoing provisions of this Section 2.10, a stockholder shall comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.10. Nothing in this Section 2.10 shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

Section 2.11 Action by Written Consent.

(a) Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, are signed by the holders of issued and outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. To be effective, a written consent must be delivered to the Corporation by delivery to its registered office, its principal place of business or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section 2.11 to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation in accordance with this Section 2.11.

(b) Any electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for purposes of this Section 2.11, provided that any such electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such electronic transmission. The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. Except to the extent and in the manner authorized by the Board of Directors, no consent given by electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office, its principal place of business or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.

(c) Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire writing.

(d) Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date of such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation in the manner required by this Section 2.11.

Section 2.12 Inspectors of Election. Before any meeting of stockholders, the Board of Directors shall appoint one or more inspectors of election to act at the meeting or its adjournment. If any person appointed as inspector fails to appear or fails or refuses to act, then the Chairman of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill that vacancy. Inspectors need not be stockholders. No director or nominee for the office of director shall be appointed such an inspector.

Such inspectors shall:

(a) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

(b) receive votes, ballots or consents;

(c) hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d) count and tabulate all votes or consents;

(e) determine when the polls shall close;

(f) determine the result; and

(g) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. Any report or certificate made by the inspectors of election shall be prima facie evidence of the facts stated therein.

Section 2.13 Meetings by Remote Communications. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the DGCL. If authorized by the Board of

Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication (a) participate in a meeting of stockholders and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

ARTICLE III

DIRECTORS

Section 3.1 Powers. Subject to the provisions of the DGCL and to any limitations in the Certificate of Incorporation or these Bylaws relating to action required to be approved by the stockholders, the business and affairs of the Corporation shall be managed and shall be exercised by or under the direction of the Board of Directors. In addition to the powers and authorities these Bylaws expressly confer upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these Bylaws required to be exercised or done by the stockholders.

Section 3.2 Number, Term of Office and Election. The number of directors shall be established in the manner set forth in the Corporation’s Certificate of Incorporation. With the exception of the first Board of Directors, which shall be elected by the incorporator, and except as provided in Section 3.3, directors shall be elected by the vote of the majority of the votes cast at the stockholders’ annual meeting with respect to the director nominee; provided, however, that if, as of a date that is five (5) business days in advance of the date that the Corporation files its definitive proxy statement with the Securities and Exchange Commission, regardless of whether or not thereafter revised or supplemented, the number of director nominees exceeds the number of directors to be elected, the directors (not exceeding the authorized number of directors as fixed by the Board of Directors in accordance with the Certificate of Incorporation) shall be elected by a plurality of votes of the voting shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. For purposes of this Section 3.2, a majority of the votes cast means that the number of shares voted ‘for’ a director must exceed the number of shares voted ‘against’ that director. If, for any cause, the entire Board of Directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws. Directors need not be stockholders unless so required by the Certificate of Incorporation or these Bylaws, wherein other qualifications for directors may be prescribed.

Section 3.3 Vacancies. Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise provided by law or by resolution of the Board of Directors, be filled solely by the affirmative vote of a majority of the remaining directors then in office, though less than a quorum, and directors so chosen shall hold office until the expiration of the term of office of the director whom he or she has replaced or until his or her successor shall be elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

Section 3.4 Resignations and Removal.

(a) Any director may resign at any time upon notice given in writing or by electronic transmission to the Board of Directors, the Chairman of the Board of Directors or the Secretary. Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Board of Directors, the Chairman of the Board of Directors or the Secretary, as the case may be. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(b) Unless otherwise restricted by law, the Certificate of Incorporation or these Bylaws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority in voting power of all issued and outstanding stock entitled to vote at an election of directors.

Section 3.5 Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates and at such time or times, as shall have been established by the Board of Directors and publicized among all directors; provided that no fewer than one regular meeting per year shall be held. A notice of each regular meeting shall not be required.

Section 3.6 Special Meetings. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board of Directors, the Chief Executive Officer or a majority of the Board of Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of such meetings. Notice of each such meeting shall be given to each director, if by mail, addressed to such director as his or her residence or usual place of business, at least five (5) days before the day on which such meeting is to be held, or shall be sent to such director at such place by telecopy, telegraph, electronic transmission or other form of recorded communication, or be delivered personally or by telephone, in each case at least twenty-four (24) hours prior to the time set for such meeting. Notice of any meeting need not be given to any director who shall, either before or after the meeting, submit a waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director. A notice of special meeting need not state the purpose of such meeting, and, unless indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 3.7 Participation in Meetings by Conference Telephone. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

Section 3.8 Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, a majority of the authorized number of directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the vote of a majority of the directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the Board of Directors. The Chairman of the meeting or a majority of the directors present may adjourn the meeting to another time and place whether or not a quorum is present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. If a quorum initially is present at any meeting of directors, the directors may continue to transact business, notwithstanding the withdrawal of enough directors to leave less than a quorum, upon resolution of at least a majority of the required quorum for that meeting prior to the loss of such quorum.

Section 3.9 Board of Directors Action by Written Consent Without a Meeting. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, provided that all members of the Board of Directors consent in writing or by electronic transmission to such action, and the writing or writings or electronic transmission or transmissions are filed with the minutes or proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors.

Section 3.10 Rules and Regulations. The Board of Directors shall adopt such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation or these Bylaws for the conduct of its meetings and management of the affairs of the Corporation as the Board of Directors shall deem proper.

Section 3.11 Fees and Compensation of Directors. Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Directors. This Section 3.11 shall not be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

Section 3.12 Emergency Bylaws. In the event of any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee of the Board of Directors cannot readily be convened for action, then the director or directors in attendance at the meeting shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board of Directors as they shall deem necessary and appropriate.

ARTICLE IV

COMMITTEES

Section 4.1 Committees of the Board of Directors. The Board of Directors may, by resolution, designate one or more committees, including but not limited to an Executive Committee and an Audit Committee, each such committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (b) adopting, amending or repealing any bylaw of the Corporation. All committees of the Board of Directors shall keep minutes of their meetings and shall report their proceedings to the Board of Directors when requested or required by the Board of Directors.

Section 4.2 Meetings and Action of Committees. Any committee of the Board may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation or these Bylaws for the conduct of its meetings as such committee may deem proper.

ARTICLE V

OFFICERS

Section 5.1 Officers. The officers of the Corporation shall consist of a Chairman of the Board of Directors, a Chief Executive Officer, a Chief Financial Officer, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as the Board of Directors may from time to time determine, each of whom shall be elected by the Board of Directors, each to have such authority, functions or duties as set forth in these Bylaws or as determined by the Board of Directors. Each officer shall be chosen by the Board of Directors and shall hold office for such term as may be prescribed by the Board of Directors and until such person’s successor shall have been duly chosen and qualified, or until such person’s earlier death, disqualification, resignation or removal. Any two of such offices may be held by the same person; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Certificate of Incorporation or these Bylaws to be executed, acknowledged or verified by two or more officers.

Section 5.2 Removal, Resignation and Vacancies. Any officer of the Corporation may be removed, with or without cause, by the Board of Directors, without prejudice to the rights, if any, of such officer under any contract to which he or she is a party. Any officer may resign at any time upon written notice to the Corporation, without prejudice to the rights, if any, of the Corporation under any contract to which such officer is a party. If any vacancy occurs in any office of the Corporation, the Board of Directors may elect a successor to fill such vacancy for the remainder of the unexpired term and until a successor shall have been duly chosen and qualified.

Section 5.3 Chairman of the Board of Directors. The Chairman of the Board of Directors shall be deemed an officer of the Corporation, and shall preside at meetings of the stockholders and of the Board of Directors and shall exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board of Directors.

Section 5.4 Chief Executive Officer. The Chief Executive Officer shall have general supervision, direction and control of the business and affairs of the Corporation and shall be responsible for corporate policy and strategy. The Chief Executive Officer shall, if present and in the absence of the Chairman of the Board of Directors, preside at meetings of the stockholders and of the Board of Directors.

Section 5.5 Chief Financial Officer. The Chief Financial Officer shall exercise all the powers and perform the duties of the office of the chief financial officer and in general have overall supervision of the financial operations of the Corporation. The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine.

Section 5.6 Vice Presidents. The Vice President shall have such powers and duties as shall be prescribed by his or her superior officer or the Chief Executive Officer. A Vice President shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine.

Section 5.7 Treasurer. The Treasurer shall supervise and be responsible for all the funds and securities of the Corporation, the deposit of all moneys and other valuables to the credit of the Corporation in depositories of the Corporation, borrowings and compliance with the provisions of all indentures, agreements and instruments governing such borrowings to which the Corporation is a party, the disbursement of funds of the Corporation and the investment of its funds, and in general shall perform all of the duties incident to the office of the Treasurer. The Treasurer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine.

Section 5.8 Secretary. The powers and duties of the Secretary are: (i) to act as Secretary at all meetings of the Board of Directors, of the committees of the Board of Directors and of the stockholders and to record the proceedings of such meetings in a book or books to be kept for that purpose; (ii) to see that all notices required to be given by the Corporation are duly given and served; (iii) to act as custodian of the seal of the Corporation and affix the seal or cause it to be affixed to all certificates of stock of the Corporation and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; (iv) to have charge of the books, records and papers of the Corporation and see that the reports, statements and other documents required by law to be kept and filed are properly kept and filed; and (v) to perform all of the duties incident to the office of Secretary. The Secretary shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine.

Section 5.9 Additional Matters. The Chief Executive Officer of the Corporation shall have the authority to designate employees of the Corporation to have the title of Vice President, Assistant Vice President, Assistant Treasurer or Assistant Secretary. Any employee so designated shall have the powers and duties determined by the officer making such designation. The persons upon whom such titles are conferred shall not be deemed officers of the Corporation unless elected by the Board of Directors.

Section 5.10 Checks; Drafts; Evidences of Indebtedness. From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes, bonds, debentures or other evidences of indebtedness that are issued in the name of or payable by the Corporation, and only the persons so authorized shall sign or endorse such instruments.

Section 5.11 Corporate Contracts and Instruments; How Executed. Except as otherwise provided in these Bylaws, the Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 5.12 Action with Respect to Securities of Other Corporations. The Chief Executive Officer or any other officer of the Corporation authorized by the Board of Directors or the Chief Executive Officer is authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.

ARTICLE VI

INDEMNIFICATION

Section 6.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit, arbitration, alternative dispute mechanism, inquiry, administrative or legislative hearing, investigation or any other actual, threatened or completed proceeding, including any and all appeals, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent or trustee or in any other capacity while serving as a director, officer, employee, agent or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 6.3 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized or ratified by the Board of Directors of the Corporation.

Section 6.2 Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 6.1, an indemnitee shall, to the fullest extent not prohibited by law, also have the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 6.2 or otherwise.

Section 6.3 Right of Indemnitee to Bring Suit. If a claim under Section 6.1 or 6.2 of this Article VI is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation in a court of competent jurisdiction in the State of Delaware to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (a) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VI or otherwise shall be on the Corporation.

Section 6.4 Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any law, agreement, vote of stockholders or directors, provisions of the Certificate of Incorporation or these Bylaws or otherwise.

Section 6.5 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 6.6 Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VI with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Section 6.7 Nature of Rights. All rights granted pursuant to this Article VI shall vest at the time a person becomes a director or officer of the Corporation and shall be deemed to be provided by a contract between the Corporation and each director or officer who serves in such capacity at any time while this Article VI is in effect. Any repeal or modification of the provisions of this Article VI shall be prospective only and shall not adversely affect the rights of any director or officer in effect hereunder at the time of any act or omission occurring prior to such repeal or modification. The rights granted pursuant to this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 6.8 Settlement of Claims. The Corporation shall not be liable to indemnify any indemnitee under this Article VI for any amounts paid in settlement of any action or claim effected without the Corporation’s written consent, which consent shall not be unreasonably withheld, or for any judicial award if the Corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

Section 6.9 Subrogation. In the event of payment under this Article VI, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

Section 6.10 Procedures for Submission of Claims. The Board of Directors may establish reasonable procedures for the submission of claims for indemnification pursuant to this Article VI, determination of the entitlement of any person thereto and review of any such determination. Such procedures shall be set forth in an appendix to these Bylaws and shall be deemed for all purposes to be a part hereof.

ARTICLE VII

CAPITAL STOCK

Section 7.1 Certificates of Stock. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation certifying the number of shares owned by such holder in the Corporation. Any or all such signatures may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 7.2 Special Designation on Certificates. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this Section 7.2 or Section 156, 202(a) or 218(a) of the DGCL or with respect to this Section 7.2 a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

Section 7.3 Transfers of Stock. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation upon authorization by the registered holder thereof or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary or a transfer agent for such stock, and if such shares are represented by a certificate, upon surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of any taxes thereon; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer.

Section 7.4 Lost Certificates. The Corporation may issue a new share certificate or new certificate for any other security in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or the owner’s legal representative to give the Corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. The Board of Directors may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

Section 7.5 Addresses of Stockholders. Each stockholder shall designate to the Secretary an address at which notices of meetings and all other corporate notices may be served or mailed to such stockholder and, if any stockholder shall fail to so designate such an address, corporate notices may be served upon such stockholder by mail directed to the mailing address, if any, as the same appears in the stock ledger of the Corporation or at the last known mailing address of such stockholder.

Section 7.6 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section 7.7 Record Date for Determining Stockholders.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; and (b) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) The Board may fix a record date in order that the corporation may determine the stockholders entitled to consent to a corporate action in writing without a meeting, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request that the Board fix a record date. The Board shall promptly, but in all events within ten days after the date on which such written notice is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board). If no record date has been fixed by the Board or otherwise within ten days after the date on which such written notice is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by Delaware law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation. If no record date has been fixed by the Board and prior action by the Board is required by Delaware law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

Section 7.8 Regulations. The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of stock of the Corporation.

ARTICLE VIII

GENERAL MATTERS

Section 8.1 Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January of each year and end on the last day of December of the same year, or such other 12 consecutive months as the Board of Directors may designate.

Section 8.2 Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 8.3 Maintenance and Inspection of Records. The Corporation shall, either at its principal executive office or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books and other records.

Section 8.4 Reliance Upon Books, Reports and Records. Each director and each member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 8.5 Subject to Law and Certificate of Incorporation. All powers, duties and responsibilities provided for in these Bylaws, whether or not explicitly so qualified, are qualified by the Certificate of Incorporation and applicable law.

ARTICLE IX

AMENDMENTS

Section 9.1 Amendments. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal these Bylaws. In addition to any requirements of law and any other provision of these Bylaws or the Certificate of Incorporation, and notwithstanding any other provision of these Bylaws, the Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding stock entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to amend or repeal, or adopt any provision inconsistent with, any provision of these Bylaws.

The foregoing Bylaws were adopted by the Board of Directors on                    ,            .

APPENDIX D

RESTATED ARTICLES OF INCORPORATION

OF THE FIRST AMERICAN CORPORATION

(Article Fifth as Proposed to be Amended)

FIFTH: The number of directors of this Corporation shall be no less than ~~ten (10)~~ seven (7) nor more than ~~eighteen (18)~~ thirteen (13).

BYLAWS

OF THE FIRST AMERICAN CORPORATION

(Article III, Section 2 as Proposed to be Amended)

Section 2. NUMBER AND QUALIFICATION OF DIRECTORS. The number of directors of the corporation shall be no less than ~~10~~ 7 nor more than ~~18~~ 13. The exact number of directors within the limits specified above shall be fixed by resolution duly adopted by the board of directors or by the shareholders. The indefinite number of directors may be changed, or a definite number fixed without provision for an indefinite number, by a duly adopted amendment to the articles of incorporation; provided, however, that an amendment reducing the number or the minimum number of directors to a number less than five cannot be adopted if the votes cast against its adoption at a meeting of the shareholders, or the shares not consenting in the case of action by written consent, are equal to more than 16 2/3% of the outstanding shares entitled to vote. No amendment may change the stated maximum number of authorized directors to a number greater than two times the stated minimum number of directors minus one.

D-1

APPENDIX E

RESTATED ARTICLES OF INCORPORATION

OF THE FIRST AMERICAN CORPORATION

(Article First as Proposed to be Amended)

FIRST: The name of said Corporation shall be ~~The First American Corporation~~ [                    ].

E-1

5
91
ARTESIA
FRWY
91
RIVERSIDE
FRWY
91
605
57
FRWY
55
39
GARDEN
22
GROVE
FRWY
MESA
JAMBOREE RD
BRISTOL ST
MAIN ST
5
405
FIRST AMERICAN HOME OFFICE
MACARTHUR
BEACH BLVD
1
COSTA
55
JOHN WAYNE AIRPORT
405
133
JAMBOREE RD
SAN JOAQUIN HILLS TRANS CORR
CYN
LAGUNA
73
5
1
COAST HWY
COLUMBINE AVE
MAPLE
HALLADAY
S. MAIN ST
MACARTHUR PL
FIRST AMERICAN S
IMPERIAL PROM
FIRST AMERICAN WAY
55
1 First American Way
MACARTHUR BLVD

From San Diego: Take I-5 north, transition to I-405 north to 55 north. Exit MacArthur Blvd., turn left under freeway to Imperial Prom. Right to First American Way.

From Los Angeles: Take I-5 south, transition to 55 south. Exit MacArthur Blvd., turn right on MacArthur to Imperial Prom. Right to First American Way.

From Riverside: Take 91 west, transition to 55 south. Exit MacArthur Blvd., turn right on MacArthur to Imperial Prom. Right to First American Way.

The First American Corporation

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, May 18, 2010 2:00 p.m. Pacific Time

At the home office of

The First American Corporation

1 First American Way, Santa Ana, California 92707

Your Vote Is Important to the Company!

The First American Corporation

1 First American Way

Santa Ana, California 92707 proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 18, 2010.

The undersigned shareholder of The First American Corporation hereby revokes all previously granted proxies and appoints Parker S. Kennedy and Kenneth D. DeGiorgio, and each of them, with power to each of substitution, to attend the annual meeting of the shareholders of said corporation to be held May 18, 2010, at 2:00 p.m. Pacific Time at the home office of The First American Corporation, 1 First American Way, Santa Ana, California, and any adjournments or postponements thereof; and to vote the shares of the undersigned at such meeting as indicated on the reverse side hereof, with all powers that the undersigned would have if acting in person, including the right in their discretion to cumulate and distribute the aggregate cumulative votes in respect of such shares as they choose among those nominees as to whom the undersigned has not withheld authority; and with discretionary authority to act on such other matters as may properly come before said meeting or any adjournments or postponements thereof.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED SPECIFICALLY ON THE PROPOSALS LISTED ON THE REVERSE SIDE HEREOF AS THERE SPECIFIED. WHERE NO SPECIFICATION IS MADE, SAID SHARES SHALL BE VOTED FOR THE PROPOSALS.

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET www.eproxy.com/faf

Use the Internet to vote your proxy until 12:00 p.m. (CT) on May 17, 2010.

PHONE 1-800-560-1965

Use a touch-tone telephone to vote your proxy until 12:00 p.m.

(CT) on May 17, 2010.

MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

The First American Corporation

Shareowner ServicesSM

P.O. Box 64945 St. Paul,

MN 55164-0945

Address Change? Mark box, sign, and indicate changes below:

COMPANY #

TO VOTE BY INTERNET OR

TELEPHONE, SEE REVERSE SIDE

OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR Items 1, 2, 3, 4 and 5.

1. Election of directors:

01 Hon. George L. Argyros

02 Bruce S. Bennett

03 Matthew B. Botein

04 J. David Chatham

05 Glenn C. Christenson

06 Hon. William G. Davis

07 James L. Doti

08 Lewis W. Douglas, Jr.

09 Christopher V. Greetham

10 Parker S. Kennedy

11 Thomas C. O’Brien

12 Frank E. O’Bryan

13 John W. Peace

14 D. Van Skilling

15 Herbert B. Tasker

16 Virginia M. Ueberroth

17 Mary Lee Widener

Vote FOR all nominees (except as marked)

Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

Please fold here – Do not separate

2. To approve the reincorporation of the Company under the laws of Delaware. For Against Abstain

3. If the proposal to approve the reincorporation of the Company is not approved by shareholders at the annual meeting, to approve amendments to our Company’s Restated Articles of Incorporation and Bylaws decreasing the range in the number of directors that may serve on the board from a range of 10 to 18 to a range of 7 to 13. For Against Abstain

4. If the proposal to approve the reincorporation of the Company is not approved by shareholders at the annual meeting, to amend our Company’s Restated Articles of Incorporation to change the name of the Company to [ ]. For Against Abstain

5. To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. For Against Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Date Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.